AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2004
                                                REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------
                          CADENCE RESOURCES CORPORATION
                 (Name of Small Business Issuer in its Charter)

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
              UTAH                            1311                   87-0306609
-------------------------------   ----------------------------   -------------------
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)   Classification Code Number)    Identification No.)

                            HOWARD CROSBY, PRESIDENT
                               6 EAST ROSE STREET
                          WALLA WALLA, WASHINGTON 99362
                                 (509) 526-3491
  (Name, Address and Telephone Number of Principal Executive Offices and Agent
                                  for Service)

                                 WITH A COPY TO:
                                HENRY I. ROTHMAN
                                DONALD W. BRODSKY
                      JENKENS & GILCHRIST PARKER CHAPIN LLP
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 704-6000
                                -----------------
      Approximate date of commencement of proposed sale to the public: As soon as possible after this registration statement is declared effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

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
=================================================================================================
                                  Amount      Proposed Maximum  Proposed Maximum    Amount of
   Title of Each Class of          to be       Offering Price       Aggregate      Registration
Securities to be Registered    Registered(1)      per Share     Offering Price(2)     Fee(2)
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       841,500        $1.94(2)         $1,632,510        $206.84
-------------------------------------------------------------------------------------------------

(1) Total represents 841,500 shares of common stock, all of which are issuable upon the exercise of warrants, to be offered by selling security holders of the Registrant. In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the closing bid and asked prices of the common stock on July 12, 2004, as reported on the OTC Bulletin Board.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 19, 2004

                          CADENCE RESOURCES CORPORATION
                         841,500 SHARES OF COMMON STOCK
                                 $.01 PAR VALUE

           We are registering 841,500 shares of our common stock, all of which are issuable upon exercise of warrants, for sale by certain of our shareholders from time to time. The selling security holders will receive all the proceeds from the sale of the offered shares. See "Selling Shareholders" on page 29 of this prospectus.

           Our common stock is traded on the OTC Bulletin Board under the symbol "CDNR". The last reported bid price of the common stock on July 12, 2004 was $1.85 per share.

           Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2 to read about certain risks you should consider before buying shares of our common stock.

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           Our principal executive offices are located at 6 East Rose Street, Walla Walla, Washington 99362. Our telephone number is (509) 526-3491.


                 The date of this Prospectus is July ___, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................2
USE OF PROCEEDS................................................................2
MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS....................8
FORWARD-LOOKING STATEMENTS.....................................................8
BUSINESS AND PROPERTIES........................................................9
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...................................................................9
MANAGEMENT....................................................................22
EXECUTIVE COMPENSATION........................................................24
PRINCIPAL SHAREHOLDERS........................................................27
SELLING SHAREHOLDERS..........................................................27
PLAN OF DISTRIBUTION..........................................................30
RELATED PARTY TRANSACTIONS....................................................32
DESCRIPTION OF SECURITIES.....................................................35
TRANSFER AGENT AND REGISTRAR..................................................36
EXPERTS ......................................................................36
WHERE YOU CAN FIND MORE INFORMATION...........................................36

FINANCIAL STATEMENTS

Index to Financial Statements................................................F-1

Financial Statements for the six months ended March 31, 2004
        Balance Sheets as of March 31, 2004 and September 30, 2003 and 2002..F-2 Statements of Operations and Comprehensive Loss for the three and six month periods ended March 31, 2004, 2003 and 2002............F-4
        Statements of Cash Flows for the six month periods ended March 31,
          2004, 2003 and 2002................................................F-5
        Notes to the Financial Statements....................................F-7

Financial Statements for the fiscal year ended September 30, 2003
        Independent Auditor's Report.........................................F-9
        Balance Sheets as of September 30, 2003, 2002 and 2001..............F-10
        Statements of Operations and Comprehensive Loss for the years ended
          September 30, 2003, 2002 and 2001.................................F-12
        Statement of Stockholder's Equity..................................F-13a
        Statements of Cash Flows for the years ended September 30, 2003,
          2002 and 2001.....................................................F-16
        Notes to the Financial Statements...................................F-18


                               PROSPECTUS SUMMARY

           This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission. You should rely on the information provided in this prospectus. Neither we nor the selling security holders listed in this prospectus have authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.
Applicable SEC rules may require us to update this prospectus in the future.

THE COMPANY

           We are an independent oil and gas company, with operations in Wilbarger County, Texas, DeSoto Parish, Louisiana and Alpena County, Michigan.
We also have leased interests in western Kansas and southern Texas. We are engaged in acquiring, exploring, developing, and producing oil and gas properties.

           During the year ended September 30, 2003, substantially all of our revenues were derived from our interests in five oil wells in Texas, but during the quarter ended December 31, 2003, we received our first substantial revenues from natural gas production from our properties in DeSoto Parish, Louisiana. We currently plan to focus on the development of these DeSoto Parish natural gas properties. Our short-term development plans for the DeSoto Parish properties include jointly developing with Bridas Energy USA, Inc. two new gas wells, drilled to the Cotton Valley formation, during the fiscal year ending September
30, 2004, in addition to the ten existing wells on such property. For the remainder of calendar 2004, we currently plan to evaluate and try to improve upon the performance of the wells drilled to the Hosston sand formation, and depending on the results of these efforts, to drill additional development wells in either the Hosston sand or Cotton Valley formation, provided we are able to fund our share of the costs of such wells. We plan to develop our Texas oil properties and those in Kansas as finances and managerial resources permit.
Additionally, in the fourth quarter of fiscal 2004 we plan to begin drilling on our new Texas salt dome prospect in Matagorda County.

           Cadence Resources Corporation is a Utah corporation, formed in 1969 as Royal Resources, Inc. to acquire and develop mining properties. In mid-2001, we changed our name to Cadence Resources Corporation and, in connection with a corporate reorganization, began to focus our operations on oil and gas exploration and development. Although we began to lease oil and gas properties in Louisiana in fiscal 2001, and in both Texas and Louisiana in fiscal 2002, we did not produce commercial quantities of oil and gas until the fourth quarter of our 2002 fiscal year, when production began from our properties in Texas.

           Our principal executive offices are located at 6 East Rose Street, Walla Walla, Washington 99362, and our telephone number is (509) 526-3491.

THE OFFERING

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
    Common stock offered by the selling security holders:  841,500 shares

    Common stock outstanding as of June 30, 2004:          12,698,827 shares

    Use of Proceeds:                                       We will not receive any of the proceeds from
                                                           the sale of the shares owned by the selling
                                                           security holders.  We may receive proceeds in
                                                           connection with the exercise of warrants, the
                                                           underlying shares of which may be sold by the
                                                           selling security holders under this prospectus.

                                  RISK FACTORS

           An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our common stock.

                          RISKS RELATED TO OUR BUSINESS

WE CONTINUE TO EXPERIENCE SIGNIFICANT OPERATING LOSSES.

           We reorganized our business in July 2001 to pursue oil and gas exploration and development opportunities, and have a limited operating history in our current form. Since we reorganized our business, our operating costs have exceeded our revenue in each quarter. We have incurred cumulative net losses of approximately $4,400,000 from June 30, 2001 through March 31, 2004, and we anticipate a net loss at least through 2004. We may not be able to obtain or maintain any level of revenues, natural gas and crude oil reserves or production. If we are unsuccessful in these efforts, we may never achieve profitability.

WE HAVE NO FULL-TIME EMPLOYEES AND ARE DEPENDENT ON OUR DIRECTORS, OFFICERS AND THIRD-PARTY CONTRACTORS.

           We have no full time employees and are wholly dependent upon the personal efforts and abilities of our officers, directors and our consulting geologist, each of whom devotes less than all of his time and efforts to our operations. The loss of any one of these individuals could adversely affect our business. We do not have employment agreements with any of our officers or directors and must rely on consultants paid on a monthly basis. There is no assurance that we will be able to hire and retain such personnel in the future.

WE LACK EXPERIENCE IN THE OIL AND GAS INDUSTRY AND MUST RELY ON THIRD PARTIES TO CONDUCT OUR OIL AND GAS EXPLORATION ACTIVITIES.

           We have limited expertise in the area of oil and gas exploration. Our management does not have significant technical training or experience in the oil and gas industry and only devotes a small percentage of their time to our business. Accordingly, we have engaged third party geologists and landmen who have been largely responsible for the evaluation, recommendation, and acquisition of our existing leases. We have historically retained, and plan to continue in the future to retain, drilling contractors, technicians, landmen, additional geologists, and engineers to direct the drilling and completion of oil and gas wells on our leases, and to aid in the acquisition and evaluation of other properties.

OUR DRILLING ACTIVITIES MAY BE UNSUCCESSFUL.

           We cannot predict prior to drilling and testing a well whether the well will be productive or whether we will recover all or any portion of our investment in the well. Our drilling for oil and natural gas may involve unprofitable efforts, not only from dry holes but from wells that are productive but do not produce sufficient quantities to cover drilling and completion costs thus which are not economically viable. Our efforts to identify commercially productive reservoirs, such as studying seismic data, the geology of the area and production history of adjoining fields, do not conclusively establish that oil and gas is present in commercial quantities. If our drilling efforts are unsuccessful we may never achieve profitability.

WE DO NOT OPERATE ANY OF OUR OIL AND GAS PROPERTIES.

           We do not operate any of the properties in which we have an interest. As a result, we have a limited or no control over:

       o   the timing of drilling and recompleting of wells;

       o   the timing and amounts of production;

       o   the approval of other participants in drilling wells;

       o   development and operating costs; and

       o   negative gas balance conditions.

These and other aspects of the operation of our properties and the success of our drilling and development activities are entirely dependent on the expertise and financial resources of our third-party operators.

WE MAY BE UNABLE TO MAKE ACQUISITIONS OF PRODUCING PROPERTIES OR PROSPECTS OR SUCCESSFULLY INTEGRATE THEM INTO OUR OPERATIONS.

           Acquisitions of producing properties are an essential part of our long-term growth strategy. We may not be able to identify suitable acquisitions in the future or to finance these acquisitions on favorable terms or at all. In addition, we compete against other companies for acquisitions, many of whom have substantially greater managerial and financial resources than we do. The successful acquisition of producing properties requires an assessment of recoverable reserves, exploration potential, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors beyond our control. These assessments are necessarily inexact and their accuracy inherently uncertain. Such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies. Significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geological characteristics or geographic location than existing properties. Our acquisitions may not be integrated successfully into our operations and may not achieve desired profitability objectives.

THE FAILURE TO DEVELOP RESERVES COULD ADVERSELY AFFECT OUR PRODUCTION AND CASH FLOWS.

           Our success depends upon our ability to find, develop or acquire oil and gas reserves that are economically recoverable. We will need to conduct successful exploration or development activities or acquire properties containing proved reserves, or both. The business of exploring for, developing or acquiring reserves is capital intensive. We may not be able to make the necessary capital investment to expand our oil and natural gas reserves from cash flows and external sources of capital may be limited or unavailable. Our drilling activities may not result in significant reserves and we may not have continuing success drilling productive wells. Exploratory drilling involves more risk than development drilling because exploratory drilling is designed to test formations for which proved reserves have not been discovered. Additionally, while our revenues may increase if prevailing oil and gas prices increase significantly, our finding costs for reserves also could increase and we may not be able to finance additional exploration or development activities.

WE MAY HAVE DIFFICULTY FINANCING OUR PLANNED GROWTH.

           We have experienced and expect to continue to experience substantial capital expenditure and working capital needs, particularly as a result of our property acquisition and development drilling activities. We will most likely require additional financing, in addition to cash generated from our operations, to fund our planned growth. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, additional financing may not be available to us on acceptable terms or at all. In the event additional capital resources are unavailable, we may be forced to curtail our acquisition, development drilling and other activities or to sell some of our assets on an untimely or unfavorable basis.

OIL AND GAS PRICES ARE VOLATILE. A SUBSTANTIAL DECREASE IN OIL AND NATURAL GAS PRICES COULD ADVERSELY AFFECT OUR BUSINESS.

           Our revenues, profitability and future growth depend in part on prevailing natural gas and crude oil prices. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. Lower prices may also reduce the amount of natural gas and crude oil that we can economically produce.

           Prices for natural gas and crude oil fluctuate widely. The prices for oil and natural gas are subject to a variety of factors beyond our control, including:

     o    the level of consumer product demand;

     o    weather conditions;

     o    domestic and foreign governmental regulations;

     o    the price and availability of alternative fuels;

     o    political conditions in oil and gas producing regions;

     o    the domestic and foreign supply of oil and gas;

     o    market uncertainty; and

     o    worldwide economic conditions.

WE MAY NOT HAVE GOOD AND MARKETABLE TITLE TO OUR PROPERTIES.

           It is customary in the oil and gas industry that upon acquiring an interest in a non-producing property, that only a preliminary title investigation be done at that time. We have followed this custom to date and intend to continue to follow this custom in the future and we do not typically undertake additional title work unless warranted by the facts of the preliminary report. If the title to our prospects should prove to be defective, we could lose the costs that we have incurred in their acquisition, or incur substantial costs for curative title work.

COMPETITION IN OUR INDUSTRY IS INTENSE, AND WE ARE SMALLER AND HAVE A MORE LIMITED OPERATING HISTORY THAN MOST OF OUR COMPETITORS.

           We compete with major and independent oil and gas companies for property acquisitions and for the equipment and labor required to operate and develop these properties. Most of our competitors have substantially greater financial and other resources than we do. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for exploratory prospects and productive natural gas and oil properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to explore for oil and gas prospects and to acquire additional properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and to complete transactions in this highly competitive environment.

OIL AND NATURAL GAS OPERATIONS INVOLVE VARIOUS RISKS.

           The oil and gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of crude oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks, any of which could cause us to experience substantial losses. In addition, we may be liable for environmental damage caused by previous owners of properties purchased or leased by us.

           Federal and state regulation of oil and gas production and transportation, tax and energy policies, changes in supply and demand and general economic conditions all could adversely affect our ability to produce and market our natural gas and crude oil. Production from gas wells in many geographic areas of the United States, including Louisiana and Texas, has been curtailed or shut-in for considerable periods of time due to a lack of market demand, and such curtailments may continue for a considerable period of time in the future. There may be an excess supply of gas in areas where the Company's operations will be conducted. In such event, it is possible that there will be no market or a very limited market for the Company's production.

           As a result of operating hazards, regulatory risks and other uninsured risks, we could incur substantial liabilities to third parties or governmental entities, the payment of which could reduce or eliminate funds available for exploration, development or acquisitions.

WE LACK INSURANCE THAT WOULD LOWER RISKS TO OUR INVESTORS.

           We do not maintain any insurance against certain losses or liabilities which may arise from operations, including some pollution and environmental risks. We also do not have "key man" life insurance, or errors and omissions coverage. In addition to the operational risks that this poses for us, it may make it more difficult to recruit or maintain executive officers and directors.

WE ARE SUBJECT TO COMPLEX FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

           Oil and gas operations are subject to various federal, state and local government laws and regulations which may be changed from time to time in response to economic or political conditions. Matters that are typically regulated include:

     o    discharge permits for drilling operations;

     o    drilling bonds;

     o    reports concerning operations;

     o    spacing of wells;

     o    unitization and pooling of properties;

     o    environmental protection; and

     o    taxation.

           From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below allowed production capacity to conserve supplies of natural gas and crude oil. We also are subject to changing and extensive tax laws, the effects of which we cannot predict.

           The development, production, handling, storage, transportation and disposal of natural gas and crude oil, by-products and other substances and materials produced or used in connection with oil and gas operations are subject to laws and regulations primarily relating to protection of human health and the environment. The discharge of natural gas, crude oil or pollutants into the air, soil or water may give rise to significant liabilities on our part to the government and third parties and may result in the assessment of civil or criminal penalties or require us to incur substantial costs of remediation.

           Legal and tax requirements frequently are changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. Existing laws or regulations, as currently interpreted or reinterpreted in the future, could harm our business, results of operations and financial condition.

                   RISKS RELATED TO THE OWNERSHIP OF OUR STOCK

WE MAY EXPERIENCE VOLATILITY IN OUR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT YOUR INVESTMENT, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

           The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

     o    quarterly variations in operating results;

     o    changes in financial estimates by securities analysts;

     o    changes in market valuations of other similar companies;

     o announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

     o    additions or departures of key personnel;

     o any deviations in net sales or in losses from levels expected by securities analysts; and

     o    future sales of common stock.

           In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

BECAUSE OUR SECURITIES TRADE ON THE OTC BULLETIN BOARD, YOUR ABILITY TO SELL YOUR SHARES IN THE SECONDARY MARKET MAY BE LIMITED.

           The shares of our common stock have been listed and principally quoted on the Nasdaq OTC Bulletin Board since May 1994. Because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely effect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

BECAUSE OUR COMMON STOCK IS DEEMED A "PENNY STOCK," YOU MAY HAVE DIFFICULTY SELLING OUR SHARES IN THE SECONDARY TRADING MARKET.

           The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE.

           Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of June 30, 2004, there were 12,698,827 shares of our common stock outstanding. As of the time this registration statement is declared effective, over 4.5 million shares of our common stock will be freely tradeable without substantial restriction or the requirement of future registration under the Securities Act of 1933. The remainder of our outstanding shares, most of which are held by our officers, directors and greater than 5% shareholders, may be sold without registration under the exemption from registration provided by Rule 144 under the Securities Act. In addition, as of May 31, 2004, an additional 2,051,090 shares were subject to outstanding options or warrants or were issuable upon the conversion of our Class A Preferred Shares.

           Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

WE DO NOT HAVE CUMULATIVE VOTING AND A SMALL NUMBER OF EXISTING SHAREHOLDERS CONTROL OUR COMPANY, WHICH COULD LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF SHAREHOLDER VOTES.

           Our shareholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

           Our executive officers and directors, together with our two largest shareholders, beneficially own as of July 12, 2004 approximately 56% of our common stock. As a result, these entities and individuals will be able to control the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our charter or bylaws and the approval of mergers and other significant corporate transactions.

OUR ARTICLES OF INCORPORATION CONTAIN PROVISIONS THAT DISCOURAGE A CHANGE OF CONTROL.

           Our articles of incorporation contain provisions that could discourage an acquisition or change of control without our board of directors' approval. Our articles of incorporation authorize our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to shareholders.

                                 USE OF PROCEEDS

           We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling security holder. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

MARKET FOR OUR COMMON STOCK

           Our common stock trades under the symbol CDNR on the Over-the-Counter Bulletin Board Electronic Quotation System maintained by the National Association of Securities Dealers, Inc. Approximately fifteen professional market makers hold themselves out as willing to make a market in our common stock. Following is information about the range of high and low bid prices for our common stock for each fiscal quarter in the last two fiscal years and the first three fiscal quarters of the current fiscal year. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

        QUARTER ENDED                                 HIGH BID QUOTATION   LOW BID QUOTATION
        ------------------------------------------    ------------------   -----------------
        December 31, 2001                                   $  .87                $  .65
        March 31, 2002                                      $ 1.01                $  .90
        June 30, 2002                                       $ 1.35                $ 1.15
        September 30, 2002                                  $ 1.65                $ 1.30

        December 31, 2002                                   $ 1.90                $ 1.51
        March 31, 2003                                      $ 1.75                $ 1.40
        June 30, 2003                                       $ 1.85                $ 1.40
        September 30, 2003                                  $ 3.55                $ 1.75

        December 31, 2003                                   $ 3.60                $ 2.75
        March 31, 2004                                      $ 4.40                $ 3.00
        June 30, 2004                                       $ 3.75                $ 1.75
        September 30, 2004 (through July 12, 2004)          $ 2.15                $ 1.70

HOLDERS

           As of July 12, 2004, there were 415 holders of record of our common stock, although we believe that there are additional beneficial owners of our common stock who own their shares in "street name."

DIVIDENDS

           There have been no cash dividends declared on our common stock since our company was formed. Dividends are declared at the sole discretion of our board of directors. It is not anticipated that any dividends will be declared for the foreseeable future on our common stock.

                           FORWARD-LOOKING STATEMENTS

           This prospectus, supplements to this prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may be made expressly in this document or may be "incorporated by reference" to other documents we have filed with the Securities and Exchange Commission. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus, supplements to this prospectus or documents incorporated by reference.

           These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

     o the quality of our properties with regard to, among other things, the existence of reserves in economic quantities;

     o our ability to increase our production and oil and gas income through exploration and development;

     o the number of locations to be drilled and the time frame within which they will be drilled;

     o    future prices of natural gas and crude oil;

     o    anticipated domestic demand for oil and natural gas; and

     o    the adequacy of our capital resources and liquidity.

           Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or supplements to this prospectus or, in the case of documents incorporated by reference, as of the date of such document.

           We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or supplements to this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

                             BUSINESS AND PROPERTIES

THE COMPANY

           We are an independent oil and gas company, with operations in Wilbarger County, Texas, DeSoto Parish, Louisiana and Alpena County, Michigan. We also have leased interests in western Kansas and southern Texas. We are engaged in acquiring, exploring, developing, and producing oil and gas properties.

           During the year ended September 30, 2003, substantially all of our revenues were derived from our interests in five oil wells in Texas, but during the quarter ended December 31, 2003, we received our first substantial revenues from natural gas production from our properties in DeSoto Parish, Louisiana. We have drilled and completed eleven natural gas wells on this project which is a joint venture with Bridas Energy, USA. Our short-term plan for this project is to complete one new gas well recently drilled to the Cotton Valley formation. We do not anticipate drilling any new wells during the fiscal year ending September 30, 2004, However, our plans may change depending on the results achieved from this latest well, and efforts we are making to improve production from our other wells.

           For the remainder of fiscal 2004, we plan to evaluate and try to improve upon the performance of the wells drilled to the Hosston formation, and depending on the results of these efforts, consider drilling additional development wells in either the Hosston or Cotton Valley formation, provided we are able to fund our share of the costs of such wells. We plan to develop our Texas oil properties and those in Kansas as finances and managerial resources permit. Additionally, in the fourth quarter of fiscal 2004 we plan to begin drilling on our new Texas salt dome prospect in Matagorda County.

           We are a Utah corporation, originally incorporated on April 7, 1969 to explore and mine natural resources under the name Royal Resources, Inc. In January 1983, we changed our name to Royal Minerals, Inc. In March 1994, we changed our name to Consolidated Royal Mines, Inc. In September 1995, we changed our name to Royal Silver Mines, Inc. On May 2, 2001 we changed our name to Cadence Resources Corporation, in connection with a corporate reorganization to focus our operations on oil and gas exploration.

OIL AND NATURAL GAS OPERATIONS

                   [PHOTO OF MAP OF DESOTO PARISH, LOUISIANA]

DeSoto Parish, Louisiana

           Since April 2003, we and Bridas Energy have been developing over 4,250 acres located in a natural gas field in west central DeSoto Parish, Louisiana, approximately 40 miles south of Shreveport, Louisiana. As of May 31, 2004, we had eleven producing wells in this field, one of which had just begun producing at the end of May, 2004. During the month of May 2004, the ten established wells produced natural gas at an aggregate average rate per well of approximately 275 Mcf per day. The sixth, seventh, and eighth wells in this field were drilled to the shallower Hosston sand formation to test these formations, but we have been generally disappointed at the rate of production from these wells. We have decided to impair the carrying value of one of these wells as of June 30, 2004. As of June 30, 2004, we have drilled and logged the twelfth well in this field, which is drilled to the Cotton Valley formation. We are evaluating the completion of this well. If the completion process is successful, we currently anticipate that this well will begin producing in mid-July 2004. We have also drilled and completed the thirteenth well in this field, which is drilled to the shallower Paluxy formation. During the first week of production, this well produced at an average rate of 1300 Mcf per day.

           We first leased property in DeSoto Parish in the summer of 2001 and throughout 2002. Our acreage is southwest of the Holly Field and southeast of the Bethany Longstreet Field, both extensively drilled and developed since 1996 by Sonat (now El Paso Corporation). In April 2003, we contributed these leases to a joint exploration and development program with Bridas Energy, which has operations in the Texas-Louisiana Gulf Coast area. Under this program, Bridas Energy is the operator of the DeSoto Parish properties. Bridas Energy is a wholly-owned subsidiary of Bridas Corporation, an Argentinean-based private, independent energy company with headquarters in Buenos Aires. Bridas Corporation is active in all areas of energy production, including exploration, production, transportation, storage and shipment, as well as power generation. In addition to substantial oil and natural gas reserves owned in South America, Bridas Corporation explores and produces in the U.S. and has activities in Latin America, the Middle East and Europe.

           Under the terms of our April 2003 joint exploration agreement with Bridas Energy, we assigned Bridas Energy a 55% working interest in all of the acreage constituting the area of mutual interest of our DeSoto Parish leases in return for a cash payment of $50,000. Bridas Energy agreed to fund all costs of drilling, completing and bringing to production the initial test well, the Ardis-Martin Timber #27-1, drilled during June 2003, in Section 27 of this prospect. Upon successful completion of this test well, we conveyed an additional 20% working interest to Bridas Energy in that well and all other leases covering acreage in Section 27, leaving us a 25% working interest in
Section 27. We retain a 45% working interest in all other wells on the leased acreage in this prospect and a lesser working interest in any wells drilled in the area of mutual interest around the leased acreage, depending upon the amount of acreage leased by each respective party in that particular section. Our ninth well, the Eva Gamble #4-1 was drilled in March 2004 in the area of mutual interest to the south of Section 27. We have a 22.5% working interest in this well.

           As of December 31, 2003, our five producing wells in DeSoto Parish were producing from the Cotton Valley formation. During the quarter ended March 31, 2004, we drilled one more well to the Cotton Valley formation and three wells solely to the shallower Hosston sand formation, which lies generally between about 6,450 and 8,950 feet, and is a sand and shale sequence with tight gas-bearing sands in thick intervals. The Cotton Valley formation lies immediately below the Hosston, with the best sands typically extending to about 10,300 feet. Of the five producing wells as of December 31, 2003, we have a 25% working interest and an approximate 20% net revenue interest in two of them and a 45% working interest and an approximate 36% net revenue interest in three of them. Of the four wells drilled during the second quarter of fiscal 2004, we have a 45% working interest and an approximate 36% net revenue interest in two of them, a 25% working interest and an approximate 20% net revenue interest in one of them, and a 22.5% working interest and approximate 18% net revenue interest in the final well, which was drilled in the area of mutual interest.

           The six wells in this project completed to the Cotton Valley formation produced at an aggregate rate of approximately 333 Mcf/day during May 2004. The seventh well drilled to the Cotton Valley, the Martin Timber # 27-2, produced for only one day in May, 2004. Also, excluding the Leon Gamble #33-1, which is a sub-economic well, the five wells drilled to the Cotton Valley formation produced at an average rate of approximately 393 mcf/day during May, 2004.

           During the second fiscal quarter of 2004, we began to focus on the development of the Hosston sand formation. The first well completed to the Hosston sand, the Adelle Thomas #28-1, was drilled to a total depth of approximately 8,100 feet and, as of May 31, 2004, was producing economic quantities of natural gas. We have a 45% working interest and an approximate 36% net revenue interest in this well. The second well initially drilled solely to the Hosston sand, the Eva Gamble #4-1, has not initially produced commercial quantities of natural gas. We are evaluating the completion of the Eva Gamble #4-1 well in other horizons of interest. We have a 22.5% working interest and approximate 18% net revenue interest in this well. The third well drilled to the Hosston sand, the Sampson #33-1, was completed as of mid-May, 2004 to a depth of approximately 9300 feet and to date has produced commercial quantities of gas, but at a lesser rate than anticipated. We have a 45% working interest and approximate 36% net revenue interest in this well.

           As of June 30, 2004, we determined it was necessary to impair the carrying value of two of our recently drilled DeSoto Parish wells that have not performed at an economic level. The Leon Gamble #33-1, which began producing in February of 2004, was completed to the upper Cotton Valley formation, at approximately 9,700 feet, and has produced only approximately 30-50 Mcf/day. The Eugene Cowdin #27-1, which began producing in March of 2004, was completed only to the Hosston Sand formation and originally produced at rates of approximately 700 Mcf/day, but experienced a sharp decline in production in mid-May 2004 to only approximately 25-40 Mcf/day. As of June 30, 2004, we expect to take an impairment charge related to these wells, in the aggregate amount of approximately $495,000.

           As of May 30, 2004, we had drilled, completed and logged our eleventh well, the Martin Timber #27-2 to the Cotton Valley formation, The well had begun producing as of May 31, 2004 at good flush rates of production. The twelfth well, the Billingsley #28-1 was drilled in Section 28, to a depth of approximately 10,300 feet. Well logs indicate the expected pay in the Cotton Valley and Hosston formations. The Company is evaluating the completion of this well at this time. In any case, we do not anticipate production from this well until at least mid-July because we need to complete additional pipeline capacity in the area to handle the anticipated flow rates. We have a 25% working interest and an approximate 20% net revenue interest in the Martin-Timber #27-2 and a 45% working interest and approximate 36% net revenue interest in the Billingsley #28-1.

           Also in May, 2004, Bridas Energy began drilling a new well in Section 28, the Barr #28-2 well, to the shallower Paluxy and Rodessa sand formations. This well is being drilled to intersect shallower pay which was revealed in the deeper Barr #28-1 well previously drilled in November, 2003. The well was completed in the Paluxy formation and began producing in early July. The Company has a 45% working interest and approximately 36% net revenue interest in the Billingsley #28-1. The DeSoto Parish properties are located on a major anticlinorium on the southeast side of the Sabine Uplift. The Sabine Uplift is a large structure that is related to the cretaceous and younger rocks in the established oil and gas fields of northeast Texas and northern Louisiana. In this area, wells from these formations produce approximately 35% to 50% of the well's reserves in the first 24 months of production, with the remainder produced over 12 to 15 years. Our drilling and completion costs for these DeSoto Parish wells drilled to the Cotton Valley formation, to the 8/8ths interest, are approximately $1.25 million to $1.3 million per well. Because of the long history of oil and gas production in this area, it is one of the areas of the country most easily accessible by both interstate and intrastate gas pipelines. We will also evaluate the performance of our Hosston sand wells and formulate our future development plans in this field. We have no current plans to conduct any further seismic study of this field.

[PHOTO OF WAGGONER RANCH FIELD, TEXAS]

Wilbarger County, Texas

           Our oil production comes from the Waggoner Ranch in Wilbarger County, Texas, approximately 50 miles northwest of Wichita Falls, Texas, and 15 miles south of the Oklahoma border. Since October 2001, we have conducted exploration activities on the Waggoner Ranch, a large, privately-held ranch from which oil and gas has been produced since 1910. The W.T. Waggoner Estate is the operator of all of our wells on the Waggoner Ranch and the sole purchaser of all production from these properties. We logged our first productive well in this field in January 2002. During the month of April 2004, we owned interests in five wells on these properties, producing an aggregate of approximately 98 net working interest barrels per day, to the 8/8ths interest, of 35(degree) API sweet crude oil.

           The major geologic feature in this part of north Texas is the Red River Arch, which consists of Permian and Leonardon shales and sands. This structure has historically produced more than 150 million barrels of oil from several geologic features, including the Canyon limestone formation. Our primary targets on this prospect are oil-bearing pinnacle reefs in the Canyon limestone formation, typically located between 3,000 and 3,600 feet. In addition, numerous "stacked" oil-bearing shallower horizons are also known to exist in this area. These zones are also primary targets of our exploration.

           We are producing oil from only two areas of the Ranch: the east side of Electra Lake, referred to as the Virgin Reef Prospect, and the west side of Electra Lake, referred to as the West Electra Lake Prospect. We have two currently producing wells on the Virgin Reef Prospect, the #1A in which we have a 60% working interest and a 45.6% net revenue interest and the #1B well, in which we have 100% working interest and a 76% net revenue interest. The #1A well was logged in January 2002 and shows four pay zones between 2,400 feet and 3,002 feet. This well is currently completed in the lower Milham Sand at a depth of approximately 2,500 feet. This well produced an average of approximately 50 net working interest barrels per day during April 2004. The #1B well produced only a nominal 5.5 net working interest barrels of oil per day during April 2004. We also drilled two other wells on the Virgin Reef Prospect: the #2A well in May 2002, which targeted the lower Milham Sand formation, and the #2B well in December 2002, which targeted a reef prospect in the Canyon limestone formation. The #2B well was a dry hole and the #2A well was only marginally productive, so we converted the #2A well to a saltwater disposal well. Because of the shallow nature of the wells in this prospect, drilling and completion costs have ranged between approximately $160,000 and $180,000 per well, on an 8/8ths basis. The typical production profile of wells in the lower Milham Sand formation is a steady decline of approximately 15% per year.

           In August 2002, we began developing the West Electra Lake Prospect with the operator, the W.T. Waggoner Estate. We logged our first well in the first quarter of calendar 2003. We have three producing wells in this prospect, all of which are producing from the upper Milham Sand at a depth of approximately 2,600 feet. The first well, the West Electra Lake #1, in which we have a 45% working interest and a 34.2% net revenue interest, has 10 feet of net pay. The West Electra Lake #2 and #3 wells, in which we have a 50% working interest and a 38% net revenue interest, were both drilled in June 2003 and encountered 10 feet and 11 feet of net pay, respectively, in the same zone. These three wells are subject to Texas Railroad Commission production limits and during April 2004, produced at the rate of an aggregate of approximately 111 barrels of oil per day, which is slightly below the maximum allowable rate of an aggregate of 120 barrels of oil per day, with the pumps operating for only eight hours per day. At this time we expect that rate of production to continue for at least the next two years, subject to normal decline. Drilling and completion costs for the wells on the West Electra Lake Prospect have ranged from approximately $200,000 to $220,000 per well, on an 8/8th basis.

           The Virgin Reef Prospect consists of approximately 160 acres. The West Electra Lake Prospect consists of an aggregate of 532 acres under lease and a 1/2 mile area of mutual interest surrounding such acreage. In August 2002, we signed an exploration agreement with the Waggoner Ranch on 1,000 acres in the West Electra Lake Prospect, with a surrounding 1/2 mile area of mutual interest, from which our current production comes. In early May, 2004 we completed a 3-D seismic study over 3,840 acres in the area of mutual interest south of the West Electra Lake Prospect. From that study, we have identified one well that we intend to drill, beginning in late July, 2004. We currently have a 100% working interest in this well, but we may assign some of our working interest to a third party as needed to adequately fund the development of the well. As we further analyze the 3-D seismic data, we may elect to drill from two to six more wells on the Waggoner Ranch in calendar 2004.

Alpena County, Michigan

           In December 2002, we began participating in a natural gas drilling program in Alpena County, Michigan with Aurora Energy, Ltd. As of April 30, 2004, we had a 22.5% working interest (before payout, 20% after payout), 18% net revenue interest (before payout, 16% after payout), in ten producing wells in Alpena County. Production commenced from this field in June 2003 and our ten producing wells produced at an average aggregate rate of approximately 80 Mcf/day during April, 2004 and received an average price of $5.93 per Mcf. Aurora is the operator of all our properties in Alpena County.

           The target of this prospect is the well-known Antrim shale formation that has yielded natural gas production from more than 7,500 wells along a 30 mile thick trend stretching from Lake Michigan to Lake Huron. Antrim shale wells typically cost approximately $180,000 to $200,000 per well to drill and complete and typically pay out in approximately three to four years. Production typically peaks at approximately six to 18 months and then follows a slow decline curve of approximately 30 to 40 years. Our participation agreement with Aurora Energy, Ltd., originally gave us participation rights in up to 200 wells to be drilled by Aurora into the Antrim shale to depths of approximately 800 to 1,000 feet, but effective as of May 15, 2004, we waived our rights to participate in future wells in this prospect in order to focus on our Louisiana, Texas and Kansas projects.

Western Kansas

           Our newest oil exploration project is in the Anadarko Basin in Lane and Ness Counties, Kansas. In June, 2004, we completed our first leasing program in the area, consisting of approximately 26,000 acres. We have a 100% working interest and an approximate 83% net revenue interest in these leases. We are planning to obtain a 3-D seismic study on approximately 10,000 acres in the area, beginning in August, 2004. We will acquire 3-D seismic data on all of the acquired acreage in each of the projects prior to making a decision to drill any test wells on such acreage. We plan to use a local third-party operator to develop these prospects, and we currently expect to begin drilling on the acquired acreage in October of 2004.

Southern Texas

           We have completed leasing of 58 acres in Matagorda County, Texas, on a salt dome prospect. We have identified one drilling target on this lease and expect to begin drilling the first test well on the project in August 2004, subject to rig availability. We expect the drilling and completion costs on this well to range from approximately $200,000 to $215,000.

OIL RESERVES

           The following table presents information regarding proved reserves of oil attributable to our interests in producing properties in Wilbarger County, Texas, as of October 1, 2003. The information regarding reserves is based on proved reserves reports prepared by Ralph E. Davis Associates, Inc., Houston, Texas, independent petroleum engineers. Ralph E. Davis's audit was based upon review of production histories and other geological, economic, ownership and engineering data provided by us. All of the reserves presented in the following table are proved, developed reserves.

           The SEC requires that estimates of future net revenues from our proved reserves, discounted to present value using an annual discount rate of 10% (the PV-10 Value), be made using oil and gas prices in effect as of the dates of such estimates, held constant throughout of the life of the properties. Proved reserves as of October 1, 2003 were estimated based upon prices in effect on September 30, 2003, our fiscal year-end. The weighted average of such prices domestically was $28.49 per barrel of oil.

           The table contains estimates of future net revenues presented on the basis of unescalated prices and costs and their PV-10 Value, as required by the SEC. We deducted operating costs, development costs and certain production-related taxes to arrive at the estimated future net revenues. We calculated future net revenues based on an estimated 4.5 year life of these reserves. We made no provision for income taxes. The estimates of future net revenues and their present value differ in this respect from the standardized measure of discounted future net cash flows contained in Note 11 to our financial statements, which is calculated after provision for future income taxes.

                                                                    FUTURE NET INCOME
                                                                -------------------------
PROVED RESERVES     ESTIMATED NET RESERVES   WEIGHTED AVERAGE
                           (MBbls)             PRICE ($/BBL)    UNDISCOUNTED       PV-10
---------------     ----------------------   ----------------   ------------    ----------
Producing                  66.137                 $28.49         $1,461,500     $1,248,500

           Our Louisiana natural gas production is too recent and has not yet reached a volume that justifies an independent study, and thus no independent reserve estimate has been prepared. No estimates of our total, proved net oil or gas reserves have been filed with any Federal authority or agency since the beginning of the last fiscal year.

PRODUCTION INFORMATION

           The following table summarizes sales volumes, sales prices, and production cost information for our net oil production for the two-year period ended September 30, 2003. "Net" production is production that is owned by us directly or indirectly and is produced to our interest after deducting royalty, and other similar interests.

                                       ---------------------------------------
                                               Year Ended September 30,
                                       ---------------------------------------
                                           2003                        2002
Total Net Revenues                     $   337,355                  $   56,608
Net Sales Volume (Bbls.)                    11,447                       2,928
Average Sales Price (per Bbl.)         $     29.47                  $    26.98
Average Production Cost (per Bbl.)     $      8.26                  $     5.23


OIL AND GAS WELLS

The following table sets forth our gross and net productive wells as of September 30, 2003 and 2002:

                            Oil Wells           Gas Wells         Total Wells
                           -----------         -----------       --------------
September 30, 2003
        Gross(1)                  5                  10                 15
        Net(2)                    3.5                 2.3                5.8
September 30, 2002
        Gross                     2                   0                  2
        Net                       2                   0                  2

---------------
(1) Gross wells are the total wells in which a working interest is owned.
(2) Net wells are the sum of fractional working interests owned in gross wells.

OIL AND GAS ACREAGE

           The following table sets forth our acreage position as of September 30, 2003. Of this acreage, up to 1,280 acres of the Louisiana gross undeveloped acreage would expire at the end of 2004 if Cadence does not have a producing well in each of two 640 acre sections by the end of 2004.

                                 Developed(1)                                     Undeveloped(2)
                  ------------------------------------------    -------------------------------------------------
                         Gross                   Net                     Gross                      Net
                  ---------------------    -----------------    ------------------------    ---------------------
Louisiana                   1280                   320                    2970                      1336
Texas                        625                   392                    1000                       500
Michigan                     640                   144                       0                         0
Kansas                         0                     0                    2270                      2270
                  ---------------------    -----------------    ------------------------    ---------------------
     Total                  2545                   856                    6240                      4106
                  =====================    =================    ========================    =====================

---------------

(1) The number of acres which are allocated or assignable to producing wells or wells capable of production.
(2) Lease acreage on which wells have not been participated in or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.


DRILLING ACTIVITIES

We did not drill any wells in 2001. The following table sets forth our drilling results for the years ended September 30, 2003 and 2002:

Fiscal                                                Gross Wells                                           Net Wells
 Year       Type of Well       Total     Productive(2)    Dry(3)    Abandoned(4)    Total     Productive        Dry       Abandoned
--------    ---------------  --------   -------------- ----------   ------------   --------  ------------   ----------    ---------
2003        Exploratory(1)       2             1            1            0            1           .5            .5            0
            Development(1)      13            12            1            0            3.8        3.8            .5            0
2002        Exploratory          3             2            1            0            2          2               1            0
            Development          1             0            0            1            0          0               0            1

---------------
(1) An exploratory well is a well drilled either in search of a new, as yet undiscovered oil or gas reservoir or to greatly extend the known limits of a previously discovered reservoir. A development well is a well drilled within the presently proved productive area of an oil or gas reservoir, as indicated by reasonable interpretation of available data, with the objective of completing in that reservoir.

(2) A productive well is an exploratory or development well found to be capable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

(3) A dry well is an exploratory or development well that is not a producing well.

(4) An abandoned well is a well that has either been plugged or has been converted to another use. We have converted this well to a salt water disposal well.

COMPETITION AND MARKETS

           We face competition from other oil and natural gas companies in all aspects of our business, including acquisition of producing properties and oil and gas leases, marketing of oil and gas, and obtaining goods, services and labor. Many of our competitors have substantially larger financial and other resources. Factors that affect our ability to acquire producing properties include available funds, available information about prospective properties and our limited number of employees. Gathering systems are the only practical method for the intermediate transportation of natural gas. Therefore, competition for natural gas delivery is presented by other pipelines and gas gathering systems. Competition is also presented by alternative fuel sources, including heating oil and other fossil fuels.

           The availability of a ready market for and the price of any hydrocarbons produced will depend on many factors beyond our control, including but not limited to the amount of domestic production and imports of foreign oil and liquefied natural gas, the marketing of competitive fuels, the proximity and capacity of natural gas pipelines, the availability of transportation and other market facilities, the demand for hydrocarbons, the effect of federal and state regulation of allowable rates of production, taxation, the conduct of drilling operations and federal regulation of natural gas. In addition, the restructuring of the natural gas pipeline industry virtually eliminated the gas purchasing activity of traditional interstate gas transmission pipeline buyers. Producers of natural gas have therefore been required to develop new markets among gas marketing companies, end users of natural gas and local distribution companies. All of these factors, together with economic factors in the marketing arena, generally may affect the supply of and/or demand for oil and gas and thus the prices available for sales of oil and gas.

           Proposals and proceedings that might affect the oil and gas industry are pending before Congress, the Federal Energy Regulatory Commission, or "FERC", the Minerals Management Service, or "MMS", state legislatures and commissions and the courts. We cannot predict when or whether any such proposals may become effective. In the past, the natural gas industry has been heavily regulated. There is no assurance that the regulatory approach currently pursued by various agencies will continue indefinitely. Notwithstanding the foregoing, we currently do not anticipate that compliance with existing federal, state and local laws, rules and regulations will have a material or significantly adverse effect upon our capital expenditures, earnings or competitive position. No material portion of our business is subject to re-negotiation of profits or termination of contracts or subcontracts at the election of the federal government.

           The following discussion contains summaries of certain laws and regulations and is qualified in its entirety by the foregoing.

REGULATION OF NATURAL GAS AND OIL EXPLORATION AND PRODUCTION

           Our operations are subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for drilling wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used or generated in connection with operations. Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units and the density of wells which may be drilled and the unitization or pooling of oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the ratability of production. The effect of these regulations may limit the amount of oil and gas we can produce from our wells in a given state and may limit the number of wells or the locations at which we can drill.

FEDERAL REGULATION OF SALES PRICES AND TRANSPORTATION

           Currently, there are no federal, state or local laws that regulate the price for our sales of natural gas, NGLs, crude oil or condensate. However, the rates charged and terms and conditions for the movement of gas in interstate commerce through certain intrastate pipelines and production area hubs are subject to regulation under the Natural Gas Policy Act of 1978 ("NGPA"). Pipeline and hub construction activities are, to a limited extent, also subject to regulations under the Natural Gas Act of 1938 ("NGA"). While these controls do not apply directly to us, their effect on natural gas markets can be significant in terms of competition and cost of transportation services, which in turn can have a substantial impact on our profitability and costs of doing business. Additional proposals and proceedings that might affect the natural gas industry are considered from time to time by Congress, FERC, state regulatory bodies and the courts. We cannot predict when or if any such proposals might become effective and their effect, if any, on our operations. We do not believe that we will be affected by any action taken in any materially different respect from other natural gas producers, gatherers and marketers with whom we compete.

GATHERING REGULATIONS

           State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements. Such regulation has not generally been applied against gatherers of natural gas, although natural gas gathering may receive greater regulatory scrutiny in the future.

ENVIRONMENTAL REGULATIONS

           Public interest in the protection of the environment has increased dramatically in recent years. Our oil and natural gas production and saltwater disposal operations and our processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials are subject to stringent regulation. We could incur significant costs, including cleanup costs resulting from a release of hazardous material, third-party claims for property damage and personal injuries fines and sanctions, as a result of any violations or liabilities under environmental or other laws. Changes in or more stringent enforcement of environmental laws could also result in additional operating costs and capital expenditures.

           Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact oil and gas exploration, development and production operations, and consequently may impact the Company's operations and costs. These regulations include, among others, (i) regulations by the EPA and various state agencies regarding approved methods of disposal for certain hazardous and nonhazardous wastes; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, Federal Resource Conservation and Recovery Act and analogous state laws which regulate the removal or remediation of previously disposed wastes (including wastes disposed of or released by prior owners or operators), property contamination (including groundwater contamination), and remedial plugging operations to prevent future contamination; (iii) the Clean Air Act and comparable state and local requirements which may result in the gradual imposition of certain pollution control requirements with respect to air emissions from the operations of the Company; (iv) the Oil Pollution Act of 1990 which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States; (v) the Resource Conservation and Recovery Act which is the principal federal statute governing the treatment, storage and disposal of hazardous wastes; and (vi) state regulations and statutes governing the handling, treatment, storage and disposal of naturally occurring radioactive material ("NORM").

           In the course of our routine oil and natural gas operations, surface spills and leaks, including casing leaks, of oil or other materials occur, and we incur costs for waste handling and environmental compliance. It is also possible that our oil and natural gas operations may require us to manage NORM. NORM is present in varying concentrations in sub-surface formations, including hydrocarbon reservoirs, and may become concentrated in scale, film and sludge in equipment that comes in contact with crude oil and natural gas production and processing streams. Some states, including Texas, have enacted regulations governing the handling, treatment, storage and disposal of NORM. Moreover, we are able to control directly the operations of only those wells for which we act as the operator. Despite our lack of control over wells owned by us but operated by others, the failure of the operator to comply with the applicable environmental regulations may, in certain circumstances, be attributed to us under applicable state, federal or local laws or regulations.

           Management believes that we are in substantial compliance with all currently applicable environmental laws and regulations. To date, compliance with such laws and regulations has not required the expenditure of any material amounts, and management does not currently anticipate that future compliance will have a materially adverse effect on our consolidated financial position or results of operations. Since these laws and regulations are periodically amended, we are unable to predict the ultimate cost of compliance. To our knowledge, there are currently no material adverse environmental conditions that exist on any of our properties and there are no current or threatened actions or claims by any local, state or federal agency or by any private landowner against us pertaining to such a condition. Further, we are not aware of any currently existing condition or circumstance that may give rise to such actions or claims in the future.

           We maintain insurance against some, but not all, potential risks and losses associated with our industry and operations. We do not carry business interruption insurance. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect us.

EMPLOYEES

           As of June 30, 2004, we have four part-time employees, three of whom are officers of Cadence, and none of whom work for Cadence on a full time basis.

PROPERTIES

           In addition to the properties described above, our principal executive offices are located in leased office space at 6 East Rose Street, Walla Walla, WA 99362. This lease provides for a monthly rental rate of $400 and expired in June, 2004. We also have mineral rights in a number of properties, although we do not presently consider them to be material to our business on a going forward basis.

LEGAL PROCEEDINGS

           There are no currently threatened or pending claims against Cadence.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our financial statements, together with the notes to those statements, included elsewhere in this prospectus. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of our plans, objectives, expectations, and intentions. Our actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events, particularly those identified in "Risk Factors."

OVERVIEW

           We were formed in 1969 as Royal Resources, Inc. to acquire and develop mineral properties and we pursued mining operations under several different names until mid-2001 when we changed our name to Cadence Resources Corporation, split our stock on a 1-for-20 reverse basis, and changed our business to acquiring, exploring and developing oil and gas properties. The current management of Cadence, Mr. Crosby and Mr. Ryan, assumed control of Cadence in 1996, in connection with the acquisition of Cadence by an entity they controlled. Although the management of Cadence has been reduced in size since 1996, our key executives, Mr. Crosby and Mr. Ryan, have remained with Cadence.

           Following a corporate reorganization in May 2001 to shift our focus to oil and gas exploration, we began to lease oil and gas properties in Louisiana in the fall of 2001, and in both Texas and Louisiana in fiscal 2002, but did not produce commercial quantities of oil and gas until the fourth quarter of the fiscal year ended September 30, 2002, when production began from our properties in Texas. During the fourth quarter of 2003, we began to produce gas from our properties in Louisiana that we are exploring together with Bridas Energy USA, Inc.

           As a result of our change from a mineral exploration company to an oil and gas exploration company, in 2001 our Board determined to write-off and dispose of our inventory of mineral properties to the greatest extent possible. Because mineral properties at the exploration stage have limited marketability, and because the management of Cadence does not have the extensive time it would take to attempt to reach the limited number of buyers for our properties, we have not been successful at disposing of our properties in outright arms' length sales, but have chosen to write-down the carrying value of a substantial majority of our properties to zero, or to sell the properties to other entities controlled by the management of the Company in non-arms' length transactions.

RECENT DEVELOPMENTS

           As of June 30, 2004, we determined it was necessary to impair the carrying value of two of our recently drilled DeSoto Parish wells that have not performed at an economic level. The Leon Gamble #33-1, which began producing in February of 2004, was completed to the upper Cotton Valley formation, at approximately 9,700 feet, and has produced only approximately 30-50 Mcf/day. The Eugene Cowdin #27-1, which began producing in March of 2004, was completed only to the Hosston Sand formation and originally produced at rates of approximately 700 Mcf/day, but experienced a sharp decline in production in mid-May 2004 to only approximately 25-40 Mcf/day. As of June 30, 2004, we expect to take an impairment charge related to these wells, in the aggregate amount of approximately $495,000.

CAPITAL RESOURCES AND LIQUIDITY

           From our reorganization in mid-2001 until the date of this prospectus, we have funded our operations principally through the private sale of equity securities, borrowings from officers, directors and shareholders, and borrowings from third party individuals and we expect this to continue to be the case for at least the remainder of 2004. On April 2, 2004, we issued $6,000,000 of senior secured notes to seven individual investors. These notes are secured by substantially all of our assets, are due and payable on March 31, 2006, and bear interest at the rate of 10% per annum, payable quarterly. Pre-payments of 10% of the principal are required on September 30, 2005 and December 31, 2005 if the weighted average price of our common stock is less than $5 per share. Each $50,000 principal amount of the notes was accompanied by warrants to purchase 6,375 shares of our common stock, or an aggregate of 765,000 shares, at a price of $4.00 per share. The warrants expire on April 2, 2007.

           We realized net proceeds of $123,000 from the sale of our common stock during our 2001 fiscal year, net proceeds of $941,900 from the sale of our common stock and warrants during fiscal year 2002, and net proceeds of approximately $4,830,000 from the sale of our common stock, preferred stock and warrants during the year ended September 30, 2003. We also raised $275,000 of equity capital during the quarter ended December 31, 2003, of which $200,000 came from an additional investor from the September/October offering of common stock and $75,000 came from the issuance of common stock upon the exercise of warrants by one of our directors.

           In our fiscal years ended September 30, 2001, 2002 and 2003, we received approximately $92,000, $86,000 and $16,000 from the sale of investments in various public companies. The sales of these investments were made to fund our working capital needs. Prior to our refocus upon the exploration and development of oil and gas properties, we would from time to time make investments in public companies. These investments were passive in nature and were generally relatively small. Given our focus on oil and gas, future investments of this nature are likely to be limited to opportunities that are of some strategic value to our core oil and gas business and are likely to be less passive in nature.

           In our 2001 fiscal year, we borrowed $125,000 from Howard Crosby, (an officer and shareholder of Cadence) and $10,000 from Dotson Exploration, a related party which is 48% owned by Messrs. Crosby and Ryan. These amounts were repaid in fiscal 2002 for cash of $45,000, and 300,000 shares of our common stock. In fiscal 2002, we had no net borrowings, and in the year ended September 30, 2003, we had total borrowings of $600,000, of which $140,000 was repaid in cash. As of September 30, 2003, $50,000 was owed to Nathan Low Family Trust, a shareholder of Cadence, $85,000 was owed to Mr. Crosby, $25,000 was owed to Kevin Stulp and $300,000 was owed to CGT Mangement Ltd. As of November 30, 2003, $360,000 of these balances had been repaid with an additional $50,000 repaid by March 31, 2004. During the six months ended March 31, 2004, we borrowed $510,000 in short-term notes from officers, directors, and other insiders of the Company, as well as $1,000,000 of non-interest bearing short-term notes received in late March 2004. These liabilities were repaid in full in April 2004.

           We spent $19,000 in fiscal 2001, $144,000 in fiscal 2002 and $321,000 in the year ended September 30, 2003, for oil and gas lease expenses and lease operating expenses. In the same periods we spent $0, $134,000 and $145,000, respectively, for oil and gas drilling, production and operating expenses. For the six months ended March 31, 2003 and 2004, we spent $227,170 and $101,626, respectively on oil and gas lease expenses and lease operating expenses and $0 and $84,650, respectively in oil and gas exploration, drilling, and production expenses. Furthermore, given our capital constraints, we have been unable to employ full time technical and professional people. Consequently, we have obtained services largely on a consulting basis. We spent approximately $114,000 in fiscal 2001, $934,000 in fiscal 2002, and $591,000 in the year ended September 30, 2003 and $99,655 and $183,018 in the six months ended March 31, 2003 and 2004, respectively, for consulting services in various disciplines.

           During fiscal 2002 and fiscal 2003, we purchased fixed assets in the amounts of $172,000 and $183,000, respectively. These expenditures were primarily related to the purchase of well equipment, including pipelines, tanks, casings and pumping units. During the six months ended March 31, 2004 we invested $2,951,719 in unproved properties, $48,170 in proved properties, and $451,321 in fixed assets, including well equipment, pipelines, tanks, casings and pumping units. A portion of this was funded from existing cash balances and a portion was funded from our borrowings from related parties during the six months ended March 31, 2004.

           As of May 31, 2004, we had cash and cash equivalents of approximately $3.8 million. All of the net proceeds remaining from our April 2004 sale of senior secured notes are expected to be used to pay our portion of the costs of drilling and completing wells on our DeSoto Parish acreage together with Bridas Energy. We anticipate funding most of our near-term operating and administrative overhead out of revenues from the sale of our Texas oil production and our recently added Louisiana gas production.

RESULTS OF OPERATIONS

Six Months Ended March 31, 2003 and 2002

           Revenues

           During the six months ended March 31, 2004, we had revenues totaling $1,247,752, which came from production of oil from our property in Wilbarger County, Texas, and from gas production from our De Soto Parish property in Louisiana, and our property in Michigan. During the same period in 2003, revenues were $77,825, all of which was from the sale of oil production from our oil wells in Texas.

           Of our net revenue from the six months ended March 31, 2004, approximately $490,000 came from the sale of oil produced from our Texas properties, $83,000 came from the sale of natural gas at our Michigan properties, and $671,000 came from the sale of natural gas produced from our Louisiana properties. We also accrued a revenue receivable in the amount of about $385,000.

           The decline curve from our past production from Louisiana is rapid, dropping from an initial peak of approximately 1,500 Mcf/day to a level of approximately 600 Mcf/day after about 60 days and a level of about 450 Mcf/day after 120 days. Production from our new wells in the Hosston sand formation has, to date, failed to offset this decline, and therefore revenues are not increasing at the same pace that our older wells are leveling off.

Expenses

           Our expenses during the six months ended March 31, 2004 fall into two general categories: corporate and administrative overhead and expenses from oil and gas operations. Our overall general and administrative expenses include officer compensation, rent, travel, audits and legal fees associated with SEC filings, directors fees, investor relations and related consulting fees, stock transfer fees and other items associated with the costs of being a public entity. Expenses from oil and gas operations include consulting fees for technical and professional services related to oil and gas activities, lease acquisition costs, drilling costs, exploitation costs, exploration expenses, depletion, depreciation and amortization of oil and gas properties and related equipment, and other expenses related to the procurement and development of oil and gas properties.

           The following table is a comparison of Cadence's two general categories of expenses for the six months ended March 31, 2004 and 2003, and the percentages each of these categories comprise of total expenses:

                                                                         SIX MONTHS ENDED MARCH 31,
                                               --------------------------------------------------------------------------------
                                                                       % of 2004                                  % of 2003
                                                    2004             Total Expenses            2003            Total Expenses
                                               ----------------     -----------------     ----------------     ----------------
Corporate and Administrative Overhead          $       866,152                   49%      $       429,985                  78%
Expenses from Oil and Gas Operations           $       896,604                   51%      $       118,757                  22%
                                               ----------------     -----------------     ----------------     ----------------

                  Total Expenses               $     1,762,756                  100%      $       548,742                 100%
                                               ================     =================     ================     ================

           The Company's corporate and administrative expenses for the six month period ended March 31, 2004 more than doubled when compared to the level of these expenses for the same period in 2003. This increase was principally due to increases in professional fees (primarily for legal services). General and administrative expenses increased $132,778, but this increase was partially offset by a decrease in officer and director compensation of $128,477 due to the reduction in the amount of quarterly restricted stock awards to officers and directors as compensation for their services.

           The comparable period-to-period increases in oil and gas related expenditures are summarized in the following table, which reflects the major expense categories for expenses from oil and gas operations for the respective six-month periods ended March 31, 2004 and 2003. These expenses increased over seven-fold year-to-year, comprised in large part of increased depreciation, depletion and amortization expense due to the increased level of oil and gas exploration and production activity.

                                                                             SIX MONTHS ENDED MARCH 31,
                                                   --------------------------------------------------------------------------------
                                                                   2004                                       2003
                                                   --------------------------------------     -------------------------------------
                                                        2004               % of Total              2003              % of Total
                                                                            Expenses                                  Expenses
                                                   ----------------     -----------------     ----------------     ----------------
Depreciation, depletion and amortization           $       542,284                 60.5%      $        17,131                14.4%
Oil and gas lease expenses                         $       223,512                 25.0%      $        59,447                50.1%
Oil and gas lease operating expenses               $        88,308                  9.8%      $        42,179                35.5%
Oil and gas consulting                             $        42,500                  4.7%            --                   --
                                                   ----------------     -----------------     ----------------     ----------------

    Total Expenses from oil and gas operations     $       896,604                100.0%      $       118,757               100.0%
                                                   ================     =================     ================     ================

           Our depreciation, depletion and amortization expense increased to $542,284 during the six months ended March 31, 2004, from $17,131 during the same period in 2003 as our production increased from 5,568 barrels (net) of oil during the 2003 period to 20,835 barrels of oil and 463,907 Mcf of gas during the same 2004 period.

           We spent $311,820 in the six months ended March 31, 2004 for oil and gas lease expenses and lease operating expenses, compared to $101,626 in the same period last year. These lease operating expenses were primarily for the acquisition of acreage in the State of Kansas.

Years ended September 30, 2003 and 2002

           Revenues

           During the year ended September 30, 2003, revenues from the sale of oil and gas totaled approximately $337,355, all from production from our wells in Texas. This revenue came from the sale of 11,447 net barrels of oil at an average price of $29.47 per barrel. We also realized a cash receipt of $50,000 in April 2003 from Bridas Energy upon transfer of drilling and production rights in our leasehold acreage in DeSoto Parish, Louisiana that we are currently exploring with them on a joint basis. Revenues from oil and gas exploration of $56,608 were received in the comparable period of fiscal 2002.

           Expenses

           Our expenses during fiscal 2002 and 2003 break into two general categories: corporate and administrative overhead and expenses from oil and gas operations. Our overall general and administrative expenses include officer compensation, rent, travel, audits and legal fees associated with SEC filings, directors fees, investor relations and related consulting fees, stock transfer fees and other items associated with the costs of being a public entity. Expenses from oil and gas operations include consulting fees for technical and professional services related to oil and gas activities, leases, drilling expenses, exploration expenses, depletion, depreciation and amortization of oil and gas properties and related equipment, and other expenses related to the procurement and development of oil and gas properties.

           The following table is a comparison of Cadence's two general categories of expenses for the years ended September 30, 2003 and 2002, and the percentages each of these categories comprise of total expenses:

                                                                     YEAR ENDED SEPTEMBER 30,
                                          ----------------------------------------------------------------------------
                                               2003              % of 2003              2002             % of 2002
                                                               Total Expenses                         Total Expenses
                                          ---------------      ---------------     ---------------    ----------------
Corporate and Administrative Overhead        $1,732,756                74.8%         $1,230,956                81.3%
Expenses from Oil and Gas Operations            583,393                25.2%            282,682                18.7%
                                          ---------------      ---------------     ---------------    ----------------
Total Expenses                               $2,316,149               100.0%         $1,513,638               100.0%
                                          ===============      ===============     ===============    ================

           The Company's general and administrative expenses increased from fiscal 2002 to fiscal 2003 by approximately $555,000, principally because of increased compensation for officers and directors and increased fees to professional service providers paid for their services in connection with private placements of our stock and the formation of the Cadence Resources Corporation Limited Partnership.

           The comparable year to year increases in oil and gas related expenditures are summarized in the following table, which reflects the major expense categories for expenses from oil and gas operations for fiscal 2003 and 2002. These expenses almost doubled from year to year, principally due to an increase in the level of activity in leasing additional properties.

                                                                           YEAR ENDED SEPTEMBER 30,
                                              --------------------------------------------------------------------------------
                                                               2003                                      2002
                                              ---------------------------------------     ------------------------------------
                                                   2003               % of Total               2002             % of Total
                                                                       Expenses                                  Expenses
                                              ----------------     ------------------     ----------------    ----------------
   Exploration and drilling                       $109,968                18.8%              $128,974                45.6%
   Depreciation, depletion and amortization         57,310                 9.8%                 4,312                 1.5%
   Oil and gas lease expenses                      302,204                51.8%               131,812                46.6%
   Oil and gas production costs                     34,577                 6.0%                 5,305                 1.9%
   Oil and gas lease operating expenses             19,334                 3.3%                12,279                 4.4%
   Oil and gas consulting                           60,000                10.3%                    --                --
                                              ----------------     ------------------     ----------------    ----------------
Total Expenses from oil and gas operations        $583,393               100.0%              $282,682               100.0%
                                              ================     ==================     ================    ================

           Exploration and drilling expenses decreased approximately 15% from fiscal 2002 to fiscal 2003 due to fewer wells being drilled on our Texas properties in 2003 in anticipation of implementing an intensive drilling program in DeSoto Parish in fiscal 2004. Oil and gas lease expenses increased 230% between the two periods due to an increased leasing program on the West Electra Prospect in fiscal 2003, as well as our new leasing program in Kansas. Oil and gas production costs and lease operating expenses increased between the two periods due to approximately 500% higher production in 2003 than in 2002. Oil and gas consulting costs were first attributable to production activities in fiscal 2003.

RECENT ACCOUNTING PRONOUNCEMENTS

           There have been no recently issued accounting pronouncements which we expect to have a material effect on our consolidated financial position or results of operations.

                                   MANAGEMENT

           The following table sets forth the name, age and position of each of our officers and directors:

                NAME             AGE               POSITION
        --------------------    -----   --------------------------------------
        Howard M. Crosby          51    President, Treasurer and Director
        John P. Ryan              42    Vice President, Secretary and Director
        Douglas J. Newby          45    Vice President
        Kevin D. Stulp            48    Director
        Glenn DeHekker            48    Director
        Jeffrey M. Christian      49    Director

           Under our Bylaws, the authorized number of directors of our company is set at no fewer than three and no more than ten directors. We currently have a board of directors with five members. Each director serves for a term of one year that expires at the following annual shareholders meeting. Each officer serves at the pleasure of the board of directors and until a successor has been qualified and appointed. There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer. Set forth below is certain biographical information regarding each of our directors and executive officers:

           Mr. Crosby has served as our President and a director since February 1994. He has served as our treasurer since January 1998. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. Mr. Crosby received a B.A. degree from the University of Idaho. Mr. Crosby is also an officer and director of White Mountain Titanium Corporation., a publicly traded gold mining exploration company, and Dotson Exploration Company and Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), both privately held companies.

           Mr. Ryan has served as our Vice President of Corporate Development since September 1996, as Secretary since October 1998 and as a member of our board of directors since April 1997. Mr. Ryan is a degreed mining engineer. From June 1996 to February 2000, Mr. Ryan served as Secretary and Director for Metalline Mining Company and President and Director for Grand Central Silver Mines. From August, 2000 to the present, he has served as a Director and the Chief Financial Officer of Trend Mining Company, a publicly traded mineral exploration and development company and since February 2004 he has served as an officer and director of White Mountain Titanium Corporation, a publicly trading mining exploration company. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Nevada-Comstock Mining Company, Continental Timber Company, Inc., Rio Grande Resources, Inc., and Dotson Exploration Company. Many of these companies have only minimal activity and require only a small amount of Mr. Ryan's time. Mr. Ryan is a former U.S. Naval Officer and obtained a B.S. in Mining Engineering from the University of Idaho and a Juris Doctor from Boston College Law School.

           Douglas J. Newby has served as Vice President since January 2004.
Mr. Newby has been President of Proteus Capital Corp., a corporate advisory firm that specializes in the natural resource industries, since July 2001. Mr. Newby served as Managing Director of Proteus Consultants Ltd. from January 1991 to July 2001 and Managing Partner of Moyes Newby & Co., Inc. from April 1994 to December 1998, both of which provided corporate advisory services primarily to the international energy and mining industries. Since January 2004, Mr. Newby has served as a director of Western Goldfields, Inc. Before forming Proteus Consultants Ltd., Mr. Newby held senior positions with the investment banking firms of S.G. Warburg & Co., Inc., Morgan Grenfell & Co., and James Capel & Co.

           Mr. Stulp has served as a director since March 1997. Since August 1995, Mr. Stulp has been an independent consultant in the fields of volume electronics and manufacturing, general business consulting, business strategy, business use of the Internet, automation and integration through computers, and financial analysis. From December 1983 to July 1995, Mr. Stulp held various positions with Compaq Computer Corporation, including industrial engineer, new products planner, manufacturing manager, director of manufacturing and director of manufacturing reengineering. Mr. Stulp holds an M.B.A. and B.S. in Mechanical Engineering, both from the University of Michigan, and a B.S. from Calvin College, Grand Rapids, Michigan.

           Mr. DeHekker has served as a director since January 2004. Mr. Dehekker is a professional engineer with 25 years experience in the oil and gas industry throughout the United States, Canada, and overseas. He has a B.Sc. in Mechanical Engineering from the University of Missouri and a M.Sc. in Petroleum Engineering from Stanford University. From 1996 to 2001, Mr. DeHekker held several senior management positions with Marathon Oil Corp., firstly as Development Manager for Marathon's multi-billion dollar project on Sakhalin Island in eastern Russia, based out of Houston and Moscow, and secondly as Engineering, Geoscience, and Operations Manager for Marathon's Canadian Operations, based out of Calgary. Since 2001, Mr. DeHekker has been providing project management and consulting services in oil and gas management, operations, and engineering.

           Mr. Christian has served as a director since January 2004. Mr. Christian is the Managing Director of CPM Group, which he and several associates created in June 1986, in a leveraged buyout of the Goldman Sachs Commodities Research Group which they comprised. As Managing Director, Mr. Christian is responsible for the total operation of CPM Group, supervising a respected group of analysts, investment bankers, and dealers dedicated to precious metals and commodities market research, consulting, and investment banking. He is actively engaged in the research products of CPM Group, taking primary responsibility for the long term (10 year) projections for the precious metals and copper markets. Mr. Christian has a Bachelors of Journalism from the University of Missouri and has engaged in post-graduate non-degree studies in econometrics, international economics and finance, and international political science. Mr. Christian is Chairman of Electronic Precious Metals, LLC, a director of Trend Mining Company and Chief Financial Officer and director of North American Emerald Mines, Inc.

           Set forth below is certain biographical information about our primary geological consultant. While not an employee of ours, he is under contract to provide us with consulting services on a 75% of full-time basis.

           Mr. Lucius C. Geer has served as our chief consulting geologist since July 2001 and has been an independent geological consultant since 1971. Prior to that he held positions as Chief of Exploration for Texas Crude, Inc., a private Houston based oil and gas company. From 1966-1969 he was the Division Exploration Manager for Signal Oil & Gas based in Los Angeles. From 1957-1966 he was the Division Geophysicist for Union Oil of California (UNOCAL). Mr. Geer has an M.S. in Geology from the University of Houston and a B.S. in Geology from Mississippi State University.

INDEMNIFICATION

           Our bylaws provide that our directors and officers will be indemnified to the fullest extent permitted by the Utah Corporation Code. However, such indemnification does not apply to acts of intentional misconduct, a knowing violation of law, or any transaction where an officer or director personally received a benefit in money, property, or services to which the director was not legally entitled.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

           The following sets forth the annual and long-term compensation for services in all capacities to Cadence for the fiscal years ended September 30, 2003, 2002 and 2001 paid to the Cadence's Chief Executive Officer ("CEO") and other two executive officers who were serving as executive officers at the end of the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                        -----------------------------------------------
                                        Annual Compensation                    Awards                  Payouts
                                 --------------------------------------------------------------------------------------
                                                                                     Securities
                                                            Other       Restricted     Under-
       Name And                                             Annual        Stock        lying       LTIP     All Other
       Principal                    Salary(1)    Bonus   Compensation    Award(s)     Options/   Payouts   Compensation
       Position          Year          ($)        ($)        ($)           ($)        SARs(#)      ($)         ($)
----------------------   ----    -------------   -----   ------------   ----------   ----------  -------   ------------
Howard M. Crosby         2003    $  178,000(2)     --         --         $    --        --          --         --
Chief Executive Officer  2002    $  93,000 (2)     --         --         $    --        --          --         --
                         2001    $   42,400(2)     --         --         $    --        --          --         --

John P. Ryan             2003    $  222,500(3)     --         --         $    --        --          --         --
Vice President and       2002    $  144,255(3)     --         --         $    --        --          --         --
Secretary                2001    $   42,400(3)     --         --         $    --        --          --         --

Guma Aguiar              2003    $  109,600(4)     --         --         $    --        --          --         --
Vice President

---------------
(1) Salary was structured to be paid part in cash and part in stock for all three fiscal years shown. The stock portion, 20,000 shares per quarter for the last two quarters of fiscal 2001 and for all four quarters of fiscal 2002 and 2003, was accrued quarterly and valued as of the final quotation on the last day of each quarter. Of the shares awarded, 5,000 shares per quarter were for executive compensation, and 15,000 shares per quarter were for services as a director. The amounts reflect the total of cash plus the value all shares received for services as an officer and director.

(2) The cash portion of Mr. Crosby's salary for fiscal 2003 was $62,500, of which he received $18,000 in fiscal 2003, payment of the remaining $44,500 having been deferred until after the end of fiscal 2003. In addition, he received 80,000 shares of our common stock, 20,000 per quarter. These were valued at the closing price at the end of the quarter for which the shares were awarded: $34,000 for the first quarter, $29,000 for the second quarter, $33,000 for the third quarter and $65,000 for the fourth quarter, for a total of $161,000 in stock compensation and $212,255 in total compensation. The cash portion of Mr. Crosby's salary for fiscal 2002 was set at $51,255, which he elected to defer until Cadence had adequate production revenues to cover this salary. Accordingly, he received this payment after the end of fiscal 2003. In addition, he received 80,000 shares of our common stock, 20,000 per quarter. These were valued at the closing price at the end of the quarter for which the shares were awarded: $15,000 for the first quarter, $19,000 for the second quarter, $24,000 for the third quarter and $30,000 for the fourth quarter, for a total of $88,400 in stock compensation and $139,655 total compensation. The cash portion of Mr. Crosby's salary for fiscal 2001 was set at $25,000. However, he received 83,500 shares of our common stock in lieu thereof, which had a fair market value, when issued in January 2002, of $25,000. In addition, he received 40,000 shares of our common stock, 20,000 per quarter for each of the last two quarters of the fiscal year. These were valued at the closing price at the end of the quarter for which the shares were awarded: $11,000 for the third quarter and $15,000 for the fourth quarter, for a total of $26,000 in stock compensation and $51,000 in total compensation.

(3) The cash portion of Mr. Ryan's salary for fiscal 2003 was $62,500. In addition, he received 80,000 shares of our common stock, 20,000 per quarter. These were valued at the closing price at the end of the quarter for which the shares were awarded: $34,000 for the first quarter, $29,000 for the second quarter, $33,000 for the third quarter and $65,000 for the fourth quarter, for a total of $161,000 in stock compensation and $212,255 in total compensation. The cash portion of Mr. Ryan's salary for fiscal 2002 was $51,255, of which $6,255 was paid after the end of fiscal 2003. In addition, he received 80,000 shares of our common stock, 20,000 per quarter. These were valued at the closing price at the end of the quarter for which the shares were awarded:
        $15,000 for the first quarter, $19,000 for the second quarter, $24,000 for the third quarter and $30,000 for the fourth quarter, for a total of $88,400 in stock compensation and $139,655 total compensation. The cash portion of Mr. Ryan's salary for fiscal 2001 was set at $25,000. However, this was later paid through the issuance of 30,000 shares of our common stock valued at $9,000 and the transfer of shares Cadence owned in Trend Mining Company valued at $16,000. In addition, he received 40,000 shares of our common stock, 20,000 per quarter for each of the last two quarters of the fiscal year. These were valued at the closing price at the end of the quarter for which the shares were awarded: $11,000 for the third quarter and $15,000 for the fourth quarter, for a total of $26,000 in stock compensation and $51,000 in total compensation.

(4) Mr. Aguiar served as an executive officer and a director for the last quarter of fiscal year 2002 and for the first three quarters of fiscal year 2003 (through June 30, 2003). During fiscal year 2002 he received $10,000 of cash compensation and deferred $5,000. During fiscal year 2003 through June 30, 2003 he was entitled to cash compensation of $45,000 of which he received $15,000 in cash and deferred $30,000. In the final period of fiscal year 2003 he was entitled to $15,000 of non-executive compensation. In September 2003, and subject to a previous Board of Directors decision, he received 66,667 shares of stock, which had an agreed upon value of $50,000, for his past due deferred salary from fiscal years 2002 and 2003. He resigned as an executive officer and director effective June 30, 2003, but continues to work as an employee.


                                  OPTION GRANTS

           During the fiscal year ended September 30, 2003, no stock options were granted to the named executive officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END
                     AND FISCAL YEAR-END OPTION VALUES TABLE

           The following table contains information concerning the number of shares acquired and value realized from the exercise of options by the named executive officers during fiscal 2003 and the number of unexercised options held by the named executive officers at September 30, 2003.

                                                          NUMBER OF SHARES OF                      VALUE OF UNEXERCISED
                                                  COMMON STOCK UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                                                OPTIONS                     AT YEAR END (SEPTEMBER 30 2003)(1)
                                                    AT YEAR END (SEPTEMBER 30) 2003                        ($)
                                                 --------------------------------------- -----------------------------------------
                       SHARES
                      ACQUIRED         VALUE
                         ON           REALIZED
            NAME      EXERCISE            ($)            EXERCISABLE        UNEXERCISABLE        EXERCISABLE         UNEXERCISABLE
----------------------------------- ------------- ------------------ -------------------- -------------------  --------------------
Howard M. Crosby         70,834     $   141,668              --                    --                   --                  --
John P. Ryan             36,834     $    73,668              --                    --                   --                  --
Guma Aguiar                  --              --         200,000                    --           $  380,000                  --

---------------
(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option.

      Cadence has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees, but the Board of Directors may recommend one or more such programs for adoption in the future.

OPTION/SAR GRANTS

           In January 1992, the shareholders of Royal Silver Mines, Inc. approved a 1992 Stock Option and Stock Award Plan under which up to ten percent of the issued and outstanding shares of our common stock could be awarded based on merit of work performed. As of September 30, 2003, 638 shares of common stock have been awarded under this Plan, of which none are currently outstanding and exercisable. We currently have no other qualified stock or option plans.

           Absent an approved qualified plan, our Board of Directors has chosen to make option or warrant awards to select officers, directors, consultants, or shareholder/investors in order to induce them to assist us in implementing our business plan and to provide long term additional incentive. These options or warrants, as awarded, are not awarded pursuant to a qualified plan but are specific individual awards with varying terms and conditions. In some instances, the Board of Directors has reserved the right to cancel these awards for non-performance or other reasons, or has established a vesting schedule pursuant to which the award is earned.

DIRECTOR COMPENSATION

           Cadence compensates its directors in cash and in shares of our common stock. Cadence grants each director (employee and non-employee) 5,000 shares of common stock per quarter of completed service. In addition, Messrs. DeHekker and Christian will each receive (1) an option to purchase 50,000 shares of common stock on the anniversary of their appointment to the Board and (2) 2,500 restricted shares of common stock on the anniversary of their appointment to any committee of the Board of Directors. Board members may be granted stock options pursuant to Board recommendation and approval. Cadence also pays its non-employee directors $1,600 for each board meeting they attend in person and $750 for each telephonic meeting and $5,000 per quarter of completed service. Cadence's employee directors receive $600 for each board meeting they attend in person.

           During fiscal 2003, 225,000 shares of common stock were awarded to our directors as compensation. There are no contractual arrangements with any member of the Board of Directors. In addition, we granted options to purchase

200,000 shares of common stock to Kevin Stulp, a non-employee director, exercisable at $0.75 per share. Mr. Stulp exercised 100,000 of these options in fiscal year 2003. Mr. Stulp's remaining options expire on March 1, 2007. We also granted options to purchase 200,000 shares of common stock to Guma Aguiar, who, at the time of grant was a director, exercisable at $1.35 per share, which expire on July 8, 2007. Mr. Aguiar resigned his position as a director effective June 30, 2003.

                             PRINCIPAL SHAREHOLDERS

           The following table sets forth, as of July 12, 2004, certain information regarding the ownership of voting securities of Cadence by each stockholder known to our management to be (i) the beneficial owner of more than 5% of our outstanding Common Stock, (ii) our directors, (iii) our current executive officers named in the Summary Compensation Table and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                   NAME AND ADDRESS OF               AMOUNT AND NATURE OF BENEFICIAL          PERCENT OF
                  BENEFICIAL OWNER (1)                        OWNERSHIP (2)             OUTSTANDING SHARES (3)
     --------------------------------------------    -------------------------------    -----------------------
     Howard Crosby .............................                942,468 (4)                     7.42%

     John Ryan .................................                746,734 (5)                     5.88%

     Kevin D. Stulp.............................                425,450 (6)                     3.32%

     Douglas J. Newby...........................                313,000 (7)                     2.41%

     Jeffrey M. Christian.......................                 80,000 (8)                     *

     Glenn DeHekker.............................                 80,000 (8)                     *

     Nathan A. Low Roth IRA and affiliates......              2,427,742 (9)                    18.88%
     641 Lexington Avenue
     New York, New York

     Thomas Kaplan..............................              2,410,992 (10)                   18.98%
     154 West 18th Street
     New York, New York

     All executive officers and directors ......              2,495,902 (11)                   18.84%
     as a group (6 persons)

---------------
*    Less than 1%

(1) Under the rules of the SEC, addresses are only given for holders of more than 5% of the outstanding common stock of Cadence. Unless otherwise indicated, the address for each 5% holder of our common stock is c/o Cadence Resources Corporation, 6 East Rose Street, Walla Walla, Washington beneficial 99362.

(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(3) Represents the number of shares of common stock beneficially owned as of July 12, 2004 by each named person or group, expressed as a percentage of the sum of all of (i) the shares of such class outstanding as of such date, and (ii) the number of shares not outstanding, but beneficially owned by such named person or group as of such date.

(4) Includes 204,168 shares of common stock held by Crosby Enterprises, Inc. and 29,000 shares of common stock owned by Dotson Exploration Company.

(5) Includes 190,750 shares of common stock owned by Nancy Martin Ryan; 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Karen Ryan; 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Patrick Ryan; 150,000 shares owned by J.P. Ryan Company, Inc.; 29,000 shares of common stock owned by Dotson Exploration Company; and 87,500 shares of common stock owned by Andover Capital Corporation.

(6) Includes options currently exercisable for 100,000 shares of common stock, 2,750 shares of common stock owned by Mr. Stulp's IRA, and 1,750 shares of common stock owned by a charitable remainder trust.

(7) Includes options currently exercisable for 300,000 shares of common stock, of which options exercisable for 50,000 shares of common stock are beneficially owned by Proteus Capital Corp., an entity controlled by Douglas J. Newby. Also includes 13,000 shares of common stock owned by Proteus Capital Corp.

(8)  Includes options currently exercisable for 75,000 shares of common stock.

(9) Based upon information included in amendment number 4 to a Schedule 13D filed with the SEC on May 12, 2004. Nathan A. Low has the sole power to vote or direct the vote of, and the sole power to direct the disposition of, the shares held by the Nathan A. Low Roth IRA and the shares held by him individually, which total 2,230,367 shares of common stock, which includes 76, 500 shares of common stock issuable upon exercise of warrants. Although Nathan A. Low has no direct voting or dispositive power over the 40,000 shares of common stock held by the Nathan A. Low Family Trust, he may be deemed to beneficially own those shares because his wife is the trustee of the Trust. Similarly, Nathan A. Low may be deemed to beneficially own those shares of common stock underlying options and warrants (a total of 157,375 shares of common stock) held for the benefit of his minor children because his wife has sole voting and dispositive power over such shares. Therefore, Nathan A. Low reports shared voting and dispositive power over 197,375 shares of common stock, which includes including 100,000 shares of common stock underlying options to purchase common stock and 57,375 shares of common stock underlying warrants to purchase common stock.

(10) Consists of 480,811 shares of common stock owned by LCM Holdings LDC, 480,811 shares of common stock owned by Electrum Resources, LLC, 1,329,370 shares of common stock owned by Electrum Capital, LLC and 120,000 shares of common stock owned by CGT Management Ltd.

(11) Includes options currently exercisable for 550,000 shares of common stock, (of which 50,000 are owned by Proteus Capital Corp.) 204,168 shares of common stock held by Crosby Enterprises, Inc., 29,000 shares of common stock owned by Dotson Exploration Company, 190,750 shares of common stock owned by Nancy Martin Ryan, 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Karen Ryan, 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Patrick Ryan, 150,000 shares owned by J.P. Ryan Company, Inc., 87,500 shares of common stock owned by Andover Capital Corporation, 13,000 shares of common stock owned by Proteus Capital Corp., 5,000 shares of common stock owned by Jeffrey M. Christian and 5,000 shares of common stock owned by Glenn DeHekker.

                              SELLING SHAREHOLDERS

           We issued to the selling shareholders warrants exercisable for the shares of common stock that are covered by this prospectus pursuant to a private placement that was consummated on April 2, 2004 (the "April Private Placement"). This prospectus relates to the resale from time to time of a total of 841,500 shares of our common stock by the selling shareholders identified in this prospectus. Pursuant to the terms of the securities purchase agreement executed in connection with the private placement, we filed a registration statement, of which this prospectus constitutes a part, in order to permit the selling shareholders to resell to the public the shares of our common stock in connection with this transaction.

           In the April Private Placement, Cadence sold 120 units at the price of $50,000 per unit to seven accredited investors for an aggregate sales price of $6,000,000. Each unit consisted of a senior secured note in the principal amount of $50,000 and a warrant to purchase 6,375 shares of our common stock, exercisable at $4.00 per share.

           The senior secured notes bear interest at the rate of 10% per year (subject to increase to 15% upon a breach of certain covenants set forth in the securities purchase agreement. The notes mature on March 31, 2006 and are secured by all the assets of Cadence. These notes are not convertible into our common stock.

           The warrants issued in connection with the April Private Placement expire on April 2, 2007 and may be exercised in whole or in part at any time up to the expiration date, subject to the limitations in the warrants. If at any time while any of the warrants are outstanding we issue common stock, or securities convertible into common stock, to any person at a price per share of common stock less than the exercise price of the warrants, the exercise price of the warrants will be reduced pursuant to a formula provided in the warrant. In addition, in the event of a merger, consolidation, or sale of all or substantially all our assets, the holder of the warrant has the right to receive a warrant substantially similar to the warrant or, at the option of the holder of the warrant, an amount in cash equal to the value of the warrant. If a dividend is declared on our common stock, the exercise price of the warrant will be reduced in accordance with the terms of the warrant and the number of shares of common stock the warrant is exercisable for will be proportionately increased. If we were to offer any securities to its holders of common stock as a class, the holder of the warrant would be entitled to purchase the number of securities purchasable if the warrant holder were a holder of common stock. Holders of the warrants have no voting rights of a shareholder, no liquidation preference and no dividends will be declared on the warrants.

           Pursuant to the securities purchase agreement with the selling shareholders, we are required to pay a penalty equal to 1% of the purchase price of the units (i) on June 1, 2004 and each month thereafter that the registration statement of which this prospectus is a part has not been filed with the SEC by June 1, 2004, and (ii) if the registration statement of which this prospectus is a part has not been declared effective by the SEC by September 1, 2004, on September 1, 2004 and each month thereafter that the registration statement is not declared effective. Because we did not timely file the registration statement of which this prospectus is a part, we were required to pay a monthly penalty on June 1, 2004 and the pro-rata portion of the monthly penalty for each day after June 1, 2004 that this registration statement was not filed.

           The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders as of July 7, 2004, the number of shares of common stock being offered by the selling shareholders, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder's percentage ownership of Cadence common stock if all the shares in the offering are sold. The calculation of the shares beneficially owned does not take into account the limitation on more than 4.99% beneficial ownership contained in the terms of the warrants (as discussed in note 1 to the table). The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately under this prospectus. To prevent dilution to the selling security holders, the following numbers may change because of adjustments to reflect stock splits, stock dividends or similar events involving our common stock.

           None of the selling shareholders have, nor within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates, except that Nathan A. Low, a 5% shareholder of Cadence, is the husband of Lisa Low, the father of Gabriel Low, the son of Ruth Low and the controlling person of the Nathan A. Low Roth IRA. Mr. Low also acted as a finder for Cadence in the private placement described above and has done so in prior placements, for which he was compensated by Cadence.

                                                         Shares of
                                                        Common Stock                                                Percent of Class
                                                        Beneficially        Shares of       Beneficial Ownership      Owned After
                                                       Owned Prior to      Common Stock    After Offering if All    Offering if All
                    Selling Shareholders                Offering (1)        to be Sold        Shares are Sold       Shares are Sold
--------------------------------------------------    -----------------  ----------------  ---------------------   ----------------
Moshe Azouley                                              227,500           127,500              100,000                 *
Lisa Low as Custodian For Gabriel S. Low UNYGMA          2,427,742 (2)        57,375            2,261,992 (2)            17.45%
Nathan A Low                                             2,427,742 (3)        76,500            2,261,992 (3)            17.45%
Bear Stearns as Custodian For Nathan A. Low Roth
  IRA (4)                                                2,022,867            31,875            1,990,992                15.64%
Ruth Low                                                    58,250            38,250               20,000                 *
Omicron Capital (5)                                        127,500           127,500                    0                 0%
Portside Growth and Opportunity Fund (6)                   127,500           127,500                    0                 0%
Smithfield Fiduciary LLC (7)                               255,000           255,000                    0                 0%
--------------------------------------------------    -----------------  ----------------  ---------------------   ----------------
            Totals                                       3,223,492           841,500            2,381,992               18.37%

---------------
*    Less than 1%.

(1) The terms of the warrants provide that no selling shareholder may exercise warrants for common stock if such exercise would result in such selling shareholder beneficially owning more than 4.99% of our outstanding common stock. Accordingly, while all shares that are issuable to a selling shareholder upon exercise of the warrants are included in the number of shares being offered in the table, shares which a selling shareholder is prevented from acquiring as a result of these provisions are not shown as beneficially owned. Unless otherwise indicated, each selling shareholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholder.

(2) Includes 2,370,367 shares of common stock beneficially owned by Nathan A. Low, as described in footnote 2, below.

(3) Based upon information included in amendment number 4 to a Schedule 13D filed with the SEC on May 12, 2004. Nathan A. Low has the sole power to vote or direct the vote of, and the sole power to direct the disposition of, the shares held by the Nathan A. Low Roth IRA and the shares held by him individually, which total 2,230,367 shares of common stock, of which includes 76,500 shares of common stock underlying warrants. Although Nathan
     A. Low has no direct voting or dispositive power over the 40,000 shares of common stock held by the Nathan A. Low Family Trust, he may be deemed to beneficially own those shares because his wife is the trustee of the Trust. Similarly, Nathan A. Low may be deemed to beneficially own those shares of common stock underlying options and warrants (a total of 157,375 shares of common stock) held for the benefit of his minor children because his wife has sole voting and dispositive power over such shares. Therefore, Nathan
     A. Low reports shared voting and dispositive power over 197,375 shares of common stock, which includes including 100,000 shares of common stock underlying options to purchase common stock and 57,375 shares of common stock underlying warrants to purchase common stock.

(4) Based upon information included in amendment number 4 to a Schedule 13D filed with the SEC on May 12, 2004. We have been advised by the selling shareholder that its controlling person is Nathan A. Low.

(5)  Bruce Bernstein is the controlling person of Omicron Capital.

(6) Ramius Capital Group, LLC ("Ramius Capital") is the investment adviser of Portside Growth & Opportunity Fund ("Portside") and consequently has voting control and investment discretion over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S& Co., LLC, the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(7) Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield Fiduciary LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC.

                              PLAN OF DISTRIBUTION


           The selling shareholders may, from time to time, sell any or all of their shares of common stock issued upon exercise of the warrants issued pursuant to the April 2004 private placement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

           The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

           The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

           Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

           The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

           The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

           The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have advised us that they have acquired their securities in the ordinary course of business and they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

           In connection with the placement of the securities that we have registered, we paid a finder's fee consisting of $300,000 and warrants to purchase 76,500 shares of our common stock, exercisable at $4.00 per share, to Nathan A. Low. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

           We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

           The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.


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

                           RELATED PARTY TRANSACTIONS

           Nevada-Comstock Mining Company, formerly Caledonia Silver-Lead Mines, Inc., is owned approximately 1.2% by Howard Crosby, chief executive officer and director, 1.2% by John Ryan, vice president and director, and 35% by Cadence. Cadence had unpatented mineral claims in Kil Group and West Mullan Group, which it sold during the fiscal year ended September 30, 2002, to Caledonia in exchange for 3,501,980 shares of Caledonia's common stock, par value $.10 per share. The Board of Directors valued the Caledonia shares at $350,198. The board of directors deemed the value of Kil Group and West Mullan Group to be de minimus, recording all but $20,000 of the amount received as gain.

           Messrs. Crosby and Ryan collectively own in excess of 40% of the stock of Dotson Exploration Company and they are the sole officers and directors of Dotson. Dotson owns 109,000 shares of Cadence's shares of common stock. During fiscal year 2002 and the first quarter of fiscal year 2003, Cadence repaid Dotson a loan in the amount of $10,000 and Cadence made two loans to Dotson, one for $35,000 and one for $20,000, each at an interest rate of 10% per annum. Dotson transferred to Cadence marketable securities of the common stock of two unaffiliated companies, Enerphaze Corporation and The Williams Companies, valued by the Board of Directors at $33,380 as partial payment of the amount loaned. During the nine months ended June 30, 2003, Dotson repaid the $20,000 loan in cash. Of the total amount of principal and interest Dotson owed Cadence, $57,100, the amount of $3,720 remained outstanding at September 30, 2003, which amount is payable on demand and bears interest at 10% per annum.

           In September 2000, Cadence, through its wholly owned subsidiary, Celebration Mining Company, entered into a 5-year, $6,000 per year lease agreement with Oxford Metallurgical, Inc., a company of which Messrs. Crosby and Ryan collectively own a majority, on Cadence's Palisades Group property consisting of eight unpatented mineral claims. The lease permitted payment in cash or 10,000 Oxford shares per $3,000 of lease payments. Cadence terminated the lease in fiscal 2002.

           In October 2001, Cadence issued 200,000 shares of its common stock to Mr. Crosby for cash in the amount of $60,000. On January 15, 2002, Cadence issued 100,000 shares of its common stock to Mr. Crosby in payment of a loan made to Cadence in the principal amount of $30,000 in the November 2001. On January 22, 2002, Mr. Crosby made an additional loan of $30,000 bearing interest at 8% for which Cadence issued him 15,000 shares valued at $4,500 as an inducement to making the loan.

           On January 22, 2002, Cadence transferred 41,667 shares of the common stock it owned in Trend Mining Company, of which Mr. Ryan is a director, to Mr. Ryan in payment of past due salary of $16,000. Further, in October 2001, Mr. Ryan transferred marketable securities of Enerphaze Corporation valued at $90,000 to Cadence in exchange for 300,000 shares of Cadence, which shares are held by J.P. Ryan Company, Inc. held 100% by John Ryan, Andover Capital Corporation held 100% by John Ryan, and Dotson Exploration Company.

           In April 2002, Mr. Crosby purchased 83,334 Cadence investment units and Mr. Ryan purchased 43,334 Cadence investment units at $0.30 per unit, each unit consisting of one share of common stock and one warrant exercisable at $0.30 (see also below description of additional purchases of units by significant shareholders). The warrants contained a provision which allowed cashless exercise when and if Cadence common stock traded at or above $1.50 per share. Also, in April 2002, Cadence issued to Mr. Ryan 6,800 shares of its common stock in repayment of 6,800 Cadence shares owned by Mr. Ryan that he had transferred to third parties to pay Cadence invoices.

           During fiscal 2003, Mr. Crosby made two loans to Cadence. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 was in the principal amount of $50,000 bearing interest at a rate of 8%. Cadence issued 14,000 shares of its common stock valued at $10,920, as an inducement to making the $70,000 loan and 20,000 shares valued at $15,600, as an inducement to making the $50,000 loan. The $50,000 loan was one of three bridge loans, one for $50,000 from Kevin Stulp (see below) and one for $100,000 from the Nathan A. Low Family Trust (see below). Cadence repaid $60,000 in cash subsequent to the end of the fiscal year. In addition, Cadence issued 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. Cadence repaid $25,000 of the $50,000 loan in cash during fiscal 2003 and repaid the remaining $25,000 principal amount outstanding subsequent to the end of the fiscal year. Mr. Crosby waived the interest on both loans, which Cadence has recorded as income.

           In February 2003, Kevin Stulp, director, made a bridge loan to Cadence in the principal amount of $50,000, bearing interest of 8% per annum. Cadence issued 20,000 shares of its stock valued at $15,600, to Mr. Stulp as an inducement to making the loan. In April 2003, Cadence repaid $25,000 of the $50,000 loan in cash and in July 2003, it issued 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding. Mr. Stulp waived interest on this loan which Cadence has recorded as income. In July 2003, Mr. Stulp exercised a warrant to purchase 100,000 shares of common stock at $.75 per share.

           In April 2002, the Nathan A. Low Roth IRA purchased 1,083,334 of the investment units described above for $0.30 per unit, for a total of $325,000. The Nathan A. Low Roth IRA gave Cadence a non-interest bearing note for $150,000 for the partial payment of the units. The due date was June 15, 2002 and the note was paid in full and on time.

           In April 2002, entities controlled by Thomas Kaplan purchased 1,083,334 of the investment units described above for $0.30 per unit, for a total of $325,000. These entities gave Cadence two non-interest bearing notes for $150,000 for the partial payment of the units. The due date for the notes was June 15, 2002 and they were paid in full and on time.

           In October 2002, the Nathan A. Low Roth IRA and various entities controlled by Thomas Kaplan exercised warrants acquired as part of the unit offering referred to above. The exercise was done in separate cashless transactions whereby each party surrendered a total of 175,676 shares of common stock valued at $325,000 to exercise warrants for 1,083,334 shares of stock, netting 907,658 shares.

           In 2002, Nathan Low, a Cadence Resources major shareholder, and Cadence decided to form a limited partnership to acquire and develop oil and natural gas properties. Low planned to seek investors to invest as limited partners in the partnership. On August 8, 2002, Cadence formed Cadence Resources Limited Partnership, with Cadence as the sole general partner. Low had not brought any investors to the partnership by the time the partnership was ready to acquire oil and gas interests. Therefore, Low elected to provide the initial funding, $250,000, for the first prospect, in the form of the purchase of a limited partnership interest in the partnership. Cadence paid Sunrise Securities Corporation, an entity controlled by Low, a finders' fee on this funding. Also, on August 1, 2002, Sunrise Securities Corporation, together with Low and his assigns, the limited partnership and Cadence entered into the Side Letter Agreement of Certain Terms of Limited Partnership Drawdown Facility, a $20 million funding agreement. This was intended to provide further equity investments in the partnership. It was structured so that the Low parties had the option, but not the obligation, to provide capital contributions to the partnership. In partial consideration for entering into the drawdown facility, the Low parties were given a right of first refusal to provide funding for any drilling project contemplated by the partnership.

           Cadence and Low have agreed in principal as to the termination of the drawdown facility, the repurchase of Low's limited partnership interest for $250,000, dissolution of the partnership and related matters and in October 2003, Low received $250,000 from Cadence for the repurchase. The following description of the transactions with regard to the partnership should be read in light of the foregoing disclosure.

           In the formation of the partnership, Cadence contributed $12,500 to the partnership and Low, the limited partner, contributed $250,000 in cash. A portion of the $250,000 was used to advance the drilling on the West Electra Lake #1 well. For example, $24,552 was spent on seismic acquisition and processing which covered the Virginia Reef #2B well and also the West Electra Lake #1 well acreage. Also $26,105 of the limited partnership funds was spent on the leasing of the West Electra Lake Prospect as well as $16,077 on preparatory costs for the West Electra Lake #1 well. Prior to the limited partner's request for repayment of the limited partner's contribution (see below), Cadence had granted the limited partner a 5% working interest in the #1 West Electra Lake well. However, the limited partner has agreed to convey his working interest in the West Electra Lake #1 well to Cadence as part of the buyout of his limited partnership interest by Cadence.

           Low also advanced $300,000 to the partnership to explore natural gas interests in Michigan in the Black Bean Unit. As an inducement for this advance, Cadence issued Low 120,000 shares of common stock valued at $210,000. As an additional inducement to making the $300,000 advance, Low was granted a 2.25% working interest in each well in the Black Bean Unit in Michigan that was drilled using the $300,000 until "unitized well payout," the point at which the partnership receives 100% of its contribution back in the form of revenues from the well unit. After unitized well payout, Low's working interest in these wells will be reduced to a 2.00% working interest. Cadence has repaid the $300,000 loan.

           In February 2003, Cadence gave a $100,000 note, as part of the $200,000 bridge loans referenced above, to the Nathan A. Low Family Trust at an interest rate of 8%. Cadence issued 40,000 shares valued at $31,200 as an inducement to making the loan. The principal on this note was repaid in full in October 2003.

           Cadence issued approximately 1,721,400 shares of its common stock in September and October 2003 in a brokered private placement. It paid sales commissions of $376,565 in cash and options to purchase 162,140 shares for $2.50 per share to a broker, Sunrise Securities Corporation, a company owned by Nathan Low. It also issued 11,000 shares of Cadence common stock valued at $2.90 per share to Nathan Low in connection with the private placement.

           CGT Management, Ltd., in which members of the Thomas Kaplan family have an indirect interest, loaned Cadence $300,000 in 2003 at 10% interest. As an inducement for making the loan, Cadence, in fiscal 2003, issued 120,000 shares valued at $168,000 to CGT Management. Mr. Kaplan disclaims beneficial ownership of the shares under the Exchange Act. The $300,000 loan and interest were repaid in full in October 2003.

           In the ordinary course of Cadence's business, Cadence acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. In fiscal 2002, Cadence made available for sale to its executive officers, directors and consultants a portion of working interests in the #1A well in Wilbarger County, Texas on terms no less favorable to Cadence than those at which interests would otherwise have been sold to third party investors in that well. Messrs. Crosby and Ryan each acquired from Cadence a 6% working interest in the #1A well in Wilbarger County, Texas for $40,800 in fiscal year 2002. Expenses are deducted from the production checks and to date, production has been sufficient to cover expenses. Cadence sold these working interests to raise the capital to drill the well.

           Lucius C. Geer, a consultant to Cadence who manages its acquisition, exploration and production operations, has entered several agreements with Cadence. In October 2001, Geer entered into an agreement with Cadence under which Cadence purchased from Geer and an associate of Geer's, geological information for $30,000 cash and a 2% overriding royalty interest each to Geer and his associate, in the Virgin Reef Prospect in Wilbarger County, Texas. Effective December 31, 2001, Cadence assigned Geer a 2% overriding royalty interest in the oil, gas and mineral lease from the W. T. Waggoner Estate in Wilbarger County, Texas. In April 2003, Cadence assigned Geer and an associate each a 1% overriding royalty interest in oil and gas leases in Desoto Parish, Louisiana. Effective August 1, 2003, Cadence and Geer amended their February 1, 2002 Letter Agreement with respect to the creation and funding of a geological and operations office to be staffed by Geer and paid for by Cadence. Under the agreement, Geer agreed to evaluate the geological feasibility and land availability of agreed upon areas in order to locate prospects that meet certain criteria. The agreement provides that Geer will devote 75% of his time to his work for Cadence for $7,500 per month. On each lease that Cadence acquires under the agreement, Cadence must assign Geer an overriding royalty interest of 2% of the sales price received for all oil, gas and minerals from such lease, which amount is to be reduced proportionately if the lease covers less than the full fee mineral estate.

           On March 31, 2004, Cadence borrowed $250,000 from Howard Crosby, $70,000 from Glenn DeHekker, $50,000 from Dotson Exploration Company and $20,000 from Kevin Stulp at an interest rate of 12%. Such amounts were repaid by Cadence in April 2004.

           On April 2, 2004, Cadence sold 120 units consisting of a note in the principal amount of $50,000 and a warrant to purchase 6,375 shares of Common Stock, exercisable at $4.00 per share and expiring on April 2, 2007, for an aggregate sales price of $6,000,000. As compensation for his services in connection with this private placement, Cadence paid Nathan A. Low, a 5% beneficial owner of Cadence's common stock, $300,000 and issued him a warrant to purchase 76,500 shares of Common Stock, exercisable at $4.00 per share, and expiring on April 2, 2007. In addition, Lisa Low, as custodian for Gabriel S. Low, purchased nine units in the offering and Bear Stearns as Custodian for Nathan A. Low Roth IRA purchased five units in the offering. Lisa Low is Mr. Low's spouse, Gabriel S. Low is Mr. Low's child, and Mr. Low if the controlling person of the Nathan A. Low Roth IRA.

                            DESCRIPTION OF SECURITIES

           Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. As of June 30, 2004, we had 12,698,827 shares of common stock issued and outstanding. Only one class of preferred stock is issued and outstanding. Included below is a summary description of only those warrants held by selling shareholders and we have not described any of our other outstanding warrants.

COMMON STOCK

           The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

PREFERRED STOCK

           Our Board of Directors may, without shareholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by shareholders.

           Cadence's Board of Directors has authorized the issuance of 2,500,000 shares of Class A Preferred Shares. As of December 31, 2003, there were 34,950 shares of Class A Preferred Shares outstanding. The Class A Preferred Shares are entitled to a 15% annual dividend, paid quarterly, the right to convert each share of Class A Preferred Stock into one share of Cadence's common stock at a price of $1.50 per share, provided that certain conditions are met. The Class A Preferred Shares mature seven years from the date of issuance. At maturity, the Class Preferred Shares will be redeemed for cash or common stock at Cadence's option in an amount equal to the amount paid by the investors for the shares plus any accrued and unpaid dividends. If shares of common stock are to be issued at maturity, the conversion price shall be determined by the average closing bid price for the 20 trading days prior to the maturity date

           No other classes of preferred stock are outstanding

WARRANTS

           The warrants being registered on behalf of the selling shareholders are exercisable at $4.00 per share and expire on April 2, 2007. The warrants may be exercised in whole or in part, subject to the limitations provided in the warrants. Any warrant holders who do not exercise their warrants prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the warrants and any outstanding warrants will become void and be of no further force or effect. If at any time while any of the warrants are outstanding, Cadence issues common stock, or securities convertible into common stock to any person at a price per share of common stock less than the exercise price of the warrants, the exercise price of the warrants will be reduced pursuant to a formula as provided in the warrant. In addition, in the event of a merger, consolidation, or sale of all or substantially all the assets of Cadence, the holders of the warrants have the right to receive warrants substantially similar to the warrants or, at the option of the holders of the warrants, an amount in cash equal to the value of the warrants. If a dividend is declared on the common stock of Cadence, the exercise price of the warrants will be reduced in accordance with the terms of the warrants and the number of shares of common stock the warrants are exercisable for will be proportionately increased. If Cadence were to offer any securities to its holders of common stock as a class, the holders of the warrants would be entitled purchase that number of securities purchasable if the warrant holders were holders of common stock.

           Holders of the warrants have no voting rights of a shareholder, no liquidation preference and no dividends will be declared on the warrants.

ELECTION AND REMOVAL OF DIRECTORS

           Each of our directors serves for a term of one year or until his successor is elected and qualified if there is no annual meeting. At each annual meeting of shareholders, the successors to the then current directors whose terms are expiring are elected to serve for one-year terms. Directors may be removed at any special meeting of our shareholders upon a vote of two-thirds of the outstanding shares of stock entitled to vote for directors. Holders of our common stock and preferred stock vote together for directors, with each share of preferred stock having a number of votes equal to the number of shares of common stock into which it could then be converted.

SHAREHOLDER MEETINGS

           Our bylaws provide that special meetings of shareholders may be called by our board of directors. In addition, upon the request of shareholders holding one-fifth of the voting power of all shareholders, the Secretary of our company is required to call a meeting of the shareholders. Finally, if no annual meeting of shareholders has taken place for a period of more than eighteen months, any shareholder may call a meeting of the shareholders of our company.

                          TRANSFER AGENT AND REGISTRAR

           The transfer agent and registrar for our common stock is OTC Stock Transfer, 231 E. 2100 South, Suite #3, Salt Lake City, Utah 84115. Its telephone number is (801) 485-5555 and facsimile is (801) 486-0562.

                                  LEGAL MATTERS

           The validity of the shares of common stock offered in this prospectus has been passed upon for us by Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

                                     EXPERTS

           Our financial statements appearing in this prospectus have been examined by the accounting firm of Williams & Webster, P.S., Certified Public Accountants, 601 West Riverside, Suite 1940, Spokane, Washington 99201. These financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

           The reference to the report of Ralph E. Davis Associates, Inc. Consultants - Petroleum and Natural Gas, located in Houston, Texas, contained herein with respect to the proved reserves of our oil wells in Texas, the estimated net revenue from such proved reserves, and the discounted present values of such estimated future net revenue, is made in reliance upon the authority of such firms as experts with the respect to such matters.

                       WHERE YOU CAN FIND MORE INFORMATION

           We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to Cadence Resources Corporation and the shares of common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the SEC. These reports can also be reviewed by accessing the SEC's Internet site.

           You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement Filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                          INDEX TO FINANCIAL STATEMENTS

Financial Statements for the six months ended March 31, 2004
   Balance Sheets as of March 31, 2004 and September 30, 2003 and 2002.......F-2
   Statements of Operations and Comprehensive Loss for the three and six month periods ended March 31, 2004, 2003 and 2002.................F-4
   Statements of Cash Flows for the six month periods ended
   March 31, 2004, 2003 and 2002.....................................        F-5
   Notes to the Financial Statements.........................................F-7

Financial Statements for the fiscal year ended September 30, 2003
  Independent Auditor's Report...............................................F-9
  Balance Sheets as of September 30, 2003, 2002 and 2001....................F-10
  Statements of Operations and Comprehensive Loss for the
  years ended September 30, 2003, 2002 and 2001.............................F-12
  Statement of Stockholder's Equity.................................. .....F-13a
  Statements of Cash Flows for the years ended September 30,
  2003, 2002 and 2001.......................................................F-16
  Notes to the Financial Statements.........................................F-18

                  CADENCE RESOURCES CORPORATION BALANCE SHEETS
                                 BALANCE SHEETS


                                                                    March 31,             September 30,
                                                                       2004      --------------------------------
                                                                   (Unaudited)        2003             2002
                                                                   ------------  ---------------  ---------------
ASSETS

  CURRENT ASSETS
    Cash                                                           $   485,543   $    3,619,345   $       40,011
    Oil & gas revenue receivable                                       385,640           84,575           26,123
    Receivable from working interest owners                             12,873           12,873           16,037
    Notes receivable                                                     3,720            3,720           13,078
    Prepaid expenses                                                   137,225            5,925           27,500
    Other current assets                                                27,425              425              431
                                                                   ------------  ---------------  ---------------
      TOTAL CURRENT ASSETS                                           1,052,426        3,726,863          123,180
                                                                   ------------  ---------------  ---------------

  OIL AND GAS PROPERTIES, USING
    SUCCESSFUL EFFORTS ACCOUNTING
    Proved properties                                                  638,917          590,747           48,694
    Unproved properties                                              3,785,555          833,836           78,997
    Wells and related equipment and facilities                         474,312          202,886           67,374
    Support equipment and facilities                                   331,858          151,963          105,108
    Prepaid mineral leases                                             540,013          395,973          111,111
    Less accumulated depreciation, depletion,
      amortization and impairment                                     (604,885)         (61,611)          (4,312)
                                                                   ------------  ---------------  ---------------
      TOTAL OIL AND GAS PROPERTIES                                   5,165,770        2,113,794          473,038
                                                                   ------------  ---------------  ---------------

  PROPERTY AND EQUIPMENT
    Furniture and equipment                                              4,226            1,660            1,440
    Less accumulated depreciation                                       (1,625)          (1,451)          (1,440)
                                                                   ------------  ---------------  ---------------
      TOTAL PROPERTY AND EQUIPMENT                                       2,601              209                -
                                                                   ------------  ---------------  ---------------

  OTHER ASSETS
    Investments                                                        185,092          394,454          448,793
                                                                   ------------  ---------------  ---------------

  NONCURRENT ASSETS
    Net assets of discontinued operations                              246,757          246,757          246,757
                                                                   ------------  ---------------  ---------------

      TOTAL ASSETS                                                 $ 6,652,646   $    6,482,077   $    1,291,768
                                                                   ============  ===============  ===============


       See accompanying condensed notes to interim financial statements.

                                     CADENCE RESOURCES CORPORATION
                                            BALANCE SHEETS


                                                         March 31,              September 30,
                                                           2004       --------------------------------
                                                        (Unaudited)        2003             2002
                                                       -------------  ---------------  ---------------
LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES
    Accounts payable                                   $    633,774   $      584,866          119,923
    Revenue distribution payable                            136,795           68,929           14,835
    Payable to related party                                      -          550,000            2,500
    Deferred working interest                                     -                -           22,184
    Interest payable                                         13,054           15,752                -
    Accrued compensation                                      8,165           94,920           66,261
    Notes payable - related parties                         510,000          460,000                -
    Notes Payable                                         1,000,000                -                -
                                                       -------------  ---------------  ---------------
      TOTAL CURRENT LIABILITIES                           2,301,788        1,774,467          225,703
                                                       -------------  ---------------  ---------------

  REDEEMABLE PREFERRED STOCK                                 59,925           59,925                -
                                                       -------------  ---------------  ---------------

  STOCKHOLDERS' EQUITY
    Common stock, $.01 par value; 100,000,000 shares
      authorized, 12,673,800,12,512,827 and
      6,866,210 shares issued and outstanding,
      respectively                                          126,738          125,128           68,662
    Additional paid-in capital                           18,711,738       18,343,422       13,291,965
    Stock options                                         1,210,704        1,210,704          626,790
    Stock warrants                                           51,375           51,375          233,334
    Accumulated deficit                                 (15,379,773)     (14,863,687)     (12,906,132)
    Accumulated other comprehensive income (loss)          (429,849)        (219,257)        (248,554)
                                                       -------------  ---------------  ---------------
      TOTAL STOCKHOLDERS' EQUITY                          4,290,933        4,647,685        1,066,065
                                                       -------------  ---------------  ---------------

  TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY                                             $  6,652,646        6,482,077   $    1,291,768
                                                       =============  ===============  ===============

       See accompanying condensed notes to interim financial statements.

                                       CADENCE RESOURCES CORPORATION
                               STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                          Three Months Ended                         Six Months Ended
                                                               March 31,                                 March 31,
                                               ----------------------------------------  ----------------------------------------
                                                   2004          2003          2002          2004          2003          2002
                                               (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
                                               ------------  ------------  ------------  ------------  ------------  ------------

REVENUES                                       $   688,368   $    44,449   $         -   $ 1,247,752   $    77,825   $         -
                                               ------------  ------------  ------------  ------------  ------------  ------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Depreciation, depletion and amortization         309,173         8,496             -       542,284        17,131             -
  Officers' and directors' compensation             35,000       173,477        40,000        90,000       218,477        52,510
  Consulting                                        82,100        21,425       374,904       140,513        99,655       470,518
  Professional fees                                150,389        41,393         5,366       440,436        49,428        33,222
  Oil and gas lease expenses                       114,126        39,095        34,870       223,512        59,447        49,642
  Oil and gas consulting                            27,500             -             -        42,500             -             -
  Oil and gas productions costs                     33,171             -             -        72,650             -             -
  Exploration and drilling                          12,000             -       177,038        12,000             -       177,038
  Lease operating expenses                           2,410         5,663             -         3,658        42,179             -
  General and administrative                        60,223        26,222         7,396       195,203        62,425        20,317
                                               ------------  ------------  ------------  ------------  ------------  ------------
      Total expenses                               826,092       315,771       639,574     1,762,756       548,742       803,247
                                               ------------  ------------  ------------  ------------  ------------  ------------

OPERATING LOSS                                    (137,724)     (271,322)     (639,574)     (515,004)     (470,917)     (803,247)
                                               ------------  ------------  ------------  ------------  ------------  ------------
OTHER INCOME (EXPENSES)
  Interest income                                      213            46            11         4,193           126            24
  Interest expense                                  (8,132)      (81,762)       (1,329)      (10,313)      (83,001)       (2,389)
  Partnership loss                                       -          (159)            -             -        (8,468)            -
  Refund of production taxes                         5,155             -             -         5,155             -             -
  Gain on debt forgiveness                               -             -             -             -             -         6,109
  Gain (loss) on disposition and impairment
    of assets                                         (720)      (29,969)       11,265          (720)      (64,592)      (21,468)
                                               ------------  ------------  ------------  ------------  ------------  ------------
      Total other income (expense)                  (3,484)     (111,844)        9,947        (1,685)     (155,935)      (17,724)
                                               ------------  ------------  ------------  ------------  ------------  ------------

LOSS BEFORE TAXES                                 (141,208)     (383,166)     (629,627)     (516,689)     (626,852)     (820,971)

INCOME TAX BENEFIT                                       -             -             -             -             -        66,040
                                               ------------  ------------  ------------  ------------  ------------  ------------
LOSS FROM CONTINUING OPERATIONS                   (141,208)     (383,166)     (629,627)     (516,689)     (626,852)     (754,931)

GAIN (LOSS) FROM DISCONTINUED OPERATIONS
  Gain from mining operations (net of income
    taxes)                                               -             -             -             -             -       264,158
                                               ------------  ------------  ------------  ------------  ------------  ------------

NET INCOME (LOSS)                                 (141,208)     (383,166)     (629,627)     (516,689)     (626,852)     (490,773)

OTHER COMPREHENSIVE INCOME (LOSS)
  Unrealized gain (loss) on market value of
    investments                                   (103,299)       32,655         3,215      (210,593)       41,332        13,675
                                               ------------  ------------  ------------  ------------  ------------  ------------

COMPREHENSIVE INCOME (LOSS)                    $  (244,507)  $  (350,511)  $  (626,412)  $  (727,282)  $  (585,520)  $  (477,098)
                                               ============  ============  ============  ============  ============  ============
NET INCOME (LOSS) PER COMMON SHARE
  BASIC AND DILUTED
  Net loss from continuing operations          $     (0.02)        (0.04)  $     (0.16)  $     (0.06)  $     (0.07)  $     (0.21)
  Net income (loss) from discontinued
    operations                                         nil           nil           nil           nil           nil   $      0.07
                                               ------------  ------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS) PER COMMON SHARE             $     (0.02)  $     (0.04)  $     (0.05)  $     (0.06)  $     (0.07)  $     (0.14)
                                               ============  ============  ============  ============  ============  ============
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING,
  BASIC AND DILUTED                             12,645,330     9,037,193     3,891,433    12,630,615     8,721,129     3,571,614
                                               ============  ============  ============  ============  ============  ============

       See accompanying condensed notes to interim financial statements.

                               CADENCE RESOURCES CORPORATION
                                  STATEMENTS OF CASH FLOWS


                                                                Six Months Ended
                                                                    March 31,
                                                      -------------------------------------
                                                         2004         2003         2002
                                                      (Unaudited)  (Unaudited)  (Unaudited)
                                                      -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              (516,689)    (626,852)    (490,773)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
      Loss on sale of investments                            720       64,592       21,468
      Partnership loss                                         -        8,468            -
      Gain from mining operations                              -            -     (330,198)
      Gain on debt forgiveness                                 -            -        6,109
      Depreciation, depletion and amortization           542,284       17,131            -
      Issuance of common stock for services               97,175      142,200       58,500
      Issuance of common stock for loan
        consideration                                          -       78,000            -
      Investment given for services                            -        7,200            -
      Issuance of stock options for
        consulting fees                                        -            -      324,000
Changes in assets and liabilities:
      Oil & gas revenue receivable                      (301,065)       9,159            -
      Receivable from working interest owners                  -        3,164       (2,752)
      Prepaid expenses                                  (131,300)      15,000        1,275
      Notes receivable                                         -       (3,241)           -
      Other current assets                               (27,000)           6            -
      Prepaid mineral leases                                   -       47,258      (88,350)
      Deferred working interest                                -      (22,184)      38,527
      Accounts payable                                    48,908       20,367      (33,980)
      Revenue distribution payable                        67,866        1,314            -
      Interest payable                                    (2,698)       2,433            -
      Accrued expenses                                   (86,755)      39,500       52,510
                                                      -----------  -----------  -----------
    Net cash provided (used) by operating activities    (308,554)    (196,485)    (443,664)
                                                      -----------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investments                                 (6,250)      (9,172)     (21,677)
  Sale of investments                                      4,300       15,279       79,124
  Purchase of fixed assets                              (375,708)     (44,467)     (17,086)
  Purchase of proved and unproved properties          (2,846,068)    (177,995)           -
  Purchase of mineral leases                            (376,522)     (47,500)           -
  Sale of fixed assets                                         -            -            -
                                                      -----------  -----------  -----------
    Net cash provided (used) by investing activities  (3,600,248)    (263,855)      40,361
                                                      -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of notes payable                             (425,000)           -      (35,000)
  Proceeds from notes payable                            475,000      300,000            -
  Payments on payables to related parties               (550,000)           -            -
  Proceeds from secured notes payable                  1,000,000            -            -
  Issuance of redeemable preferred stock for cash              -       59,925            -
  Issuance of common stock and warrants for cash         275,000      110,000            -
  Issuance of common stock for cash                            -            -      374,900
                                                      -----------  -----------  -----------
    Net cash provided by financing activities            775,000      469,925      339,900
                                                      -----------  -----------  -----------
    Net increase (decrease) in cash                   (3,133,802)       9,585      (63,403)
                                                      -----------  -----------  -----------

       See accompanying condensed notes to interim financial statements.

                             CADENCE RESOURCES CORPORATION
                               STATEMENTS OF CASH FLOWS


                                                               Six Month Ended
                                                                  March 31,
                                                   ----------------------------------------
                                                       2004          2003          2002
                                                   (Unaudited)   (Unaudited)   (Unaudited)
                                                   ------------  ------------  ------------

Net increase (decrease) in cash (balance forward)  $(3,133,802)  $      9,585  $   (63,403)

Cash, beginning of period                          $ 3,619,345   $     40,011  $   191,684

                                                   ------------  ------------  ------------
Cash, end of period                                $   485,543   $     49,596  $   128,281
                                                   ============  ============  ============

SUPPLEMENTAL CASH FLOW DISCLOSURE:

  Income taxes paid                                $         -   $          -  $         -
  Interest paid                                    $         -   $          -  $         -

NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Common stock issued for services rendered
    and accrued compensation                       $    97,175   $    142,200  $    92,500
  Common stock issued for loan consideration       $         -   $     78,000  $         -
  Common stock issued for debt                     $         -   $          -  $    90,000
  Common stock issued for investment and
    stock subscription receivable                  $         -   $          -  $         -
  Common stock issued for investment               $         -   $          -  $   120,000
  Investment received for mining claims            $         -   $          -  $   350,198
  Investment given for related party payable       $         -   $          -  $     8,231
  Investment received for note receivable          $         -   $          -  $    15,000
  Stock options issued for servies                 $         -   $          -  $   324,000
  Investment given for consulting services         $         -   $      7,200            -

       See accompanying condensed notes to interim financial statements.

                          CADENCE RESOURCES CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2004


NOTE 1 - BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements for the year ended September 30, 2003. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company's financial position and results of operations.

Operating results for the six month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending September 30, 2004.


NOTE 2 - STOCKHOLDERS' EQUITY

During the six months ended March 31, 2004, a total of 110,000 shares of common stock were issued at $2.50 per share for cash proceeds of $275,000 and a total of 51,000 shares of common stock were issued at $1.40 to $2.50 per share for services valued at $97,175. Also in the same period, the Company paid cash dividends aggregating $2,249.

During the six months ended March 31, 2004, no stock options or warrants were issued or exercised.

                          CADENCE RESOURCES CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2004


NOTE 3 - NOTES PAYABLE

At March 31, 2004, the Company had short-term notes payable to related parties in the amount of $510,000, of which $345,000 was received in the quarter just ended. In April 2004, these liabilities were paid in full. Additionally, the Company received $1,000,000 in short-term financing in late March 2004 from unrelated parties. These amounts were repaid from the proceeds of the long-term notes payable in early April 2004. No interest was accrued on these short-term loans.


NOTE 4 - SUBSEQUENT EVENTS

In April 2004, the Company completed a private placement of $6,000,000 of senior secured notes from a group of institutional and individual lenders. These notes payable accrue interest at the rate of 10% per year (subject to increase under certain conditions), payable quarterly, with the principal due and payable on March 31, 2006. The Company is obligated however, to make principal repayments equivalent to 10% of the principal amount of the notes on each of September 30 and December 31 of 2005 if the Company's weighted average share price falls below $5.00 per share at such times. The notes are secured by all of the assets of Cadence.

As part of the private placement, the noteholders received warrants to purchase a total of 765,000 shares of common stock, exercisable at $4 per share, expiring in three years. Both the number of warrants and the exercise price per share are adjustable, dependent upon certain future equity transactions of the Company. The value of the warrants upon issuance of $688,500, will be recorded as a discount on long term debt.

The Board of Directors
Cadence Resources Corporation
Walla Walla, Washington


                          INDEPENDENT AUDITOR'S REPORT


We have audited the accompanying balance sheets of Cadence Resources Corporation (formerly Royal Silver Mines, Inc.) as of September 30, 2003, 2002 and 2001, and the related statements of operations and comprehensive loss, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadence Resources Corporation (formerly Royal Silver Mines, Inc.) as of September 30, 2003, 2002 and 2001, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
December 10, 2003

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                           BALANCE SHEETS

                                                                                           September 30,
                                                                 -------------------------------------------------------------------
                                                                        2003                    2002                    2001
                                                                 -------------------    --------------------     -------------------
ASSETS

      CURRENT ASSETS
          Cash                                                   $        3,619,345     $            40,011      $          191,684
          Oil & gas revenue receivable                                       84,575                  26,123                       -
          Receivable from working interest owners                            12,873                  16,037                       -
          Notes receivable                                                    3,720                  13,078                  18,000
          Prepaid expenses                                                    5,925                  27,500                   1,275
          Other current assets                                                  425                     431                     425
                                                                 -------------------    --------------------     -------------------
               TOTAL CURRENT ASSETS                                       3,726,863                 123,180                 211,384
                                                                 -------------------    --------------------     -------------------

      OIL AND GAS PROPERTIES, USING
          SUCCESSFUL EFFORTS ACCOUNTING
          Proved properties                                                 590,747                  48,694                       -
          Unproved properties                                               833,836                  78,997                       -
          Wells and related equipment and facilities                        202,886                  67,374                       -
          Support equipment and facilities                                  151,963                 105,108                       -
          Prepaid oil and gas leases                                        395,973                 177,177                  82,155
          Less accumulated depreciation, depletion,
               amortization and impairment                                  (61,611)                 (4,312)                      -
                                                                 -------------------    --------------------     -------------------
               TOTAL OIL AND GAS PROPERTIES                               2,113,794                 473,038                  82,155
                                                                 -------------------    --------------------     -------------------

      PROPERTY AND EQUIPMENT
          Furniture and equipment                                             1,660                   1,440                   1,440
          Less accumulated depreciation                                      (1,451)                 (1,440)                 (1,440)
                                                                 -------------------    --------------------     -------------------
               TOTAL PROPERTY AND EQUIPMENT                                     209                       -                       -
                                                                 -------------------    --------------------     -------------------

      OTHER ASSETS
          Investments                                                       394,454                 448,793                 104,343
          Mineral properties available for sale                             246,757                 246,757                 266,757
                                                                 -------------------    --------------------     -------------------
               TOTAL OTHER ASSETS                                           641,211                 695,550                 371,100
                                                                 -------------------    --------------------     -------------------

      TOTAL ASSETS                                               $        6,482,077     $         1,291,768      $          664,639
                                                                 ===================    ====================     ===================

                             The accompaning notes are an integral part of these financial statements.

                                                                F-10

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                           BALANCE SHEETS

                                                                                           September 30,
                                                                   -----------------------------------------------------------------
                                                                          2003                   2002                  2001
                                                                   --------------------   -------------------   --------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

      CURRENT LIABILITIES
          Accounts payable                                         $           584,866    $          119,923    $           158,857
          Revenue distribution payable                                          68,929                14,835                      -
          Payable to related party                                             550,000                 2,500                  8,231
          Deferred working interest                                                  -                22,184                      -
          Accrued compensation                                                  94,920                66,261                  5,000
          Accrued interest - related party                                      15,752                     -                      -
          Notes payable - related party                                        460,000                     -                      -
                                                                   --------------------   -------------------   --------------------
               TOTAL CURRENT LIABILITIES                                     1,774,467               225,703                217,088
                                                                   --------------------   -------------------   --------------------

      LONG-TERM DEBT
          Notes payable - related parties                                            -                     -                135,000
                                                                   --------------------   -------------------   --------------------

      COMMITMENTS AND CONTINGENCIES                                                  -                     -                      -
                                                                   --------------------   -------------------   --------------------

      REDEEMABLE PREFERRED STOCK                                                59,925                     -                      -
                                                                   --------------------   -------------------   --------------------

      STOCKHOLDERS' EQUITY
          Common stock, $0.01 par value; 100,000,000
             shares authorized, 12,512,827, 6,866,210,
             and 2,453,890 shares issued and outstanding,
             respectively                                                      125,128                68,662                 24,539
          Additional paid-in capital                                        18,343,422            13,291,965             12,198,855
          Stock options                                                      1,210,704               626,790                      -
          Stock warrants                                                        51,375               233,334                      -
          Accumulated deficit                                              (14,863,687)          (12,906,132)           (11,760,681)
          Accumulated other comprehensive loss                                (219,257)             (248,554)              (150,162)
                                                                   --------------------   -------------------   --------------------
               TOTAL STOCKHOLDERS' EQUITY                                    4,647,685             1,066,065                312,551
                                                                   --------------------   -------------------   --------------------

      TOTAL LIABILITIES AND STOCKHOLDERS'
          EQUITY                                                   $         6,482,077    $        1,291,768    $           664,639
                                                                   ====================   ===================   ====================

                             The accompanying notes are an integral part of these financial statements.

                                                                F-11

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                           STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                           Years Ended September 30,
                                                          ---------------------------------------------------------
                                                                2003                  2002               2001
                                                          -----------------   ------------------ ------------------

REVENUES
     Oil and gas sales                                    $        337,355    $          56,608  $               -
     Sale of drilling and production rights                         50,000                    -                  -
                                                          -----------------   ------------------ ------------------
            Total Revenues                                         387,355               56,608                  -
                                                          -----------------   ------------------ ------------------

OPERATING AND ADMINISTRATIVE EXPENSES
     Depreciation, depletion and amortization                       57,310                4,312                402
     Officers' and directors' compensation                         528,727              152,510             80,250
     Consulting                                                    531,137              934,254                  -
     Oil and gas lease expenses                                    302,204              131,812                  -
     Oil and gas consulting                                         60,000                    -                  -
     Exploration and drilling                                      109,968              128,974                  -
     Oil and gas production costs                                   34,577                5,305                  -
     Lease operating expenses                                       19,334               12,279                  -
     Other general and administrative                              386,892              144,192            245,432
                                                          -----------------   ------------------ ------------------
         Total Expenses                                          2,030,149            1,513,638            326,084
                                                          -----------------   ------------------ ------------------

LOSS FROM OPERATIONS                                            (1,642,794)          (1,457,030)          (326,084)
                                                          -----------------   ------------------ ------------------

OTHER INCOME (EXPENSE)
     Interest income                                                   136                1,034                100
     Interest expense and loan fees                               (227,978)              (5,872)           (25,711)
     Partnership income (loss)                                     (15,200)              10,000                  -
     Gain (loss) on debt forgiveness                                (4,699)               6,109                  -
     Loss on disposition and impairment of assets                  (67,020)             (29,890)           (82,482)
                                                          -----------------   ------------------ ------------------
         Total Other Income (Expense)                             (314,761)             (18,619)          (108,093)
                                                          -----------------   ------------------ ------------------

LOSS BEFORE TAXES                                               (1,957,555)          (1,475,649)          (434,177)

INCOME TAXES BENEFIT                                                     -               66,040                  -
                                                          -----------------   ------------------ ------------------

LOSS FROM CONTINUING OPERATIONS                                 (1,957,555)          (1,409,609)          (434,177)

GAIN (LOSS) FROM DISCONTINUED OPERATIONS
     Gain (loss) from mining operations (net of
         income taxes)                                                   -              264,158           (441,038)
                                                          -----------------   ------------------ ------------------

NET LOSS                                                        (1,957,555)          (1,145,451)          (875,215)

OTHER COMPREHENSIVE INCOME (LOSS)
     Unrealized gain (loss) in market value of
         investments                                                29,297              (98,392)          (115,773)
                                                          -----------------   ------------------ ------------------

COMPREHENSIVE LOSS                                        $     (1,928,258)   $      (1,243,843) $        (990,988)
                                                          =================   ================== ==================

LOSS PER COMMON SHARE BASIC AND DILUTED:
     Net loss from continuing operations                  $          (0.21)   $           (0.28) $           (0.28)
     Net gain (loss) from discontinued operations                        -                 0.05              (0.28)
                                                          -----------------   ------------------ ------------------
NET LOSS PER COMMON SHARE                                 $          (0.21)   4           (0.23) $           (0.57)
                                                          =================   ================== ==================

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING,
     BASIC AND DILUTED                                           9,348,374            4,965,179          1,548,785
                                                          =================   ================== ==================

                             The accompanying notes are an integral part of these financial statements.

                                                                F-12

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                 STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                Common Stock
                                                          ---------------------------              Additional
                                                            Number                                  Paid-in              Stock
                                                          of Shares        Amount                   Capital             Options
                                                          ---------    --------------             -----------        ---------------
Balance,
      September 30, 2000                                  1,199,607    $       11,996             $11,767,998        $            -

Shares issued to consultants and
      others for services at prices
      varying from $0.30 to $1.40
      per share                                             174,375             1,744                  95,656                      -

Shares issued to officers for
      investments at $0.40 per share                        310,000             3,100                 120,900                      -

Shares issued to officers for
      investment and cash at $0.25
      per share                                             160,000             1,600                  38,400                      -

Shares issued to officers and
      directors for services at $0.25
      to $0.30 per share                                    110,000             1,100                  29,150                      -

Adjustment for fractional shares
      issued                                                  4,074                41                     (41)                     -

Shares issued for loan consideration
      at $0.30 per share                                     62,500               625                  18,125                      -

Shares issued for cash at $0.30
      per share                                             393,334             3,933                 114,067                      -

Shares issued for marketing services
      at $0.30 per share                                     40,000               400                  14,600                      -

Net loss for year ended
      September 30, 2001                                          -                 -                       -                      -

Unrealized loss on market value
      of investments                                              -                 -                       -                      -
                                                          ---------    --------------             -----------        ---------------

Balance,
      September 30, 2001                                  2,453,890    $       24,539             $12,198,855        $             -

                             The accompanying notes are an integral part of these financial statements.

                                                               F-13a

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                 STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                               Accumulated
                                                                                                  Other                 Total
                                                         Stock           Accumulated           Comprehensive         Stockholders'
                                                        Warrants            Deficit                 Loss                Equity
                                                        --------    --------------------      ---------------        --------------

Balance,
      September 30, 2000                                $      -    $       (10,885,466)      $       (34,389)       $      860,139

Shares issued to consultants and
      others for services at prices
      varying from $0.30 to $1.40
      per share                                                -                      -                     -                97,400

Shares issued to officers for
      investments at $0.40 per share                           -                      -                     -               124,000

Shares issued to officers for
      investment and cash at $0.25
      per share                                                -                      -                     -                40,000

Shares issued to officers and
      directors for services at $0.25
      to $0.30 per share                                       -                      -                     -                30,250

Adjustment for fractional shares
      issued                                                   -                      -                     -                     -

Shares issued for loan consideration
      at $0.30 per share                                       -                      -                     -                18,750

Shares issued for cash at $0.30
      per share                                                -                      -                     -               118,000

Shares issued for marketing services
      at $0.30 per share                                       -                      -                     -                15,000

Net loss for year ended
      September 30, 2001                                       -               (875,215)                    -              (875,215)

Unrealized loss on market value
      of investments                                           -                      -              (115,773)             (115,773)
                                                        --------    --------------------      ---------------        --------------

Balance,
      September 30, 2001                                $      -    $       (11,760,681)      $      (150,162)       $      312,551

                             The accompanying notes are an integral part of these financial statements.

                                                               F-13b

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                 STATEMENTS OF STOCKHOLDERS' EQUITY

                                                 Common Stock
                                            ---------------------------     Additional
                                             Number                           Paid-in          Stock
                                            of Shares       Amount            Capital         Options
                                            ---------   ---------------  ---------------  --------------
Balance,
     September 30, 2001                     2,453,890          $ 24,539  $    12,198,855   $           -

Shares issued for cash at $0.24
     to $0.50 per share                       783,000             7,830          234,070               -

Shares issued to officer for debt
     at $0.30 per share                       300,000             3,000           87,000               -

Shares issued to officers, consultants
     and others for services, accrued
     compensation and prepaid
     expenses at $0.30 to $0.38 per
     share                                    589,184             5,892          205,775               -

Shares issued for cash with warrants
     attached at $0.30 per share            2,333,336            23,333          443,333               -

Shares issued to officer for
     reimbursement of expenses
     paid for Company at $1.03
     per share                                  6,800                68            6,932               -

Shares issued for investment at
     $0.30 per share                          400,000             4,000          116,000               -

Options issued to directors and
     consultants for services                       -                 -                -         626,790

Net loss for the year ended
     September 30, 2002                             -                 -                -               -

Unrealized loss on market value
     of investments                                 -                 -                -               -
                                            ---------   ---------------  ---------------  --------------
Balance
     September 30, 2002                     6,866,210          $ 68,662      $13,291,965       $ 626,790

                             The accompanying notes are an integral part of these financial statements.

                                                               F-14a

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                 STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                      Accumulated
                                                                                                         Other           Total
                                                               Stock              Accumulated        Comprehensive    Stockholders'
                                                             Warrants               Deficit               Loss           Equity
                                                             --------            -------------         ----------      -----------
Balance,
      September 30, 2001                                     $      -            $ (11,760,681)        $ (150,162)     $   312,551

Shares issued for cash at $0.24
      to $0.50 per share                                            -                        -                  -          241,900

Shares issued to officer for debt
      at $0.30 per share                                            -                        -                  -           90,000

Shares issued to officers, consultants
      and others for services, accrued
      compensation and prepaid
      expenses at $0.30 to $0.38 per
      share                                                         -                        -                  -          211,667

Shares issued for cash with warrants
      attached at $0.30 per share                             233,334                        -                  -          700,000

Shares issued to officer for
      reimbursement of expenses
      paid for Company at $1.03
      per share                                                     -                        -                  -            7,000

Shares issued for investment at
      $0.30 per share                                               -                        -                  -          120,000

Options issued to directors and
      consultants for services                                      -                        -                  -          626,790

Net loss for the year ended
      September 30, 2002                                            -               (1,145,451)                 -       (1,145,451)

Unrealized loss on market value
      of investments                                                -                        -            (98,392)         (98,392)
                                                             --------            -------------         ----------      -----------
Balance
      September 30, 2002                                     $233,334            $ (12,906,132)        $ (248,554)     $ 1,066,065


                             The accompanying notes are an integral part of these financial statements.

                                                               F-14b

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                  STATEMENT OF STOCKHOLDERS' EQUITY


                                                 Common Stock
                                            ---------------------------     Additional
                                             Number                           Paid-in          Stock
                                            of Shares       Amount            Capital         Options
                                            ---------   ---------------  ---------------  --------------
Balance
     September 30, 2002                     6,866,210          $ 68,662  $    13,291,965   $     626,790

Shares issued for cash with warrants
     attached at an average of $0.52
     per unit                                 212,500             2,125           56,500               -

Shares issued to officers, directors
     and others for services at $0.78
     to $1.80                                 496,500             4,965          535,710               -

Shares issued for loan consideration
     at $1.08 per share                       220,000             2,200          204,800               -

Shares issued for exercise of options
     at $0.75 per share                       100,000             1,000          142,100         (68,100)

Shares issued from exercise of warrants     1,956,984            19,569          213,765               -

Shares issued for cash at $0.80 to
     $2.50 per share, net of financing
     fee of $347,850                        2,525,183            25,252        4,216,347               -

Options issued for financing                        -                 -         (429,671)        429,671

Shares issued for related party loan
     fee at $1.00 per share                   120,000             1,200          118,800               -

Conversion of shares of Celebration
     for shares of Cadence common stock        14,250               143             (143)              -

Options issued to consultants for services          -                 -                -         222,343

Miscellaneous adjustment                        1,200                12              (12)              -

Dividends paid on preferred stock                   -                 -            6,739)              -

Net loss for the year ended
     September 30, 2003                             -                 -                -               -

Unrealized gain on market value of
     investments (unaudited)                        -                 -                -               -
                                           ----------          --------  ---------------   -------------
Balance, September 30, 2003                12,512,827          $125,128  $    18,343,422   $   1,210,704

                             The accompanying notes are an integral part of these financial statements.

                                                               F-15a

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                  STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                               Accumulated
                                                                                                  Other                  Total
                                                         Stock        Accumulated             Comprehensive          Stockholders'
                                                        Warrants        Deficit                    Loss                 Equity
                                                        --------      ------------            ---------------        --------------


Balance
    September 30, 2002                                  $233,334      $(12,906,132)             $(248,554)             $ 1,066,065

Shares issued for cash with warrants
    attached at an average of $0.52
    per unit                                              51,375                 -                      -                  110,000

Shares issued to officers, directors
    and others for services at $0.78
    to $1.80                                                   -                 -                      -                  540,675

Shares issued for loan consideration
    at $1.08 per share                                         -                 -                      -                  207,000

Shares issued for exercise of options
    at $0.75 per share                                         -                 -                      -                   75,000

Shares issued from exercise of
    warrants                                            (233,334)                -                      -                        -

Shares issued for cash at $0.80 to
    $2.50 per share, net of financing
    fee of $347,850                                            -                 -                      -                4,241,599

Options issued for financing                                   -                 -                      -                        -

Shares issued for related party loan
    fee at $1.00 per share                                     -                 -                      -                  120,000

Conversion of shares of Celebration
    for shares of Cadence common stock                         -                 -                      -                        -

Options issued to consultants for
    services                                                   -                 -                      -                  222,343

Miscellaneous adjustment                                       -                 -                      -                        -

Dividends paid on preferred stock                              -                 -                      -                   (6,739)

Net loss for the year ended
    September 30, 2003                                         -        (1,957,555)                     -               (1,957,555)

Unrealized gain on market value of
    investments (unaudited)                                    -               -                   29,297                   29,297
                                                        --------      ------------              ---------              -----------
    Balance, September 30, 2003                         $ 51,375      $(14,863,687)             $(219,257)             $ 4,647,685
                                                        ========      ============              =========              ===========

                             The accompanying notes are an integral part of these financial statements.

                                                               F-15b

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                      STATEMENTS OF CASH FLOWS

                                                                             Year Ended
                                                                            September 30,
                                                         --------------------------------------------------
                                                              2003              2002             2001
                                                         ----------------  ----------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                            $    (1,957,555)  $    (1,145,451)  $    (875,215)
     Adjustments to reconcile net loss to net cash
         used by operating activities:
             Loss (gain) on sale of equipment                          -                 -            (115)
             Loss (gain) on sale of investments                   67,020           (29,890)         85,446
             Partnership loss                                     15,200                 -               -
             Loss (gain) from mining operations                        -          (330,198)        441,038
             Gain (loss) on debt forgiveness                       4,699                 -               -
             Depreciation, depletion and amortization             57,310             4,312             402
             Issuance of common stock for services               540,675           211,667         142,650
             Issuance of common stock for
                   reimbursement of expenses                           -             7,000               -
             Issuance of common stock for loan
                   consideration                                 327,000                 -          18,750
             Issuance of stock options for consulting
                   fees                                          222,343           626,790               -
             Investment given for services                        14,700                 -               -
             Loss on devaluation of investments                                          -           8,000
     Changes in assets and liabilities:
             Oil & gas revenue receivable                        (58,452)          (26,123)                 -
             Receivable from working interest owners               3,164           (16,037)                 -
             Notes receivable                                      6,058           (30,000)        (15,000)
             Prepaid expenses                                     21,575           (26,225)        (83,430)
             Deposit                                                   6                (6)           (275)
             Prepaid mineral leases                             (218,796)          (95,022)              -
             Accounts payable                                      1,082           (38,934)         49,742
             Revenue distribution payable                         54,094            14,835               -
             Deferred working interest                           (22,184)           22,184               -
             Accrued expenses                                     28,659            50,261          50,000
             Interest payable                                     15,752                 -               -
             Payable to related parties                           (2,500)                -           8,231
                                                         ----------------  ----------------  --------------
         Net cash provided (used) by operating activities       (880,150)         (800,837)       (169,776)
                                                         ----------------  ----------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of investments                                     (32,795)          (33,889)         (7,908)
     Purchase and development of proved and
         unproved properties                                    (629,383)         (127,691)              -
     Purchase of mineral leases                                        -                 -               -
     Purchase of fixed assets                                   (182,587)         (172,482)              -
     Sale of fixed assets                                              -                 -           3,000
     Sale of investments                                          16,614            86,326          92,453
                                                         ----------------  ----------------  --------------
         Net cash provided (used) by investing activities       (828,151)         (247,736)         87,545
                                                         ----------------  ----------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock for cash                         4,728,324            708,566        123,000
     Issuance of redeemable preferred stock                       59,925                  -              -
     Issuance of warrants for cash                                46,125            233,334              -
     Payments of preferred stock dividends                        (6,739)                 -              -
     Proceeds from notes payable - related parties               600,000                  -        135,000
     Payments of notes payable                                  (140,000)           (45,000)             -
                                                         ----------------  ----------------  --------------
         Net cash provided by financing activities             5,287,635           896,900         258,000
                                                         ----------------  ----------------  --------------
         Net increase (decrease) in cash                 $     3,579,334   $      (151,673)  $     175,769
                                                         ----------------  ----------------  --------------

                             The accompanying notes are an integral part of these financial statements.

                                                               F-16

                                                    CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                      STATEMENTS OF CASH FLOWS
                                                                                               Year Ended
                                                                                              September 30,
                                                                       -------------------------------------------------------------
                                                                                2003                  2002                2001
                                                                       --------------------  -------------------  ------------------

Net increase (decrease) in cash (balance forward)                      $         3,579,334   $         (151,673)  $         175,769

Cash, beginning of period                                                           40,011              191,684              15,915

                                                                       --------------------  -------------------  ------------------
Cash, end of period                                                    $         3,619,345   $           40,011   $         191,684
                                                                       ====================  ===================  ==================

SUPPLEMENTAL CASH FLOW DISCLOSURE:

      Income taxes paid                                                $                  -  $                -   $               -
      Interest paid                                                    $                  -  $                -   $               -

NON-CASH INVESTING AND FINANCING
      ACTIVITIES:

      Common stock issued for services rendered,
           accrued compensation and prepaid expenses                   $           540,675   $        211,667     $         142,650
      Common stock issued for exchange of debt                         $                 -   $         90,000     $               -
      Common stock issued in exchange for investments                  $                 -   $          120,000   $         159,000
      Common stock issued for reimbursement
           of expenses paid                                            $                 -   $           7,000    $               -
      Common stock issued for loan consideration                       $           327,000   $                -   $          18,750
      Investment received for mining claims                            $                 -   $          350,000   $               -
      Investment received for note receivable                          $                 -   $           15,000   $               -
      Investment given for related party receivable                    $                 -   $            8,231   $               -
      Investment given for consulting services                         $            14,700   $                -   $               -
      Stock options issued for services                                $           222,343   $          626,790   $               -
      Stock options issued for financing fees                          $           429,671   $                -   $               -
      Exchange of unproved property leases for
           interest in limited partnership                             $                 -   $            2,700   $               -
      Stock issued for cashless exercise of warrants                   $           233,334   $                -   $               -

                             The accompanying notes are an integral part of these financial statements.

                                                               F-17

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Cadence Resources Corporation (formerly Royal Silver Mines, Inc.) hereinafter ("Cadence" or "the Company") was incorporated in April of 1969 under the laws of the State of Utah primarily for the purpose of acquiring and developing mineral properties. The Company changed its name from Royal Silver Mines, Inc. to Cadence Resources Corporation on May 2, 2001 upon obtaining approval from its shareholders and filing an amendment to its articles of incorporation. The Company shall be referred to as "Cadence" or "Cadence Resources Corporation" even though the events described may have occurred while the Company's name was "Royal Silver Mines, Inc." The Company has elected a September 30 fiscal year-end.

On July 1, 2001, Cadence developed a plan for acquisition, exploration and development of oil and gas properties and accordingly began a new exploration stage as an energy project development company. Prior to this, Cadence conducted its business as a "junior" mineral resource company, meaning that it intended to receive income from property sales or joint ventures of its mineral projects with larger companies. The Company continues to hold several mineral properties, which are described in Note 3.

Celebration Mining Company ("Celebration"), a wholly owned subsidiary of Cadence, was incorporated for the purpose of identifying, acquiring, exploring and developing mining properties. Celebration was organized on February 17, 1994 as a Washington corporation. Celebration has not yet realized any revenues from its operations.

On August 8, 1995, Cadence and Celebration completed an agreement and plan of reorganization whereby the Company issued 207,188 shares of its common stock and 72,750 warrants in exchange for all of the outstanding common stock of Celebration. Pursuant to the reorganization, the name of the Company was changed to Royal Silver Mines, Inc. Immediately prior to the agreement and plan of reorganization, the Company had 118,773 common shares issued and outstanding.

The acquisition was accounted for as a purchase by Celebration of Cadence, because the shareholders of Celebration controlled the Company after the acquisition. Therefore, Celebration is treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Cadence in the exchange as the market value approximated the net carrying value. Cadence is the acquiring entity for legal purposes and Celebration is the surviving entity for accounting purposes.

As a result of the Company's entering a new exploration stage on July 1, 2001, the Company elected to dispose of its mineral properties and has accordingly reclassified those remaining properties, which total $246,757 at September 30, 2003, as other assets. The Company has not determined whether these mineral exploration properties contain ore reserves that are economically recoverable, and is in the process of disposing of these properties. The ultimate realization of the Company's investment in these properties cannot be determined at this time and, accordingly, no provision for any asset impairment that may result in the event the

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

Company is not successful in selling these properties has been made in the accompanying financial statements. See Note 3.

The costs of prepaid oil and gas leases  ($395,973 and  $177,177,  respectively)
included in the accompanying balance sheets as of September 30, 2003 and September 30, 2002 are principally related to natural gas properties. The Company has not determined whether the properties contain economically recoverable gas reserves. The ultimate realization of the Company's investment in oil and gas properties is dependent upon finding and developing economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development and upon future profitable production. The ultimate realization of the Company's investment in oil and gas properties cannot be determined at this time and, accordingly, no provision for any asset impairment that may result in the event the Company is not successful in developing these properties, has been made in the accompanying financial statements.

The Company was in the exploration stage through most of the year ending September 30, 2002. During the fourth quarter of the year ended September 30, 2002, the Company entered a very brief development stage and has since been considered an operating company. For the years ending September 30, 2002 and 2001, the Company's auditors expressed a going concern qualification on the Company's audited financial statements.

In September and October 2003, the Company obtained significant additional capital through a private placement of its stock and paid off all of its substantial debts. Management plans to use the majority of the proceeds from the financing for lease acquisition, and for drilling of wells on the Company's leased oil and gas property in Louisiana, Michigan, and Kansas. The Company has demonstrated that it now has sufficient funds from operations and investments to continue its committed development plans.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Cadence Resources Corporation is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Exploration Stage

The Company began a new exploration stage with the acquisition of oil and gas leases on July 1, 2001. This stage ended during July 2002 with the commenced sale of oil and gas products.

Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the year. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time they were outstanding. Outstanding warrants were not included in the computation of diluted loss per share because their inclusion would be antidilutive.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Mineral Properties

Costs of acquiring, exploring and developing mineral properties are capitalized by project area. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves. At September 30, 2003, 2002, and 2001, the cost of the Company's mineral properties are included in other assets in the accompanying financial statements, as the Company has changed its focus from minerals exploration to oil and gas.

Mineral properties are periodically assessed for impairment of value and any losses are charged to operations at the time of impairment.

Should a property be abandoned, its capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives. Property leases are expensed ratably over the life of the lease.

On the sale or retirement of a complete unit of a proven property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proven property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any unrecorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Provision For Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Environmental Remediation and Compliance

Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate. Expenditures resulting from the remediation of existing conditions caused by past operations that do not contribute to future revenue generations are expensed. Liabilities are recognized when environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Environmental Remediation and Compliance (continued)

Estimates of such liabilities are based upon currently available facts, existing technology and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors, and include estimates of associated legal costs. These amounts also reflect prior experience in remediating contaminated sites, other companies' clean-up experience and data released by The Environmental Protection Agency or other organizations. Such estimates are by their nature imprecise and can be expected to be revised over time because of changes in government regulations, operations, technology and inflation. Recoveries are evaluated separately from the liability and, when recovery is assured, the Company records and reports an asset separately from the associated liability. At September 30, 2003, the Company had no accrued liabilities for compliance with environmental regulations.

Investments

Investments, principally consisting of equity securities of private and small public companies, are stated at current market value.

Revenue Recognition

Cadence began producing revenues during July 2002. Oil and gas revenues are recorded using the sales method. Under this method, the Company recognizes revenues based on actual volumes of oil and gas sold to purchasers.

Impaired Asset Policy

The Company adopted Statement of Financial Accounting Standards No. 144 titled "Accounting for Impairment of Disposal of Long-Lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amount whenever events or changes in circumstances indicate that an asset may not be recoverable. Because of write-downs and write-offs taken in prior years, the Company does not believe any further adjustments are needed to the carrying value of its assets at September 30, 2003. See Note 3.

Fair Value Standards

The Company has adopted the fair value accounting rules to record all transactions in equity instruments for goods or services.

Principles of Consolidation

The financial statements include those of the Cadence Resources Corporation and Celebration Mining Company. All significant inter-company accounts and transactions have been eliminated. The financial statements are not considered consolidated statements since Cadence Resources Corporation was the successor by merger to Celebration Mining Company.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassifications

Certain amounts from prior periods have been reclassified to conform with the current period presentation. These reclassifications have resulted in no changes to the Company's accumulated deficit and net losses presented.

Fair Value of Financial Instruments

The carrying amounts for cash, receivables, deposits, payables, and advances from related parties approximate their fair value.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" and SFAS No. 149, "Amendment of Statement No. 133 on Deriviative Instruments and Hedging Activities." These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At September 30, 2003 and for the periods covered in these statements, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

beginning after June 15, 2003. The Company has determined that there was no impact on the Company's financial statements from the adoption of this statement.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the financial position or results of operations of the Company.

In December 2002, the Financial Accounting Standards Board, issued Statement of Financial Accounting Standards, No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"). SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. The Company currently reports stock issued to employees under the rules of SFAS No.
123. Accordingly there is no change in disclosure requirements due to SFAS No. 148.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 was issued in June 2002, effective December 31, 2002 with early adoption encouraged. There has been no impact on the Company's financial position or results of operations from adopting SFAS No. 146.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 44, 4 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS No. 145"), which updates, clarifies and simplifies existing accounting pronouncements. FASB No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded.  As  a  result,  FASB  No.  64,  which  amended  FASB  No.  4,  was rescinded  as it was  no  longer  necessary.  SFAS  No.  44,  "Accounting  for
Intangible Assets of Motor Carriers", established the accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Since the transition has been completed, SFAS No. 44 is no longer necessary and has been rescinded. SFAS No. 145 amended SFAS No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company adopted SFAS No. 145, which has not had a material effect on the Company's financial statements.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS No. 144 and the adoption did not have a material impact on the financial statements of the Company at September 30, 2003.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement
Obligations" ("SFAS No. 143"). SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. This statement is effective for financial statements issued for the fiscal years beginning after June 15, 2002 and with earlier application encouraged. The Company adopted SFAS No. 143 and the adoption did not have a material impact on the financial statements of the Company at September 30, 2003.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" and
Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (hereinafter "SFAS No. 141" and "SFAS No. 142"). SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. The adoption of these standards did not have a material effect on the Company's financial statements.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (hereinafter "FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. The provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not have any entities that require disclosure or new consolidation as a result of adopting the provisions of FIN 46.

In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others"
(hereinafter "FIN 45"). FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and do not have an impact on the financial statements of the Company. The Company does not anticipate issuing any guarantees which would be required to be recognized as a liability under the provisions of FIN 45 and thus does not expect the adoption of this interpretation to have an impact on its results of operations or financial position.


NOTE 3 - MINERAL PROPERTIES

Over the last three years, the Company's mineral properties have for the most part been disposed of or written off as the Company's focus and direction have shifted to oil and gas production.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 3 - MINERAL PROPERTIES (CONTINUED)

Utah Property

The Company has elected to retain its 25% undivided interest in the Vipont Mine located in northwest Utah. This interest is carried on the Company's books at $246,757 and is included in other assets.

Mineral Properties in North Idaho

At September 30, 2003, the Company, directly and through its subsidiary, Celebration Mining Company, held forty-three unpatented mining claims in the Coeur d'Alene Mining District in distinct groups called the South Galena Group, Moe Group, Rock Creek Group and Palisades Group. The Company has undertaken only minimal exploration and development work on these properties, such as general geological reconnaissance and claim-staking activities. All of these claims have been written off as permanently impaired.

In September 2000, the Company, through its wholly owned subsidiary Celebration Mining Company, entered into a five-year lease agreement with an affiliated company, Oxford Metallurgical, Inc.("Oxford") on its eight-claim Palisades Group property. The lease called for a semi-annual payment of $3,000, or alternatively, the semi-annual payment of 10,000 shares of the common stock of Oxford. Oxford had the right to explore and potentially develop the property under certain conditions. This lease was rescinded during the year ended September 30, 2002.

Other Domestic Properties

In the fourth quarter of the year ended September 30, 2001, the Company elected to write off all of its interests in mineral properties except for the ViPont Mine, Kil Group Claims and West Mullan Group Claims. The net effect of this write down was to record a loss on asset impairment of $432,090 during the year ended September 30, 2001.

On October 31, 2001, the Company sold its Kil Group and West Mullan Group claims to Caledonia Silver-Lead Mines, Inc., an affiliated company. The combined sale price for these claims was 3,501,980 shares of the common stock of Caledonia, having an estimated market value of $0.10 per share and valued at $350,198. The net effect of the transaction was a gain of $330,198. See Note 5.


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets of five to ten years. Depreciation expense for the years ended September 30, 2003, 2002, and 2001 was $21,222, $4,303 and $402, respectively.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 5 - INVESTMENTS

The Company's investment securities are classified as available for sale securities which are recorded at fair value on the balance sheet as investments. The change in fair value during the period is excluded from earnings and recorded net of tax as a component of other comprehensive income. The Company has no investments which are classified as trading securities.

At September 30, 2003 and 2002, the market values of stock investments were as follows:

                                            2003         2002          2001
                                        -----------  -----------  ------------
Elite Logistics, Inc.                           656  $     2,950        35,632
Ashington Mining Company                      5,709        5,709         7,200
Cadence Resources Corp. LP                        -       15,200             -
Enerphaze Corporation                           982        5,400             -
Exhaust Technology                                -        2,244             -
Integrated Pharmaceuticals, Inc.              9,406            -         4,444
Metalline Mining Company                        925            -             -
Nevada-Comstock (formerly Caledonia
    Silver-Lead Mines, Inc.)                      -      350,198             -
Rigid Airship Tech                              310            -             -
Sterling Mining Co.                               -        4,859         6,300
The Williams Companies, Inc.                      -        6,800             -
Trend Mining Company                         24,483       54,567        50,167
Western Goldfields, Inc                     351,373          866             -
Other investments                               610            -           600
                                        -----------  -----------  ------------
Total                                       394,454  $   448,793       104,343
                                        ===========  ===========  ============

The carrying value of these shares are reevaluated at each reporting period and adjustments, if appropriate, are made to the carrying value of these securities. Of all the aforementioned investments owned by the Company at September 30, 2003, only Trend Mining Company, Metalline Mining Company, and Western Goldfields, Inc. are public companies with a trading market.

Other information regarding the Company's investments follows:

Enerphaze Corporation

In October 2001, the Company received 8,000 shares of Enerphaze Corporation common stock in payment of a $15,000 note receivable. In January and February 2002, the Company received 65,000 shares of Enerphaze Corporation common stock in exchange for 400,000 shares of the Company's common stock. No gain or loss was recognized on these transactions.

Nevada-Comstock  Mining Company (formerly Caledonia Silver-Lead Mines, Inc.)

The Company on October 31, 2001 received 3,501,980 shares of the $0.10 par value common stock of Caledonia Silver-Lead Mines, Inc. (an affiliated company) in exchange for its Kil Group

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 5 - INVESTMENTS (CONTINUED)

Nevada-Comstock  Mining Company (formerly Caledonia Silver-Lead Mines, Inc.)

and West Mullan Group claims. The stock received was recorded at its par value of $350,198 which, in the opinion of management, approximates its fair value. The net effect of the transaction resulted in a gain of $330,198. At September 30, 2003, this investment was written off as the investment company is dormant and there is no way to value the shares.

Western Goldfields, Inc.

In 2002, the Company exchanged fully depreciated mining equipment for shares of a privately held business, Calumet Mining Company, which was eventually acquired by Western Goldfields, Inc. Upon completion of the acquisition the Company received 160,000 shares of Western's common stock. At the time, Western's stock had experienced minimal trading and had a limited market for its stock. During the year ended September 30, 2003, Western's trading volume has substantially increased. The current value of this stock is included in the attached financial statements as an unrealized gain on market value of investments. In addition during 2003, the Company acquired an additional 21,200 shares of Western stock for $24,730.

Cadence Resources Corporation Limited Partnership

On August 8, 2002, the Company formed a limited partnership in the State of Washington whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. In connection with the formation of the Partnership, the Company agreed to contribute $12,500 and its leasehold interest in an oil well ("2B", which ultimately was a dry hold) in Wilbarger County, Texas and the limited partner contributed $250,000 in cash. The entity, Cadence Resources Corporation Limited Partnership (hereinafter "CRCLP" or "the Partnership") was formed to invest in oil and gas properties in Texas and Louisiana. The limited partner's interest was purchased by the Company in a transaction with an effective date of September 30, 2003, at which time the Company held all of the general partner interests and limited partner interests in the Partnership. See Note 13.

Other Limited Partnerships

During the year ended September 30, 2003, the Company formed four other limited partnerships in the State of Washington whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. The entities, Cadence West Electra Partners LP, Cadence Antrim Partners 1 LP, Cadence Antrim Partners 2 LP and Cadence Antrim Partners 3 LP were formed to invest in oil and gas properties. As of September 30, 2003, these entities have not begun activities.

NOTE 6 - COMMON STOCK

During the year ended September 30, 2001, the Company issued 284,375 shares of common stock to officers, directors, consultants and others for services and 532,500 shares of common stock were issued to officers for loan consideration, investments and cash. The Company also issued 40,000 shares of its common stock pursuant to terms of a consulting agreement and sold

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 6 - COMMON STOCK (CONTINUED)

393,334 shares of its common stock for cash. The shares were valued at their fair market value at the date of issuance, which ranged from $0.25 to $1.40.

On April 23, 2001, the Company's board of directors authorized a 1-for-20 reverse stock split of the Company's $0.01 par value common stock. All references in the accompanying financial statements and notes to the number of common shares and per-share amounts have been restated to reflect the reverse stock split. The Company also approved an increase in the number of its authorized common stock shares to 100,000,000.

During the year ended September 30, 2002, the Company issued 589,184 shares of its common stock to officers, consultants and others for services and prepaid expenses valued at $211,667, 400,000 shares of its common stock for an investment, 6,800 shares of its common stock to an officer for reimbursement of expenses valued at $7,000 and 300,000 shares of its common stock to an officer in payment of a note payable. These transactions were valued in accordance with a plan for stock issuance previously approved by the board of directors. The Company also sold 783,000 shares of its common stock for $241,900.

During the year ended September 30, 2002, the Company also sold 2,333,336 "units" to investors, two officers of the Company and another entity under common control at $0.30 per unit in a private placement. Each unit consists of one share of common stock and one warrant exercisable at $0.30 per common share for five years. Sales of these units generated cash proceeds of $700,000. Two officers of the Company and another entity under common control invested $50,000 in these common stock units. (See Note 9.)

During the year ended September 30, 2003, the Company sold 212,500 "units" to investors at prices ranging from $0.50 to $0.80 per unit in a private placement. Each unit consists of one share of common stock and one warrant exercisable at $1.35 per common share for three years. Sales of these units generated cash proceeds of $110,000. Warrants previously issued (2,320,175) were exercised for 1,956,984 shares of common stock in "cashless" redemptions. (See Note 9.) During this same period the Company sold 2,625,183 shares of its common stock for $4,316,599 net of expenses of $347,850. The Company also issued 496,500 shares of its common stock to officers, directors and consultants for services valued at $540,675 and 220,000 shares for loan consideration valued at $207,000. In addition, the Company issued to a related party an additional 120,000 shares valued at $120,000 as an inducement for a loan. The value of this inducement was used to reduce the payable to related party.


NOTE 7 - REDEEMABLE PREFERRED STOCK

On April 23, 2001, the Company's board of directors authorized 20,000,000 shares of preferred stock with a par value of $0.01 per share and rights and preferences to be determined. No shares

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 7 - REDEEMABLE PREFERRED STOCK (CONTINUED)

were issued and outstanding as of September 30, 2002. During the year ended September 30, 2003, the Company issued 34,950 shares of its preferred stock to investors at prices ranging from $1.50 to $2.00 per share for aggregate proceeds of $59,925. The shares bear a preferred dividend of 15% per annum and are convertible to common stock at a price of $1.50 per share under certain terms and conditions.

The Class A shares mature seven years from the date of issuance. At maturity, the Class A shares will be redeemed for cash or common stock at Cadence's option in an amount equal to the amount paid by the investors for the shares plus any accrued and unpaid dividends. If shares of common stock are to be issued at maturity, the conversion price shall be determined by the average closing bid price for the 20 trading days prior to the maturity date.

At September 30, 2003, the Company had no accrued dividends payable to preferred shareholders.


NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN

In January 1992, the shareholders of Cadence approved a 1992 Stock Option and Stock Award Plan under which up to ten percent of the issued and outstanding shares of the Company's common stock could be awarded based on merit or work performed. As of September 30, 2002, only 638 shares of common stock had been awarded under the Plan.

The Company has a stock-based compensation plan whereby the Company's board of directors may grant common stock to its employees and directors. At September 30, 2001, a total of 72,750 options have been granted under the plan. These options have been forfeited and none have been exercised through the year ending September 30, 2002. The old existing options are attributed to the merger of Celebration Mining Company with Royal in August 1995.

During the year ended September 30, 2002, the Company's board of directors chose to make option awards to select officers, directors, consultants and shareholder/investors. These options were not awarded pursuant to a qualified plan and carry various terms and conditions. The Company granted a total of 750,000 options at an average exercise price of $1.08 per share. These options were exercisable immediately. The Company's board of directors has reserved the right to cancel these awards for non-performance or other reasons.

The fair value of each option granted during fiscal 2002 and the year ended September 30, 2003 was estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value during fiscal 2002: risk-free interest rate of 5%, volatility of 100%, expected life of 3 to 5 years, and no expected dividends. The value of these options in the amount of $626,790 was included in operating expense in the

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN (CONTINUED)

financial statements. The following assumptions were made in estimating fair value during the year ended September 30, 2003: risk-free interest rate of 3% to 4%, volatility of 106% to 337%, expected life of 4 to 5 years and no expected dividends. The value of these options in the amount of $222,343 was included in the Company's statement of operations for 2003.

The value of options issued for financing fees in the amount of $429,671 is deducted against additional paid in capital, as a cost of selling common stock.

Following is a summary of the stock options during the years ended September 30, 2003, 2002, and 2001:

                                                                     Weighted
                                                         Number       Average
                                                           of        Exercise
                                                        Options        Price
                                                      ------------  -----------
Outstanding at 10/1/2000                                   60,000      $ 18.60
Granted                                                         -            -
Exercised                                                       -            -
Expired or forfeited                                            -            -
                                                      ------------  -----------
Outstanding at 9/30/2001                                   60,000      $ 18.60
                                                      ============  ===========
Options exercisable at 9/30/2001                           60,000      $ 18.60
                                                      ============  ===========

Weighted average fair value of options granted
   during the year ended 9/30/2001                      $       -
                                                      ============

Outstanding at 10/1/2001                                   60,000      $ 18.60
Granted                                                   750,000         1.08
Exercised                                                       -            -
Expired or forfeited                                      (60,000)       18.60
                                                       -----------  -----------
Outstanding at 9/30/2002                                  750,000      $  1.08
                                                      ============  ===========

Options exercisable at 9/30/2002                          750,000      $  1.08
                                                      ============  ===========
Weighted  average  fair  value  of  options  granted
   during the year ended 9/30/2002                      $    0.84
                                                      ============

Outstanding at 10/1/2002                                  750,000      $  1.08
 Granted                                                  287,140         2.23
 Exercised                                               (100,000)       (0.68)
 Expired or forfeited                                           -            -
                                                      ------------  -----------
 Outstanding at 9/30/2003                                 937,140      $  1.47
                                                      ============  ===========
 Options exercisable at 9/30/2003                         937,140      $  1.47
                                                      ============  ===========
Weighted average fair value of options granted
   during the year ended 9/30/2003                      $    2.27
                                                      ============

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN (CONTINUED)

                                                                Weighted Average
       Exercise Date                          Number of Shares  Price per Share
       -------------                          ----------------  ---------------
       On or before June 21, 2005                200,000             $1.50
       On of before August 1, 2005                50,000             $1.50
       On or before March 1, 2007                300,000             $0.75
       On or before July 8, 2007                 100,000             $1.35
       On or before June 18, 2007                 50,000             $1.70
       On or before June 1, 2007                  75,000             $2.00
       On or before September 30, 2008           162,140             $2.50

In July 2003, 100,000 of the outstanding options were exercised for the purchase of 100,000 shares of the Company's common stock.

Prior to April 2001, a total of 72,750 options were granted by the board to officers, directors and other consultants. As shown above, the 60,000 options remaining were forfeited during the fiscal year ending September 30, 2002.

The following table gives information about the Company's common stock that may be issued upon the exercise of options under all of the Company existing stock option plans as of September 30, 2003.

                                                              Remaining
    Exercise        Number of       Weighted Average        Contractual Life       Number       Weighted Average
      Prices         Options         Exercise Price           (in years)         Exercisable     Exercise Price
    ----------    -------------    --------------------    ------------------    -----------    ----------------
      $0.75         300,000               $ 0.75                 3.42                300,000           $0.75
       1.35         100,000                 1.35                 3.75                100,000            1.35
       1.50         200,000                 1.50                 1.75                200,000            1.50
       1.50          50,000                 1.50                 1.83                 50,000            1.50
       1.70          50,000                 1.70                 3.75                 50,000            1.70
       2.00          75,000                 2.00                 3.67                 75,000            2.00
       2.50         162,140                 2.50                 5.0                 162,140            2.50
                 ----------               ------                -----              ---------          ------

                    937,140               $ 1.47                 3.32                937,140           $1.47
                 ==========               ======                =====              =========          ======

Stock Award Plan

During the year ended September 30, 2001, the Company's board of directors approved the issuance of 15,000 shares of the Company's common stock per quarter to each entitled director as compensation for service to the Company and 5,000 shares of the Company's common stock per quarter to officers in addition to their salaried compensation for services.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 9 - WARRANTS

During the year ended September 30, 2002, the Company issued 2,333,336 shares of stock with 2,333,336 warrants attached. These warrants were valued at $233,334 using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest rate is 5%, volatility is 100% and expected life is 5 years. These warrants may be used in a cashless exercise to purchase 2,333,336 shares of the Company's common stock at $0.30 per share. The warrants remain exercisable through April 15, 2007. During the year ended September 30, 2003, all of these warrants were exercised in cashless exercises in accordance with the terms of the warrants and 1,956,984 shares of the Company's common stock were then issued to the warrant holders. As of the date of these financial statements, none of these warrants remain outstanding and exercisable.

During the year ended September 30, 2003, the Company issued 212,500 shares of stock with 212,500 warrants attached, and 25,000 warrants related to a July 2002 purchase. The warrants were valued at $51,375 using the Black-Scholes Option Price Calculation. The following assumptions were made is estimating fair value: risk free interest rate is 5%, volatility is 100% and expected life is 3 years. These warrants may be used to purchase 237,500 shares of the Company's common stock at $1.35 per share. The warrants remain exercisable through October 15, 2005. As of the date of these financial statements, all of these warrants remain outstanding and exercisable.


NOTE 10 - OIL AND GAS PROPERTIES

The Company's oil and gas producing activities are subject to laws and regulations controlling not only their exploration and development, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project, and cause changes or delays in the Company's activities. The Company's oil and gas properties are valued at the lower of cost or net realizable value.

Louisiana

During the fourth quarter of the year ended September 30, 2001, the Company began leasing acreage in a natural gas field in Desoto Parish, Louisiana. As of the date of these financial statements, the Company has leased over 4,250 acres. At September 30, 2003 and September 30, 2002, Louisiana leases of $350,675 and $169,077, respectively, are included in the attached financial statements as prepaid mineral leases. In June 2003, under the terms of a joint operating agreement with Bridas Energy USA, Bridas commenced drilling the first of five wells. The first three wells are now in the process of being completed with small amounts of production being generated. The Company has a 25% working interest in and 20% net revenue interest in the first two wells drilled. In the third, fourth and fifth wells, the Company has a 45% working interest and 36% net revenue interest. Bridas is the operator of all of Cadence's properties in Louisiana.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 10 - OIL AND GAS PROPERTIES (CONTINUED)

Texas

During the year ended September 30, 2002, the Company acquired an exploration permit and lease option agreement for an oil well project in Wilbarger County, Texas known as the Waggoner Ranch Project. During the quarter ended March 31, 2002 under the terms of a joint operating agreement with the W.T. Waggoner Estate, Waggoner drilled an initial test well. By September 30, 2003, Waggoner had drilled a total of seven wells in Wilbarger County, of which five were producing oil. The W.T. Waggoner Estate is the operator of all of Cadence's properties in Wilbarger County and the sole purchaser of all production from these properties.

During the year ended September 30, 2002, the Company sold 40% of the working interest in its initial well in this area (known as the "1A" well) to private investors and two officers of the Company for $210,000. The Company's initial cost in the portion of the prospect sold totaled $3,200.

At September 30, 2003 and September 30, 2002, the Company recorded a receivable from third party working interest owners in the amount of $12,873 and $16,037, respectively, to reflect some sales of the prospect's partial interest. This initial well was placed in production during July 2002. Two additional exploratory wells (the "2A" and "1B") were drilled by Waggoner on the property with the Company retaining 100% of the working interest. The 1B was successfully placed in production and the 2A was converted to a salt-water disposal well. Subsequent efforts were made to drill the "2B" well (the Company's fourth well) which was funded through the Cadence Resources Corporation Limited Partnership. This well was unsuccessful.

During February 2003, the Company completed the West Electra Lake Well on the Waggoner Ranch Project. The Company entered into a 45% working interest joint operating agreement with the Waggoner Ranch for the operations conducted on this acreage. In the quarter ending September 30, 2003, the Company drilled and completed two additional wells on the West Electra Lake joint venture operating area on the Waggoner Ranch. The Company owns a 50% working interest in these last two wells.

At September 30, 2003 and 2002, prepaid oil and gas leases relating to Texas property of, $4,500 and $8,100, respectively, are included in the attached financial statements. See Note 13.

Michigan

In December 2002, the Company began participating in a natural gas drilling program in Alpena County, Michigan with Aurora Energy, Ltd. As of September 30, 2003, Cadence had a 22.5% working interest (before payout, 20% after payout), 18% net revenue interest (before payout, 16% after payout), in six producing wells in Alpena County. Production commenced from this field in June 2003. Aurora is the operator of all of Cadence's properties in Alpena County. At

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 10 - OIL AND GAS PROPERTIES (CONTINUED)

Michigan (continued)

September 30, 2003, Michigan leases totaling $29,687 are included in the attached financial statements as prepaid mineral leases. See Note 12.

Kansas

During the year ended September 30, 2003, the Company leased 2,270 acres of land in the Anadarko Basin in west central Kansas. No drilling has commenced on any of this acreage. Cadence holds a 100% working interest and 82% net revenue interest in these leases. At September 30, 2003, $11,111 of leases in Kansas are included in the attached financial statements as prepaid mineral leases.


NOTE 11 - OIL AND GAS PRODUCING ACTIVITIES

The Securities and Exchange Commission defines proved oil and gas reserves as those estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recovered in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

The Company has retained the services of an independent petroleum consultant to estimate its oil reserves in Texas at September 30, 2003. Natural gas reserves have not been estimated because there has been no independent study performed of the Company's reserves of natural gas. The oil reserve estimates include reserves in Texas in which Cadence holds an economic interest under lease and operating agreements.

Proved reserves do not include amounts that may result from extensions of currently proved areas or from application of enhanced recovery processes not yet determined to be commercial in specific reservoirs.

Cadence has no supply contracts to purchase petroleum or natural gas from foreign governments.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 11 - OIL AND GAS PRODUCING ACTIVITIES (CONTINUED)

The changes in proved reserves for the years ended September 30, 2003 and 2002 including the reserves at September 30, 2002 were as follows and as estimated by the management of Cadence:


                                                            Petroleum Liquids                    Natural Gas
                                                                (Mbarrels)                          (MMCF)
                                                              United States                     United States
                                                         -------------------------          -----------------------
Reserves at October 1, 2001                                          -                                 -
Extensions and discoveries                                         101                                 -
Production/sales                                                    (3)                                -
                                                         ----------------------             -----------------------
Reserves at September 30, 2002
                                                                    98                                 -
                                                         ======================             =======================

Reserves at October 1, 2002                                         98                                 -
Revision of previous estimate                                      (21)                                -
Production/sales                                                   (11)                                -
                                                         ----------------------             -----------------------
Reserves at September 30, 2003                                      66                                 -
                                                         ======================             =======================

All reserves shown at September 30, 2003 are proved developed reserves.

The aggregate amounts of capitalized costs relating to oil and gas producing activities and the related accumulated depreciation, depletion and amortization as of September 30, 2003 and 2002 were as follows:

                                                            September 30,                    September 30,
                                                                2003                              2002
                                                        ------------------------        -------------------------
Proved properties                                       $      290,747                  $         48,694
Unproved properties                                          1,133,836                            78,997
Wells and related equipment and facilities                     202,886                            67,374
Support equipment and facilities                               151,963                           105,108
Prepaid oil and gas leases                                     395,971                           177,177
Accumulated depreciation,
     depletion and amortization                                (61,611)                           (4,312)
                                                        ------------------------       --------------------------
Total capitalized costs                                 $    2,113,792                 $         473,038
                                                        ========================       ==========================

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 11 - OIL AND GAS PRODUCING ACTIVITIES (CONTINUED)

Costs both capitalized and expensed, which were incurred in oil and gas-producing activities during the years ended September 30, 2003, 2002 and 2001, are set forth below. Property acquisition costs represent costs incurred to purchase or lease oil and gas properties. Exploration costs include costs of geological and geophysical activity and drilling exploratory wells. Development costs include costs of drilling and equipping development wells and construction of production facilities to extract, treat and store oil and gas.

                                            September 30,             September 30,                 September 30,
                                                 2003                     2002                           2001
                                      -----------------------    -------------------------    ----------------------
Property acquisition costs:
     Proved properties                $                    -     $                  8,000     $                    -
     Unproved properties                             319,188                      245,483                     84,503
Exploration costs                                    139,010                      456,086                          -
Development costs                                  1,479,030                      306,761                          -
Operating expenses                                   281,143                       12,279                          -
                                      -----------------------    -------------------------    -----------------------
Total expenditures                    $            2,218,371     $              1,028,609     $               84,503
                                      =======================    =========================    =======================

There were no results of operations for oil and gas producing activities (including operating overhead) for the year ended September 30, 2001 since exploration and development activities had not commenced.

Results of operations for oil and gas producing activities (including operating overhead) for the year ended September 30, 2003 were as follows:

         Revenues                                                                     $           387,355
                                                                                      -------------------
         Depreciation, depletion and amortization                                                 (57,310)
         Oil & gas lease expenses                                                                (302,204)
         Exploration and drilling                                                                (109,968)
         Oil and gas production expenses                                                          (34,577)
         Other operating expenses                                                                 (79,334)
                                                                                      -------------------
              Total expenses                                                                      583,393
                                                                                      -------------------
         Results before income taxes                                                             (196,038)
         Income tax expense                                                                             -
                                                                                      -------------------
         Results of operations from oil and gas producing activities                  $          (196,038)
                                                                                      ===================

         Standardized Measure of Future Net Cash Flows

         Future cash flows                                                            $         1,930,539
         Future development and production costs                                                 (469,039)
         Future income tax expense                                                                      -
                                                                                      -------------------
         Future net cash flows                                                                  1,461,500
         10% annual discount                                                                      213,000
                                                                                      -------------------
         Standardized measure of discounted future net cash flows                     $         1,248,500
                                                                                      ===================

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 11 - OIL AND GAS PRODUCING ACTIVITIES (CONTINUED)

Future net cash flows were computed using fiscal year-end prices of West Texas Intermediate crude. Future price changes are considered only to the extent provided by contractual arrangements. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the fiscal year, based on year-end costs and assuming continuation of existing economic conditions. Estimated future income tax expense is normally calculated by applying fiscal year-end statutory tax rates (adjusted for permanent differences and tax credits) to estimated future pretax net cash flows related to proved oil and gas reserves, less the tax basis of the properties involved.

These estimates are furnished and calculated in accordance with requirements of the Financial Accounting Standards Board and the SEC. Estimates of future net cash flows presented do not represent management's assessment of future profitability or future cash flows to Cadence. Management's investments and operating decisions are based on reserves estimated that include proved reserves prescribed by the SEC as well as probable reserves, and on different price and cost assumptions from those used here.

It should be recognized that applying current costs and prices and a 10% standard discount rate does not convey absolute value. The discounted amounts arrived at are only one measure of the value of proved reserves.


NOTE 12 - NOTES PAYABLE - RELATED PARTIES

All of the Company's notes payable are considered short-term. At September 30, 2003, notes payable consisted of the following:

      Nathan Low Family Trust (a
      shareholder of the Company),
      secured by assignment of a prorata
      interest in gas producing
      properties located in Alpena
      County, Michigan, interest at 8%,
      dated February 24, 2003,
      originally due on April 4, 2003,
      Extended to December 31, 2003.                                   $  50,000

      Kevin Stulp (a shareholder of the
      Company), interest at 8%, dated
      February 24, 2003, originally due
      on April 5, 2003, extended to
      December 31, 2003.                                                  25,000

      Howard Crosby (an officer and
      shareholder of the Company),
      interest at 8%, dated February 24,
      2003, originally due on April 5,
      2003, extended to December 31,
      2003.                                                               25,000

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 12 - NOTES PAYABLE - RELATED PARTIES (CONTINUED)

      Howard Crosby (an officer and
      shareholder of the Company),
      unsecured, interest at 5%, dated
      January 9, 2003, originally due on
      February 28, 2003, extended to
      December 31, 2003.                                                  60,000

      CGT Management Ltd., unsecured,
      interest at 10%, dated July 16,
      2003 (paid in full October 2,
      2003).                                                             300,000
                                                                       ---------
      Total                                                            $ 460,000
                                                                       =========


NOTE 13 - COMMITMENTS AND CONTINGENCIES

Prospective Penalty

In September and October 2003, the Company sold 1,721,400 shares of its common stock for a total of $4,303,500. In the securities purchase agreement for the stock, Cadence committed to pay the purchasers in the offering a monthly penalty equal to 1% of the total proceeds raised in the offering if the Securities and Exchange Commission did not declare effective by December 14, 2003 a registration statement (Form SB-2) which Cadence filed on October 30, 2003.

Under the terms of the securities purchase agreement, the penalty of $43,035 per month could be prorated for a partial month and would continue until the registration statement was declared effective.

Litigation

The Company was a defendant in a lawsuit alleging that the Company failed to transfer common stock in exchange for a mining property interest. In June 1999, Box Elder County Superior Court rejected the plaintiff's lawsuit and let stand the Company's countersuit alleging fraudulent misrepresentation. Although the plaintiff filed an appeal (regarding the originally filed lawsuit), the Utah Supreme Court rejected the appeal in a judgment rendered on July 31, 2001.

The Company's countersuit, which sought both full title to the aforementioned mineral property and compensatory damages as well as punitive damages, was rejected in a jury trial in October 2002. Although the Company filed an appeal, it expects the jury verdict will stand. As a result, the Company has and will continue to hold an undivided 25% interest in the Vipont Mine. See Note 3.

Environmental Issues

The Company is engaged in oil and gas exploration and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company's acquisition of existing or previously drilled wells, the Company may not be aware of

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Environmental Issues (continued)

what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated.

The Company could incur significant costs, including cleanup costs resulting from a release of hazardous material, third-party claims for property damage and personal injuries fines and sanctions, as a result of any violations or liabilities under environmental or other laws. Changes in or more stringent enforcement of environmental laws could also result in additional operating costs and capital expenditures. In the course of routine oil and natural gas operations, surface spills and leaks, including casing leaks, of oil or other materials do occur, and the Company may incur costs for waste handling and environmental compliance.

The Company was previously engaged in exploration of mineral properties. These properties are classified as assets from discontinued operations or were previously written off as permanently impaired. Although the Company has discontinued the exploration of mineral properties, the possibility exists that environmental cleanup or other environmental restoration procedures could remain to be completed or be mandated by law, causing unpredictable and unexpected liabilities to arise. At the date of this report, the Company is not aware of any environmental issues related to any of its assets from discontinued operations.

Capital Commitments

At September 30, 2003, the Company's future capital commitments are dependent upon the Company's decision to proceed with additional well development. See
Note 10. No accruals have been made in the accompanying financial statements for these amounts.

Lease Commitments

The Company began leasing office facilities in Walla Walla, Washington commencing in June 2001. The agreement is a three-year lease with monthly payments of $400. Total rent paid for this office space during the year ended Sept 30, 2003 and 2002 was $4,800.

The Company began leasing additional office space in Hilton Head Island, South Carolina in August 2003. The one-year lease calls for monthly rental payments of $550. For the year ended September 30, 2003, the Company expended $1,100 for this rental space.

Cadence Resources Corporation Limited Partnership

On August 8, 2002, the Company formed a limited partnership in the State of Washington whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. The entity, Cadence Resources Corporation Limited Partnership ("CRCLP" or the "Partnership") was formed to invest in oil and gas properties in Texas and Louisiana. See Notes 5 and 11.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Cadence Resources Corporation Limited Partnership (continued)

In connection with the formation of the Partnership, the Company agreed to contribute $12,500 in cash and its leasehold interest in an oil well ("2B", which ultimately was a dry hole) in Wilbarger County, Texas and the limited partner contributed $250,000 in cash.

The terms of the Partnership agreement provide that 90% of initial income and expenses will be allocated to the limited partner and further provide that, after the limited partner's receipt of funds invested and an 11% return on his investment, subsequent Partnership profits and losses will be allocated 90% to the general partner and 10% to the limited partner. In order to ensure repayment of the limited partner's investment, Cadence agreed to grant to the limited partner a security interest in the equipment and fixtures affixed to wells 1A and 1B in Wilbarger County and agreed to contribute the Company's share of the cash flows it receives from these two wells to the Partnership. The Company holds a 60% working interest in well 1A and a 100% working interest in well 1B. See Notes 5 and 11.

Effective September 30, 2003, Cadence purchased the limited partner's interest in the Partnership and thereby terminated the limited partner's aforementioned security interest. In this transaction, Cadence made a cash payment of $250,000 in October 2003 to the limited partner and received, from the limited partner his 5% working interest in the West Electra Lake #1 oil well in Wilbarger, Texas.

In connection with the aforementioned transaction, Cadence also repaid in October 2003 to the limited partner the unsecured sum of $300,000. These funds were previously advanced to the Partnership in June 2003 for the exploration of natural gas interests in the Black Bean Unit in Michigan in return for the limited partner's receiving 120,000 shares of Cadence stock and a working interest in each well drilled in the unit. Upon repayment of the $300,000 advance, the limited partner's working interest in each well drilled in the Black Bean Unit was fixed at 2%.

Consulting Commitments

In June 2002, the Company entered into an agreement with Memphis Consulting Group ("Memphis") for financial consulting and public relations services beginning on August 1, 2002 through August 1, 2003. The agreement called for monthly payments of $3,000, and an initial 50,000 stock options exercisable through August 1, 2005 at $1.50 per share. See Note 8. This agreement was terminated during the quarter ended March 31, 2003.

In September 2001, the Company entered into a consulting agreement with American Financial Group for promotion to investors. The agreement called for monthly payments of $2,000 to cover all expenses, 20,000 shares of the Company's common stock (which were issued in October 2001) and an override of 2.5% of monies raised in private placements from referrals or directed business. The agreement was terminated during the quarter ended March 31, 2003.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Consulting Commitments (continued)

In June 2003, the Company entered into a corporate advisory agreement with Proteus Capital Corp. calling for a monthly fee of $3,000 in cash and 2,000 restricted shares of the common stock of the Company. Additionally, Proteus received an option for 50,000 shares exercisable at $1.75 for a period of four years, such shares bearing certain registration rights should the Company file a registration statement on behalf of other shareholders.

Lucius C. Geer, a consultant to the Company who manages its acquisition, exploration and production operations, has entered into several agreements with Cadence and has contractually received a 2% overriding royalty interest in oil, gas and mineral leases in Wilbarger County, Texas and a 1% overriding royalty interest in oil and gas leases in Desoto Parish, Louisiana. Effective August 1, 2003, an agreement provides that Geer will work for Cadence for $7,500 per month plus an overriding royalty interest of 2% of the sales price received for all oil, gas and minerals from leases which Geer acquires for Cadence.

Other Limited Partnerships

During the quarter ended June 30, 2003, the Company formed four other limited partnerships in the state of Washington whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. The entities, Cadence West Electra Partners LP, Cadence Antrim Partners 1 LP, Cadence Antrim Partners 2 LP and Cadence Antrim Partners 3 LP were formed to invest in oil and gas properties. As of September 30, 2003, these entities have not begun activities. See Note 5.

Other Commitments

The Company entered into an exploration agreement with the W.T. Waggoner Estate (Waggoner) and its trustees on August 1, 2002. This agreement calls for exploration of the West Electra Lake Project located in Wilbarger County, Texas. See Note 10.

On August 13, 2002, the Company entered into a public relations retainer agreement for one year whereby the Company agreed to issue 60,000 shares of its common stock during this period for services received. The agreement also calls for reimbursement of expenses incurred pursuant to terms of this agreement. This agreement was terminated in the quarter ending September 30, 2003.


NOTE 14 - SETTLEMENT AGREEMENT

Fausett International, Inc.

During June 2001, the Company entered into a settlement agreement wherein the Company relinquished all claims to the Crescent Mine (located in Shoshone County, Idaho) under a previously executed lease and delivered to counsel for Fausett International, Inc. (hereinafter "Fausett"), a quitclaim deed to the Crescent Mine. Upon receipt of the quitclaim deed, Fausett

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 14 - SETTLEMENT AGREEMENT (CONTINUED)

Fausett International, Inc. (continued)

transferred all interest in the Crescent Mine to Shoshone County and surrendered to the Company 8,600 shares of the Company's common stock held by Fausett and an officer of Fausett. The settlement agreement released the Company from further obligations under the lease agreement. It also contained a general release in favor of the Company from the Environmental Protection Agency and from Shoshone County.


NOTE 15 - RELATED PARTY TRANSACTIONS

The Company previously sublet office space on a month-to-month basis from one of its officers in Walla Walla, Washington for $400 per month through May 2001.

During the year ended September 30, 2002, the Company sold several mineral properties located in Shoshone County, Idaho to Caledonia Silver-Lead Mines, Inc., later renamed Nevada-Comstock Mining Company. Two officers of the Company collectively own 2.4% of this entitity and Cadence owns 35%. See Note 5.

Two officers of the Company collectively own in excess of 40% of the stock of Dotson Exploration Company and they are the sole officers and directors of Dotson. Dotson owns 109,000 shares of the Company's common stock. During fiscal year 2002 and the first quarter of fiscal year 2003, Cadence repaid Dotson a loan in the amount of $10,000 and made two new loans to Dotson, one for $35,000 and one for $20,000, each at an interest rate of 10% per annum. Dotson transferred to Cadence marketable securities in the form of common stock of two unaffiliated companies, Enerphaze Corporation and The Williams Companies, Inc., valued by Cadence's board of directors at $33,380, as partial payment of the amount loaned. During the nine months ended June 30, 2003, Dotson repaid the $20,000 loan in cash. At September 30, 2003, Dotson owed Cadence $3,720, which amount is payable on demand and bears interest at 10% per annum.

Because Dotson Exploration Company, Oxford Metallurgical, Inc. and Nevada-Comstock Mining Company are controlled by two officers of Cadence, these transactions cannot be considered to be the product of an arms-length negotiation.

In October 2001, Cadence issued 200,000 shares of its common stock to Mr. Crosby for cash in the amount of $60,000. On January 15, 2002, Cadence issued 100,000 shares of its common stock to Mr. Crosby in payment of a loan made to Cadence in the principal amount of $30,000 in November 2001. On January 22, 2002, Mr. Crosby made an additional loan of $30,000 bearing interest at 8% for which Cadence issued him 15,000 shares valued at $4,500 as an inducement to making the loan.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 15 - RELATED PARTY TRANSACTIONS (CONTINUED)

In January 2002, Cadence transferred 41,667 shares of the common stock it owned in Trend Mining Company, of which Mr. Ryan is a director, to Mr. Ryan in payment of past due salary of $16,000. Further, in October 2001, Mr. Ryan transferred marketable securities of Enerphaze Corporation valued at $90,000 to Cadence in exchange for 300,000 shares of Cadence, which shares are held by J.P. Ryan Company, Inc. held 100% by John Ryan, Andover Capital Corporation held 100% by John Ryan, and Dotson Exploration Company.

In April 2002, Mr. Crosby purchased 83,334 Cadence investment units and Mr. Ryan purchased 43,334 Cadence investment units at $0.30 per unit consisting of one share of common stock and one warrant exercisable at $0.30. The warrants contained a provision which allowed cashless exercise when and if Cadence common stock traded at or above $1.50 per share. Also, in April 2002, Cadence issued to Mr. Ryan 6,800 shares of its common stock in repayment of 6,800 Cadence shares owned by Mr. Ryan that he had transferred to third parties to pay Cadence invoices.

On August 8, 2002, the Company formed a limited partnership whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. In connection with the formation of the
Partnership, the Company contributed $12,500 and agreed to contribute its leasehold interest in an oil well ("2B", which ultimately was a dry hole) in Wilbarger County, Texas. See Notes 5, 11 and 13. During the year ended September 30, 2003, the limited partner advanced $300,000 to the limited partnership in exchange for a note payable. This note is unsecured and bears interest at 10%. The proceeds from this note were used to purchase an interest in the Company's Michigan properties. This amount reflected in the attached financial statements as a payable to related party was repaid in October 2003.

During fiscal 2003, Mr. Crosby made two loans to Cadence. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 was in the principal amount of $50,000 bearing interest at a rate of 8%. Cadence issued 14,000 shares of its common stock valued at $10,920, as an inducement to making the $70,000 loan and 20,000 shares valued at $15,600, as an inducement to making the $50,000 loan. Cadence repaid $60,000 and has agreed to issue 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. Cadence repaid $25,000 of the $50,000 loan in cash and has offered to issue 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding.

In February 2003, Mr. Kevin Stulp, a director, made a bridge loan to Cadence in the principal amount of $50,000, bearing interest of 8% per annum. Cadence issued 20,000 shares of its stock valued at $15,600 to Mr. Stulp as an inducement to making the loan. Cadence later repaid $25,000 of the $50,000 loan. In July 2003, Mr. Stulp exercised a warrant to purchase 100,000 shares of common stock at $.75 per share.

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 15 - RELATED PARTY TRANSACTIONS (CONTINUED)

In October 2002, the Nathan A. Low Roth IRA and various entities controlled by Thomas Kaplan, shareholders of Cadence, exercised warrants in separate cashless transactions whereby each party surrendered a total of 175,676 shares of common stock valued at $325,000 to exercise warrants for the acquisition of 1,083,334 shares of Cadence common stock..

Other related party transactions are disclosed in Notes 3, 5, 6, 12 and 13.


NOTE 16 - GAIN ON DEBT FORGIVENESS

During the year ended September 30, 2002, a vendor of the Company chose to forgive interest charges on its delinquent account. This transaction resulted in the recognition of other income of $6,109.


NOTE 17 - INCOME TAXES

At September 30, 2003, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $5,134,000 as indicated below. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2003.

The significant components of the deferred tax asset at September 30, 2003, 2002 and 2001 were as follows:

                                 2003          2002          2001
                             -----------   -----------   -----------
Net operating loss
   carryforwards             $ 2,829,000   $ 1,423,000   $ 1,372,000
Stock options and
   warrants issued               622,000       172,000            --
Section 1231 loss
   carryforwards                 151,000        89,000       155,000
Capital loss carryforwards     1,532,000       887,000       881,000
                             -----------   -----------   -----------
Total deferred tax asset       5,134,000     2,571,000     2,408,000
Less valuation allowance       5,134,000     2,571,000     2,408,000
                             -----------   -----------   -----------
Net deferred tax asset       $        --   $        --   $        --
                             ===========   ===========   ===========

At September 30, 2003, the Company has net operating loss carryforwards of approximately $8,300,000, which expire in the years 2009 through 2023. In addition, the Company has net Section 1231 loss carryforwards of approximately $446,000, which expire in the years 2005 through 2006, and net capital loss carryforwards of approximately $4,506,000, which expire in the years 2004 through 2008. The change in the allowance account from September 30, 2002 to

                        CADENCE RESOURCES CORPORATION
                     (FORMERLY ROYAL SILVER MINES, INC.)
                      NOTES TO THE FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2003


NOTE 17 - INCOME TAXES (CONTINUED)

September 30, 2003 was $2,563,000, which was in part due to a change in management's estimates of expected tax rates.

The Company may have had a control change as defined under the Internal Revenue Code, because of new stock issuances and changes in ownership. The effect of such control changes have not been calculated but may limit the future use of net operating losses.


NOTE 18 - SUBSEQUENT EVENTS

On October 2, 2003, the Company repaid a loan from CGT Management, Ltd. in the amount of $300,000. The terms of this loan, which originated on July 16, 2003, provided that the loan shall be immediately repaid upon the Company closing a private placement of shares of the Company in excess of $1,000,000.

In October 2003, the Company successfully completed a brokered private placement of approximately $4,303,500 gross proceeds, (principally received in September) and obligated itself to pay approximately $375,000 of commissions in cash and $430,000 in stock options as finder's fees. Investors subscribed for 1,721,400 shares of the Company's common stock bearing registration rights at $2.50 per share. The Company plans to use net proceeds from this placement to fund the Company's working interest in its natural gas project located in DeSoto Parish, Louisiana, to repay loans made to the Company and for working capital purposes.

In October 2003, the Company purchased the complete interest of the only limited partner in Cadence Resources Corporation Limited Partnership for $250,000 in cash with an effective transaction date of September 30, 2003. Also in October 2003, the Company repaid $300,000 to the limited partner for funds advanced to CRCLP. The aforementioned amounts, which total $550,000, have been recorded as a related party payable on the accompanying balance sheet. Under the terms of the repayment, the limited partner retains a 2% working interest in certain Michigan gas wells.

      WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF _______________, 2004


                         CADENCE RESOURCES CORPORATION

                                841,500 SHARES OF

                                  COMMON STOCK


                                 --------------
                                   PROSPECTUS
                                 --------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION OF LIABILITY OF DIRECTORS, OFFICERS AND OTHERS.

      In accordance with Utah law, our articles of incorporation eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) specified unlawful distributions; or
(d) an intentional violation of criminal law.

      In addition, in Utah, unless a corporation's articles of incorporation provide otherwise:

      (1) an officer of the corporation is entitled to mandatory indemnification, and is entitled to apply for court-ordered indemnification, to the same extent as a director of the corporation;

      (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

      (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

      Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Cadence Resources Corporation in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Cadence Resources Corporation, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by the company except as otherwise indicated.

Registration fee ..........................................$      206.84

Fees and expenses of accountants ..........................    10,000.00

Fees and expenses of legal counsel ........................    25,000.00

Printing and engraving expenses ...........................     2,000.00

Miscellaneous expenses ....................................     1,000.00
                                                           -------------

Total .....................................................$   38,206.84

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      At the time of issuance, each investor or recipient of unregistered securities was either an accredited investor or a sophisticated investor. Each investor had access to Cadence's most recent Form 10-K, all quarterly and periodic reports filed subsequent to such Form 10-K and Cadence's most recent proxy materials.

      On June 14, 2001, Cadence issued an aggregate of 55,000 shares of its common stock to three of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On June 14, 2001, Cadence issued an aggregate of 160,000 shares of its common stock to two accredited investors at an aggregate purchase price of $40,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by
Section 4 (2) of the Securities Act.

      On September 18, 2001, Cadence issued an aggregate of 55,000 shares of its common stock to three of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On September 18, 2001, Cadence issued 62,500 shares of its common stock to one accredited investor in payment of $18,150 of principal and interest on a note made by Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      Between August 2001 and February 2002, Cadence sold an aggregate of 1,716,834 units to 25 accredited investors, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for an aggregate of $515,050.20. No sales commissions were paid in connection with this transaction. The units were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On August 14, 2001, Cadence issued and aggregate of 30,000 shares of its common stock to two sophisticated investors in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      In October 2001, Cadence sold 200,000 shares of its common stock to an accredited investor, for $60,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      Between October 15, 2001 and October 26, 2001 Cadence issued an aggregate of 110,000 shares of its common stock to three sophisticated investors in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On November 30, 2001, Cadence issued 800,000 shares of its common stock to three sophisticated investors in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On November 30, 2001, Cadence issued 12,500 shares of its common stock to one sophisticated investor in consideration of certain services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act.

      In January 2002, (i) Cadence issued 100,000 shares of its common stock to one accredited investor in payment of $30,000 of principal and interest on a note made by Cadence in favor of the investor, (ii) Cadence issued 113,500 shares of its common stock to two of its executive officers in payment of salaries that were past due, aggregating $34,000, and (iii) Cadence issued 300,000 shares of its common stock to three accredited investors and received marketable securities of Enerphaze Corporation valued at $90,000. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On January 15, 2002, Cadence issued 10,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      Between April and June 2002, Cadence sold an aggregate of 1,932,802 units to 5 accredited investors, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for an aggregate of $579,840.60. Each warrant was exercisable at a price of $.15 per share and have all been exercised. No sales commissions were paid in connection with this transaction. The Units were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act. On October 23, 2002, Cadence issued 1,815,316 shares of common stock to four accredited investors upon the cashless exercise of the warrants granted in the April through June 2002 offering. On September 15, 2003, Cadence issued 141,668 shares of its common stock to three accredited investors upon the cashless exercise of the warrants granted in the April through June 2002 offering. No sales commissions were paid in connection with the exercise of the warrants. The shares were issued in reliance upon the exemption from registration provided by
Section 4 (2) of the Securities Act.

      On June 5, 2002, Cadence issued an aggregate of 85,000 shares of its common stock to three of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On June 5, 2002, Cadence issued 20,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On July 1, 2002, Cadence issued 100,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      From July through October 2002, Cadence sold an aggregate of 212,500 units to 7 accredited investors, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for an aggregate of $140,625. Each warrant is exercisable at a price of $1.35 per share and expires three years from the date of issuance. No sales commissions were paid in connection with this transaction. The units were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On August 28, 2002, Cadence issued 60,000 shares of its common stock to one sophisticated investor in consideration of certain services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act.

      On August 30, 2002, Cadence issued 10,150 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On October 17, 2002, Cadence issued 13,500 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      Between November 2002 and March 2003, Cadence issued 34,950 shares of Class A Preferred Shares to 8 investors who were not US persons under Regulation S of the Securities Act for an aggregate of $52,425. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act.

      During fiscal 2003, Howard M. Crosby made two loans to Cadence. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 in the principal amount of $50,000 bearing interest at a rate of 8%. Cadence issued 14,000 shares of its common stock as an inducement to making the $70,000 loan and 20,000 shares as an inducement to making the $50,000 loan. Cadence repaid $60,000 and has agreed to issue 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. Cadence repaid $25,000 of the $50,000 loan in cash and issued 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      In February 2003, Kevin Stulp, one of Cadence's directors, made a bridge loan to Cadence in the principal amount of $50,000, bearing interest of 8% per annum. Cadence issued 20,000 shares of its stock to Mr. Stulp as an inducement to making the loan. In July 2003, Cadence issued 25,000 shares of its stock in repayment of $25,000 of the principal amount of such loan and 100,000 shares of common stock upon the exercise of a warrant at $.75 per share. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4
(2) of the Securities Act.

      On February 4, 2003, Cadence issued an aggregate of 150,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On February 19, 2003, Cadence issued 5,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On February 19, 2003, Cadence issued 40,000 shares of its common stock to an accredited investor as an inducement for making a loan to Cadence of $100,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      Between April and May 2003, Cadence issued an aggregate of 44,000 shares of its common stock to two sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On May 7, 2003, Cadence issued an aggregate of 75,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On May 7, 2003, Cadence issued 10,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      Between May and August 2003, Cadence sold an aggregate of 730,000 shares of its common stock to 16 accredited investors for an aggregate of $710,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4
(2) of the Securities Act.

      On February 19, 2003, Cadence issued 6,000 shares of its common stock to one sophisticated investor in consideration for a loan of $30,000, which was subsequently repaid.

      In June 2003, Nathan Low loaned $300,000 to Cadence Resources Corporation Limited Partnership, of which Cadence was the sole general partner and Mr. Low was the sole limited partner. As partial inducement for making this loan, Cadence issued Mr. Low 120,000 shares of common stock. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      In July 2003, CGT Management, Ltd. loaned Cadence $300,000 at 10% interest. See "Related Parties Transactions." As an inducement for making the loan, Cadence issued 120,000 shares to CGT Management. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On July 1, 2003, Cadence issued an aggregate of 95,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      In August 2003, Cadence issued 102,000 shares of its common stock to four sophisticated investors in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On September 15, 2003, Cadence issued an aggregate of 95,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      Between September and October 2003, Cadence sold an aggregate of 1,721,400 shares of its common stock to 29 accredited investors for an aggregate of $4,303,500. Sales commissions consisting of (i) $376,565 in cash, (ii) 11,000 shares of common stock valued at $2.90 per share or $31,900 in the aggregate and
(iii) options to purchase 162,140 shares of common stock at $2.50 per share to one finder or an entity controlled by such finder, and additional fees totaling $11,250 to two other finders. All finders are accredited investors. The shares and warrant were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On January 23, 2004, Cadence issued 5,000 share of its common stock and an option to purchase 75,000 shares of its common stock to each of Glenn DeHekker and Jeffrey M. Christian in consideration of their becoming directors of Cadence. The shares and options were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On January 23, 2004, Cadence issued an option to purchase 250,000 shares of its common stock to Douglas Newby in consideration of his becoming a Vice President of Cadence. The shares and options were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

      On April 2, 2004, Cadence sold 120 units consisting of a note in the principal amount of $50,000 and a warrant to purchase 6,375 shares of Common Stock, exercisable at $4.00 per share, to seven accredited investors for an aggregate sales price of $6,000,000. As compensation for his services in connection with this private placement, Cadence paid Nathan A. Low, an accredited investor, $300,000 and issued him a warrant to purchase 76,500 shares of Common Stock, exercisable at $4.00 per share. All the warrants described in this paragraph expire on April 2, 2007. The shares and warrant were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

ITEM 27. EXHIBITS

  EXHIBIT NO.                     DOCUMENT DESCRIPTION
----------------    ------------------------------------------------------------
       4.1*         Form of Promissory Note in favor of the investors
                    in the April 2, 2002 private placement
       4.2*         Form of Warrant issued to the investors in
                    the April 2, 2002 private placements
       5            Opinion of Jenkens & Gilchrist, a Professional Corporation,
                    as to the validity of the Securities being registered
                    hereunder
      10.1*         Securities Purchase Agreement between Cadence
                    and the investors signatory thereto, dated
                    April 2, 2004*
      10.2*         Security Agreement between Cadence Resources
                    Corporation and the investors signatory thereto,
                    dated April 2, 2004*
      23.1          Consent of Ralph E. Davis Associates, Inc.
      23.2          Consent of Jenkens & Gilchrist, a Professional
                    Corporation (included in Exhibit 5)
      23.3          Consent of Williams & Webster, P.S.
      24            Power of Attorney (included on signature page)

----------
* Filed as an exhibit to the registrant's Current Report on Form 8-K dated April 5, 2004, filed with the SEC on April 5, 2004

ITEM 28. UNDERTAKINGS

(a). The undersigned hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any additional or changed material information on the plan of distribution.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the city of Spokane, state of Washington, on this 13th day of July, 2004.

                                        CADENCE RESOURCES CORPORATION

                                        By: /s/   Howard M. Crosby
                                            ------------------------------------
                                                  Howard M. Crosby, President

      The undersigned directors and officers of Cadence Resources Corporation hereby constitute and appoint Howard M. Crosby and John P. Ryan, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                 TITLE                       DATE
--------------------------      --------------------------        --------------

/s/ Howard M. Crosby            President and Director             July 13, 2004
-------------------------
Howard M. Crosby                (Principal Executive Officer)


/s/ John P. Ryan                Vice President and Director        July 13, 2004
-------------------------
John P. Ryan                    (Principal Financial Officer)

/s/ Kevin D. Stulp              Director                           July 13, 2004
--------------------------
Kevin D. Stulp

/s/ Glenn DeHekker              Director                           July 19, 2004
-------------------------
Glenn DeHekker

                                Director
-------------------------
Jeffrey M. Christian

                                  EXHIBIT INDEX


  EXHIBIT NO.                              DOCUMENT DESCRIPTION
------------                ---------------------------------------------------
       4.1*                 Form of Promissory Note in favor of the investors
                            in the April 2, 2002 private placement
       4.2*                 Form of Warrant issued to the investors in
                            the April 2, 2002 private placement
       5                    Opinion of Jenkens & Gilchrist, Professional
                            Corporation, as to the validity of the Securities
                            being registered hereunder
      10.1*                 Securities Purchase Agreement between Cadence and
                            the investors signatory thereto, dated April 2,2004*
      10.2*                 Security Agreement between Cadence Resources
                            Corporation and the investors signatory thereto,
                            dated April 2, 2004*
      23.1                  Consent of Ralph E. Davis Associates, Inc.
      23.2                  Consent of Jenkens & Gilchrist, a Professional
                            Corporation (included in Exhibit 5)
      23.3                  Consent of Williams & Webster, P.S.
      24                    Power of Attorney (included on signature page)

----------
* Filed as an exhibit to the registrant's Current Report on Form 8-K dated April 5, 2004, filed with the SEC on April 5, 2004